UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

FOREST LABORATORIES, INC.
(Name of Registrant as Specified in Its Charter)
(Name of person(s) filing proxy statement, if other than the Registrant)

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FOREST LABORATORIES, INC.

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

The 2013Annual Meeting of the Stockholders of Forest Laboratories, Inc. (the Annual Meeting) will be held on August 15, 2013 at 10:00 a.m. EDT, at JW Marriott Essex House, 160 Central Park South, New York, NY 10019. We are holding this meeting to:

1.	Elect the eleven directors named in this proxy statement to the Company’s Board of Directors (Proposal 1);

2.	Approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (Proposal 2);

3.	Approve certain amendments to the Company’s 2007 Equity Incentive Plan described in this Proxy Statement (Proposal 3 or the Equity Plan Proposal);

4.	Ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2014 (Proposal 4); and

5.	Consider and act upon such other matters as may properly be brought before the meeting or any postponements or adjournments thereof by or at the direction of the Board.

Only Forest stockholders of record at the close of business on June 24, 2013 may vote at the Annual Meeting or any postponements or adjournments of the Annual Meeting.  A copy of the 2013 Annual Report to Stockholders has previously been mailed to Forest stockholders.

You are invited to attend the Annual Meeting.  Whether or not you plan to attend the meeting in person, please vote by mail, by telephone or via the Internet in order to be certain your shares are represented at the Annual Meeting.

By Order of the Board of Directors,

HERSCHEL S. WEINSTEIN,
Corporate Secretary
July 8, 2013
New York, New York

FOREST LABORATORIES, INC.
PROXY STATEMENT

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FOREST LABORATORIES, INC.
909 THIRD AVENUE
NEW YORK, NEW YORK 10022

PROXY STATEMENT FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

DATED JULY 8, 2013

This Proxy Statement contains information related to our 2013 Annual Meeting of Stockholders (the Annual Meeting) to be held on August 15, 2013 beginning at 10:00 A.M. EDT, at JW Marriott Essex House, 160 Central Park South, New York, NY 10019, and at any postponements or adjournments thereof. This Proxy Statement is being sent to stockholders on or about July 8, 2013. You should review this information together with our 2013 Annual Report to Stockholders, which was previously sent to you.

INFORMATION ABOUT THE MEETING

Q:	Why did you send me this Proxy Statement?

A:	We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors (the Board) of Forest Laboratories, Inc. (we or Forest or the Company) is soliciting your proxy to vote at the Annual Meeting to be held on August 15, 2013, and at any postponements or adjournments of the Annual Meeting. This Proxy Statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this Proxy Statement.

Q:	Who can vote at the Annual Meeting?

A:	Only stockholders of record as of the close of business on June 24, 2013 (the Record Date) are entitled to vote at the Annual Meeting. On that date, there were 267,982,915 shares of our common stock (individually referred to in this Proxy Statement as a share) outstanding and entitled to vote.

Q:	How many shares must be present to conduct the Annual Meeting?

A:	We must have a “quorum” present in person or by proxy to hold the Annual Meeting. A quorum is a majority of the outstanding shares entitled to vote. Abstentions and broker non-votes (defined below) will be counted for the purpose of determining the existence of a quorum.

Q:	What matters are to be voted upon at the Annual Meeting?

A:	Four proposals are scheduled for a vote:

•	Election of the eleven directors named in this Proxy Statement to the Company’s Board of Directors (Proposal 1);

•	Approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers (Proposal 2);

•	Approval of certain amendments to the Company’s 2007 Equity Incentive Plan described in this Proxy Statement (Proposal 3 or the Equity Plan Proposal); and

•	Ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2014 (Proposal 4).

As of the date of this Proxy Statement, our Board does not know of any other business to be presented at the Annual Meeting.  If other business is properly brought before the Annual Meeting, the persons named on the enclosed proxy card will vote on these other matters in their discretion.

Q:	How does the Board recommend that I vote?

A:	The Board recommends that you vote:

1.	FOR the election of each of the director nominees named in this Proxy Statement;

2.	FOR the proposal to approve (on an advisory basis) the compensation of the Company’s Named Executive Officers;

3.	FOR the Equity Plan Proposal; and

4.	FOR the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2014.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered in your name on the Company’s books and records or with our transfer agent, Computershare, you are the “stockholder of record” of those shares and this Notice of Annual Meeting and Proxy Statement and any accompanying documents have been provided directly to you by Forest. In contrast, if you purchased your shares through a brokerage or other financial intermediary, the brokerage or other financial intermediary will be the “stockholder of record” of those shares. Generally, when this occurs, the brokerage or other financial intermediary will automatically put your shares into “street name,” which means that the brokerage or other financial intermediary will hold your shares in its name or another nominee’s name and not in your name, but will keep records showing you as the real or “beneficial owner.” If you hold shares beneficially in street name, this Notice of Annual Meeting and Proxy Statement and any accompanying documents have been forwarded to you by your broker, bank or other holder of record.

Q:	How do I vote if my bank or broker holds my shares in “street name”?

A:	If you hold shares beneficially in street name, you may vote by submitting the enclosed voting instruction form. Telephone and Internet voting may also be available – please refer to the voting instruction card provided by your broker.

Q:	How do I vote before the Annual Meeting?

A:	You may vote your shares by mail by filling in, signing and returning the enclosed proxy card or voting instruction form you receive from your broker. For your convenience, you may also vote your shares by telephone or via the Internet by following the instructions on the enclosed proxy card or your voting instruction form. If you vote by telephone or via the Internet, you do not need to return your proxy card or voting instruction form. With respect to the election of each Director nominee and each proposal to be submitted for a vote at the Annual Meeting, you may vote “FOR” or “AGAINST” or abstain from voting.

Q:	May I vote at the Annual Meeting?

A:	Yes, shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may also be voted by you in person at the Annual Meeting if you obtain a legal proxy from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How many votes do I have?

A:	Each share of common stock that you own as of the close of business on the Record Date (June 24, 2013) entitles you to one vote on each matter voted upon at the Annual Meeting. As of the close of business on the Record Date, there were 267,982,915 shares of our common stock outstanding.

Q:	May I change my vote?

A:	Yes, you may change your vote or revoke your proxy at any time before the vote at the Annual Meeting. You may change your vote prior to the Annual Meeting by executing a valid proxy card bearing a later date and delivering it to us prior to the Annual Meeting at Forest Laboratories, Inc., Attention: Corporate Secretary, 909 Third Avenue, New York, New York 10022. You may withdraw your vote at the Annual Meeting and vote in person by giving written notice to our Corporate Secretary. You may also revoke your vote without voting by sending written notice of revocation to our Corporate Secretary at the above address. Attendance at the meeting will not by itself revoke a previously granted proxy.

Q:	How are my shares voted if I submit a proxy card but do not specify how I want to vote?

A:	If you submit a properly executed proxy card but do not specify how you want to vote, your shares will be voted “FOR” the election of each of the Company’s nominees for director; “FOR” advisory approval of the compensation of the Company’s Named Executive Officers; “FOR” the Equity Plan Proposal; and “FOR” the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2014.

Q:	Will my shares be voted if I don’t provide instructions to my broker?

A:	If you are the beneficial owner of shares held in “street name” by a broker, you must instruct your broker how to vote your shares. If you do not provide voting instructions at least ten days prior to the Annual Meeting date, your broker will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (we refer to the latter case as a broker non-vote). In the case of a broker non-vote, your broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (NYSE).

The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the Fiscal Year ending March 31, 2014 is considered a “discretionary” item over which your broker or other nominee has discretion to vote your shares if your broker or other nominee does not receive voting instructions from you. However, your broker or other nominee may not vote your shares with respect to the election of directors, the advisory vote relating to executive compensation, or the Equity Plan Proposal without your voting instructions on those proposals because such proposals are considered “non-discretionary” under NYSE rules.  Accordingly, without your voting instructions with respect to such proposals, a broker non-vote will occur.

Your vote is important and we strongly encourage you to vote your shares by following the instructions provided on the enclosed voting instruction form.  Please vote promptly.

Q:	What vote is required to elect directors?

A:	As described in the Company’s Corporate Governance Guidelines, in an uncontested election, a director will be elected by a vote of a majority of the votes cast. A majority of votes cast means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” such director’s election. In a contested election the directors will be elected by the vote of a plurality of the votes cast. A contested election will occur if a stockholder has timely and properly nominated a person for election to the Board and has not timely withdrawn such nomination. In either case, abstentions and broker non-votes will have no effect on the outcome of the election.

Q:	What happens in an uncontested election if an incumbent director does not receive enough votes to be elected?

A:	Pursuant to our Corporate Governance Guidelines, each director tenders an irrevocable resignation prior to the Annual Meeting, which resignation only becomes effective if he or she fails to receive the required number of votes cast for his or her re-election and the Board accepts such resignation. In order to ensure that the Company always has a fully functioning Board, if an incumbent director fails to receive the required number of votes cast, he or she continues as a director. The Nominating and Governance Committee will act on an expedited basis to determine whether to accept or reject the director’s resignation and will submit such recommendation to the Board for prompt consideration. The Nominating and Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. The Board will make its decision public as soon as practicable following the Annual Meeting.

Q:	What vote is required to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers?

A:	This matter is being submitted to enable stockholders to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers. In order to be approved on an advisory basis, this proposal must receive the “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the proposal as brokers are not entitled to vote on such proposals in the absence of instructions from the beneficial owner.

Q:	What vote is required to ratify the amendments to the Company’s 2007 Equity Incentive Compensation Plan?

A:
For approval of this proposal, the proposal must receive the “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the proposal as brokers are not entitled to vote on this proposal in the absence of voting instructions from the beneficial owner.

Q:	What vote is required to ratify the selection of BDO USA, LLP as Forest’s independent registered public accounting firm for the fiscal year ending March 31, 2014?

A:	For approval of this proposal, the proposal must receive the “FOR” vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote against the proposal. Brokers generally have discretionary authority to vote on the ratification of the selection of our independent registered public accounting firm, thus we do not expect any broker non-votes on this proposal.

Q:	Who will count the votes?

A:	Votes will be counted by an independent inspector of election appointed for the Annual Meeting by the Chairman of the Annual Meeting.

Q:	Do stockholders have any appraisal or dissenters’ rights on the matters to be voted on at the Annual Meeting?

A:	No, stockholders of Forest will not have rights of appraisal or similar dissenters’ rights with respect to any of the matters identified in this Proxy Statement to be acted upon at the Annual Meeting.

Q:	What do I need for admission to the Annual Meeting?

A:	Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to record and beneficial stockholders as of the Record Date, individuals holding a valid proxy from a record holder, and other persons authorized by the Company. If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your admittance to the Annual Meeting or any adjournment or postponement thereof. You should be prepared to present photo identification for admission. If you hold your shares in street name, you will need to provide proof of beneficial ownership on the Record Date, such as a brokerage account statement showing that you owned our stock as of the Record Date, a copy of a voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership as of the Record Date, as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures described above upon request, you will not be admitted to the Annual Meeting or any adjournment or postponement thereof. For security reasons, you and your bags will be subject to search prior to your admittance to the Annual Meeting.

Q:	Who pays for the solicitation of proxies?

A:	We will pay for the entire cost of soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, our directors and employees may solicit proxies in person, by telephone, via the Internet, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

Q:	How can I find out the results of the voting at the Annual Meeting?

A:	We will announce results promptly once they are available and will report final results in a filing with the Securities and Exchange Commission (the SEC) on Form 8-K.

Q:	May I propose actions for consideration at next year’s Annual Meeting of Stockholders or nominate individuals to serve as directors?

A:	Yes. The following requirements apply to stockholder proposals, including director nominations, for the 2014 Annual Meeting of Stockholders.

Requirements for Stockholder Proposals to be Considered for Inclusion in Proxy Materials:

Stockholders interested in submitting a proposal for inclusion in the proxy materials distributed by us for the 2014 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the Exchange Act). To be eligible for inclusion, stockholder proposals must be received by us no later than March 10, 2014 and must comply with the Company’s Bylaws and regulations of the SEC under Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  If we hold our 2014 Annual Meeting of Stockholders more than 30 days before or after August 15, 2014 (the one-year anniversary date of the 2013 Annual Meeting), we will disclose the new deadline by which stockholders proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders. Proposals should be addressed to our principal executive offices: Forest Laboratories, Inc., Attention: Corporate Secretary, 909 Third Avenue, New York, New York 10022.

Requirements for Stockholder Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates:

Stockholders who wish to nominate persons for election to the Board at the 2014 Annual Meeting of Stockholders or who wish to present a proposal at the 2014 Annual Meeting of Stockholders, but who do not intend for such proposal to be included in the proxy materials distributed by us for such meeting, must deliver written notice of the nomination or proposal to the Corporate Secretary at the above address no earlier than May 17, 2014 and no later than June 16, 2014 (provided, however, that if the 2014 Annual Meeting of Stockholders is held earlier than July 16, 2014 or later than October 14, 2014, nominations and proposals must be received no later than the close of business on the tenth day following the day on which the notice or public announcement of the date of the 2014 Annual Meeting of Stockholders is first mailed or made, as applicable, whichever occurs first). The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in the Company’s Bylaws, and must comply with the other requirements specified in the Company’s Bylaws. For further information on how a stockholder may nominate a candidate to serve as a director, please see the disclosure appearing under the heading, “Selection of Nominees for Election to the Board” on Page 22 of this Proxy Statement.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Q:	What is “householding” and how does it work?

A:	The SEC’s “householding” rules permit us to deliver only one set of proxy materials to stockholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by writing to Forest Laboratories, Inc., Attention: Corporate Secretary, 909 Third Avenue, New York, New York 10022, or by calling us at (212) 421-7850. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner (i.e., your shares are held in the name of a bank, broker or other holder of record), the bank, broker or other holder of record may deliver only one copy of the Notice of Annual Meeting and Proxy Statement to stockholders who have the same address unless the bank, broker or other holder of record has received contrary instructions from one or more of the stockholders.  If you wish to receive a separate copy of the Notice of Annual Meeting and Proxy Statement, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate copy.  Beneficial owners sharing an address, who are currently receiving multiple copies of the Notice of Annual Meeting and Proxy Statement and wish to receive a single copy in the future, should contact their bank, broker or other holder of record to request that only a single copy be delivered to all stockholders at the shared address in the future.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth, as of June 24, 2013, the number of shares of common stock owned beneficially by any persons we know to be beneficial owners of more than five percent of our outstanding shares, each of our directors and each of our executive officers named in the Summary Compensation Table below and all of our directors and executive officers as a group:  The percentage of ownership is calculated based upon the 267,982,915 shares of common stock issued and outstanding as of June 24, 2013.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)

5% Stockholders
Wellington Management Company, LLP (2) 280 Congress Street Boston, MA 02210	36,777,637		13.72%
Icahn Capital LP (3) c/o Icahn Associates Corp. 767 Fifth Avenue, 47th Floor New York, NY 10153	30,662,005		11.44%
Vanguard Specialized Funds – Vanguard Health Care Fund (4) 100 Vanguard Boulevard Malvern, PA 19355	25,903,000		9.67%
ClearBridge Investments, LLC (5) 620 8th Avenue New York, NY 10018	17,555,701		6.55%
Capital Research Global Investors (6) 333 South Hope Street Los Angeles, CA 90071	16,890,200		6.30%

Named Executive Officers and Directors
Howard Solomon	2,424,521	(7)	*
Elaine Hochberg	649,029	(8)	*
Francis I. Perier, Jr.	545,669	(9)	*
Marco Taglietti, M.D.	242,176	(10)	*
David F. Solomon	280,612	(11)	*
Nesli Basgoz, M.D.	42,356	(12)	*
Christopher J. Coughlin	24,987	(13)	*
Kenneth E. Goodman	69,691	(14)	*
Vincent J. Intrieri	0		*
Pierre Legault	10,000	(15)	*
Gerald M. Lieberman	24,987	(16)	*
Lawrence S. Olanoff, M.D., Ph.D.	339,058	(17)	*
Lester B. Salans, M.D.	68,666	(18)	*
Brenton L. Saunders	24,987	(19)	*
Peter J. Zimetbaum, M.D.	40,435	(20)	*
All directors and executive officers as a group	6,196,313	(21)	2.31%

*	Less than 1%

(1)	For purposes of computing the percentage of outstanding shares of common stock held by each person named in the table on a given date, any security which such person has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Based on the information provided pursuant to Amendment No. 9 to a statement on a Schedule 13G/A filed with the SEC on February 14, 2013 by Wellington Management Company, LLP (Wellington Management). Wellington Management reported that it has shared voting power with respect to 7,814,357 shares of common stock and shared dispositive power with respect to 36,777,637 shares of common stock. Wellington Management acts as investment advisor to various clients who have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares of common stock deemed to be beneficially owned by Wellington Management. Other than Vanguard Specialized Funds – Vanguard Health Care Fund, no such client of Wellington Management was known to have such right or power with respect to more than five percent of the shares of our common stock.

(3)	Based on the information provided pursuant to Amendment No. 19 to a statement on a Schedule 13D filed with the SEC on June 11, 2013 (the Icahn Schedule 13D) by Carl C. Icahn and Icahn Associates Corp. with respect to itself, the other members of the Icahn Group, and certain other affiliated entities of Carl C. Icahn (collectively, the Reporting Persons). The Reporting Persons reported that (i) High River Limited Partnership, a Delaware limited partnership (High River), has sole voting power and sole dispositive power with regard to 6,132,398 shares of common stock, and that each of Hopper Investments LLC (Hopper), Barberry Corp. (Barberry) and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares; (ii) Icahn Partners LP, a Delaware limited partnership (Icahn Partners), has sole voting power and sole dispositive power with regard to 9,071,470 shares of common stock, and each of Icahn Onshore LP (Icahn Onshore), Icahn Capital LP (Icahn Capital), IPH GP LLC (IPH), Icahn Enterprises Holdings L.P. (Icahn Enterprises Holdings), Icahn Enterprises G.P. Inc. (Icahn Enterprises GP), Beckton Corp. (Beckton) and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares; (iii) Icahn Partners Master Fund LP, a Cayman Islands exempted limited partnership (Icahn Master), has sole voting power and sole dispositive power with regard to 9,905,159 shares of common stock, and that each of Icahn Offshore LP (Icahn Offshore), Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares; (iv) Icahn Partners Master Fund II LP, a Cayman Islands exempted limited partnership (Icahn Master II), has sole voting power and sole dispositive power with regard to 3,852,960 shares of common stock, and each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares; and (v) Icahn Partners Master Fund III LP, a Cayman Islands exempted limited partnership (Icahn Master III), has sole voting power and sole dispositive power with regard to 1,700,018 shares of common stock, and each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares.

(4)	Based on the information provided pursuant to Amendment No. 11 to a statement on a Schedule 13G/A filed with the SEC on February 14, 2014 by Vanguard Specialized Funds – Vanguard Health Care Fund (Vanguard). Vanguard reported that it has sole voting power with respect to 25,903,000 shares of common stock.

(5)	Based on the information provided pursuant to Amendment No. 8 to a statement on a Schedule 13G/A filed with the SEC on February 14, 2013 by ClearBridge Investments, LLC (ClearBridge). ClearBridge reported that it has sole voting power with respect to 17,465,420 shares of common stock and sole dispositive power with respect to 17,555,701 shares of common stock.

(6)	Based on the information provided pursuant to Amendment No. 1 to a statement on a Schedule 13G/A filed with the SEC on February 13, 2013 by Capital Research Global Investors (Capital Research), a division of Capital Research and Management Company (CRMC). Capital Research reported that it has sole voting and dispositive power with respect to 16,890,200 shares of common stock, and is deemed to be the beneficial owner of 16,890,200 shares of common stock as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(7)	Includes 122,643 shares of stock that are subject to a risk of forfeiture, 1,397,168 shares issuable pursuant to options that were exercisable on June 24, 2013 or which become exercisable within 60 days of June 24, 2013 and 53,171 shares held by a 501(c)(3) charitable foundation, as to which Mr. Solomon disclaims beneficial ownership. Does not include target grants of 95,800 and 43,212 performance stock units granted on December 5, 2011 and May 7, 2012, respectively, which vest, if at all, following the conclusion of fiscal year 2015, based on the achievement of certain performance metrics.

(8)	Includes 43,410 shares of stock that are subject to a risk of forfeiture, 489,373 shares issuable pursuant to options that were exercisable on June 24, 2013 or which become exercisable within 60 days of June 24, 2013 and 92,322 shares which are pledged as security. Does not include target grants of 23,850, 11,000 and 20,070 performance stock units granted on December 5, 2011, May 7, 2012, and May 21, 2013, respectively, which vest, if at all, following the conclusion of fiscal year 2015, fiscal year 2015 and fiscal year 2016, respectively, based on the achievement of certain performance metrics.

(9)	Includes 51,750 shares of stock that are subject to a risk of forfeiture and includes 434,230 shares issuable pursuant to options that were exercisable on June 24, 2013 or which become exercisable within 60 days of June 24, 2013. Does not include target grants of 22,400, 10,236 and 18,632 performance stock units granted on December 5, 2011, May 7, 2012, and May 21, 2013, respectively, which vest, if at all, following the conclusion of fiscal year 2015, fiscal year 2015 and fiscal year 2016, respectively, based on the achievement of certain performance metrics.

(10)	Includes 66,979 shares of stock that are subject to a risk of forfeiture and includes 133,639 shares issuable pursuant to options that were exercisable on June 24, 2013 or which become exercisable within 60 days of June 24, 2013. Does not include target grants of 19,100, 8,600 and 15,930 performance stock units granted on December 5, 2011, May 7, 2012, and May 21, 2013, respectively, which vest, if at all, following the conclusion of fiscal year 2015, fiscal year 2015 and fiscal year 2016, respectively, based on the achievement of certain performance metrics.

(11)	Includes 67,103 shares of stock that are subject to a risk of forfeiture and includes 101,139 shares issuable pursuant to options that were exercisable on June 24, 2013 or which become exercisable within 60 days of June 24, 2013. Does not include target grants of 19,100, 8,800, and 15,910 performance stock units granted on December 5, 2011, May 7, 2012, and May 21, 2013, respectively, which vest, if at all, following the conclusion of fiscal year 2015, fiscal year 2015 and fiscal year 2016, respectively, based on the achievement of certain performance metrics.

(12)	Includes 3,417 shares of stock that are subject to a risk of forfeiture and includes 35,861 shares issuable pursuant to options that were exercisable on June 24, 2013 or which become exercisable within 60 days of June 24, 2013.

(13)	Includes 1,629 shares of stock that are subject to a risk of forfeiture and includes 22,815 shares issuable pursuant to options that were exercisable on June 24, 2013 or which become exercisable within 60 days of June 24, 2013.

(14)	Includes 3,417 shares of stock that are subject to a risk of forfeiture and includes 30,982 shares issuable pursuant to options that were exercisable on June 24, 2013 or which become exercisable within 60 days of June 24, 2013.

(15)	Includes 10,000 shares issuable pursuant to options that were exercisable on June 24, 2013 or which become exercisable within 60 days of June 24, 2013.

(16)	Includes 1,629 shares of stock that are subject to a risk of forfeiture and includes 22,815 shares issuable pursuant to options that were exercisable on June 24, 2013 or which become exercisable within 60 days of June 24, 2013.

(17)	Includes 2,751 shares of stock that are subject to a risk of forfeiture and includes 248,361 shares issuable pursuant to options that were exercisable on June 24, 2013 or which become exercisable within 60 days of June 24, 2013. Does not include 10,000 shares beneficially owned by a charitable remainder trust as to which Dr. Olanoff disclaims beneficial ownership.

(18)	Includes 3,417 shares of stock that are subject to a risk of forfeiture and includes 44,982 shares issuable pursuant to options that were exercisable on June 24, 2013 or which become exercisable within 60 days of June 24, 2013.

(19)	Includes 1,629 shares of stock that are subject to a risk of forfeiture and includes 22,815 shares issuable pursuant to options that were exercisable on June 24, 2013 or which become exercisable within 60 days of June 24, 2013.

(20)	Includes 3,417 shares of stock that are subject to a risk of forfeiture and includes 33,361 shares issuable pursuant to options that were exercisable on June 24, 2013 or which become exercisable within 60 days of June 24, 2013.

(21)	Includes 675,055 shares of stock that are subject to a risk of forfeiture and includes 3,792,034 shares issuable pursuant to options that were exercisable on June 24, 2013 or which become exercisable within 60 days of June 24, 2013. Does not include target grants of 180,250, 81,848 and 70,542 performance stock units granted on December 5, 2011, May 7, 2012, and May 21, 2013, respectively, which vest, if at all, following the conclusion of fiscal year 2015, fiscal year 2015 and fiscal year 2016, respectively, based on the achievement of certain performance metrics.

Section 16(a) Beneficial Ownership Reporting Compliance

Federal securities laws require our executive officers and directors and persons owning more than 10% of our common stock to file certain reports on ownership and changes in ownership with the SEC. Based on a review of our records and other information, we believe that during fiscal year 2013, our executive officers and directors and all persons holding more than 10% of our common stock timely filed all Section 16 reports, except for the following reports on Form 4 which were filed late: (i) a report covering a sale of shares of our common stock by Jerome Lynch on August 3, 2012, and (ii) a report covering the delivery of shares of our common stock to the Company by Frank Murdolo on September 15, 2012 in satisfaction of his tax withholding obligations upon the vesting of restricted stock awards.

PROPOSAL 1
ELECTION OF DIRECTORS

Overview of Election of Directors

Our entire Board is elected each year at the Annual Meeting of Stockholders, and we are recommending a highly qualified, experienced and diverse slate of eleven nominees for election at the 2013 Annual Meeting, each of whom has been recommended by our Nominating and Governance Committee and approved by our Board.  The eleven nominees listed below include nine independent directors as defined in the NYSE rules and regulations.   We are confident that our Board of Directors consists of the right group to best serve the interests of all of our stockholders.

Each nominee elected as a director will continue in office until the next Annual Meeting of Stockholders or until his or her successor has been elected or appointed.  Each person nominated below has consented to be named in this Proxy Statement and has agreed to serve if elected.

The names of our Board nominees and certain other information about them is set forth further below.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE BOARD’S ELEVEN NOMINEES FOR DIRECTOR ON THE ENCLOSED PROXY CARD.

The persons named as proxies intend to vote the proxies “FOR” the election of each of the nominees unless you indicate on the proxy card a vote “AGAINST” or an abstention with respect to any of the nominees.  If for some reason any director nominee is unable to serve, or for good cause will not serve if elected, the persons named as proxies may vote for a substitute nominee recommended by the Board, and unless you indicate otherwise on your proxy card, the proxies will be voted in favor of the remaining nominees.  If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by SEC rules.

Biographical Information for Nominees

Howard Solomon (Director since 1964)

Mr. Solomon, 85, is Chairman, Chief Executive Officer and President of Forest. He began his career as an attorney at leading law firms in New York and joined Forest in 1964 as a director and secretary of the Board while serving as outside counsel for the Company. He became CEO of Forest in 1977 and Chairman in 1998. Mr. Solomon is a Trustee of the New York Presbyterian Hospital and previously served on the Board of Cold Spring Harbor Laboratories. He is currently a member of the Executive Committee of the Board of Directors of the Metropolitan Opera and Chairman of its Finance Committee. He also serves on the Board of the New York City Ballet. Mr. Solomon graduated from the City College of New York and holds a J.D. from Yale University.

We believe that Mr. Solomon’s experience as a senior executive and leader in our industry, his in-depth knowledge of our Company and its day-to-day operations and his strong record and strategic vision for the Company qualify him to serve on our Board.

Nesli Basgoz, M.D. (Director since 2006)

Dr. Basgoz, 55, is the Associate Chief for Clinical Affairs, Division of Infectious Diseases at Massachusetts General Hospital (MGH) and serves on the hospital's Board of Trustees. In addition, Dr. Basgoz is an Associate Professor of Medicine at Harvard Medical School. Previously, she served as Clinical Director in the Infectious Diseases Division of MGH for six years. Dr. Basgoz earned her M.D. Degree and completed her residency in internal medicine at Northwestern University Medical School. She also completed a fellowship in the Infectious Diseases Division at the University of California at San Francisco. She is board certified in both infectious diseases and internal medicine.

Dr. Basgoz’s broad medical expertise and nationally recognized leadership in the medical field, as well as her extensive clinical trial experience has equipped her to effectively advise the Board and management with respect to many strategic matters, including navigating regulatory approvals and the clinical trial process.  Moreover, her particular expertise in infectious diseases has enabled Dr. Basgoz to advise the Board and management with respect to the Company’s current and potential portfolio of drugs within the relevant indications, including our Teflaro® product and other antibiotics under development or being considered for development at the Company.

Christopher J. Coughlin (Director since 2011)

Mr. Coughlin, 60, served as an advisor to Tyco International from 2010 until September 30, 2012. He was Executive Vice President and Chief Financial Officer of Tyco International from 2005 to 2010. During his tenure, he played a central role in the separation of Tyco into five independent, public companies and provided financial leadership surrounding major transactions, including the $2 billion acquisition of Broadview Security, among many other responsibilities and accomplishments. Prior to joining Tyco, he worked as the Chief Operating Officer of the Interpublic Group of Companies from June 2003 to December 2004, as Chief Financial Officer from August 2003 to June 2004 and as a director from July 2003 to July 2004. Previously, Mr. Coughlin was Executive Vice President and Chief Financial Officer of Pharmacia Corporation from 1998 until its acquisition by Pfizer in 2003. Prior to that, he was Executive Vice President of Nabisco Holdings and President of Nabisco International. From 1981 to 1996 he held various positions, including Chief Financial Officer, at Sterling Drug. Mr. Coughlin is currently serving as the lead independent director on the board of Dun & Bradstreet, where he is a former member of the Audit Committee, chairs the Board Affairs Committee, and is a member of the Compensation and Benefits Committee. He also serves on the board of Covidien plc, where he is Chair of the Compliance Committee and a member of its Transaction Committee. In addition, Mr. Coughlin previously served on the boards of the Interpublic Group of Companies, Monsanto Company and Perrigo Company. Mr. Coughlin has a B.S. in accounting from Boston College.

A veteran of service and leadership on public company boards, Mr. Coughlin’s wide array of senior management positions in global companies, pharmaceutical background, finance experience and compliance and governance expertise enhances the Board’s ability to make strategic decisions for the long-term growth of the Company.

Kenneth E. Goodman (Director since 1998)

Mr. Goodman, 65, is the former President and Chief Operating Officer of Forest, a position that he held from 1998 to 2006. For eighteen years prior thereto, Mr. Goodman served as Forest's Vice President, Finance and Chief Financial Officer and was named Executive Vice President, Operations in February 1998. From 1975 to 1980, he served as a senior financial officer at Wyeth, and before that, as a C.P.A. at Main Hurdman, which is now part of KPMG LLP. Mr. Goodman currently serves Syracuse University as Vice Chairman of the Board of Trustees, a member of the Executive Committee and Chairman of the Audit Committee; he previously served as Chairman of the Budget Committee. He is also Chairman of the International Board of Directors of the Israel Cancer Research Fund and Co-Chairman of its New York Board. Mr. Goodman is a C.P.A. and holds a B.S. degree from The Whitman School of Management at Syracuse University.

Mr. Goodman’s intimate knowledge of the Company’s operations, having served as President and Chief Operating Officer of Forest with broad responsibility for sales, commercial operations, compliance, manufacturing operations, information technology and other areas, his substantial expertise in financial matters, and his service as an important interface between management and the Board as its presiding independent director, make him a valuable member of the Board.

Vincent J. Intrieri (Director since 2013)

Mr. Intrieri, 56, has, since October 1998, been employed in various investment-related capacities by several entities controlled by Carl C. Icahn. Since January 2008, Mr. Intrieri has served as Senior Managing Director of Icahn Capital LP. In addition, since November 2004, Mr. Intrieri has been a Senior Managing Director of Icahn Onshore LP and Icahn Offshore LP. Mr. Intrieri has been a director of CVR Refining GP, LLC since January 2013; Navistar International Corporation since October 2012; Chesapeake Energy Corporation since June 2012; and CVR Energy, Inc. since May 2012.

Mr. Intrieri was previously a director of Federal−Mogul Corporation from December 2007 to June 2013; a director of Icahn Enterprises G.P. Inc., from July 2006 to September 2012; Senior Vice President of Icahn Enterprises G.P. Inc. from October 2011 to September 2012; a director of Dynegy Inc. from March 2011 to September 2012; chairman of the board and a director of PSC Metals Inc. from December 2007 to April 2012; a director of Motorola Solutions, Inc. from January 2011 to March 2012; a director of XO Holdings from February 2006 to August 2011; a director of National Energy Group, Inc. from December 2006 to June 2011; a director of American Railcar Industries, Inc. from August 2005 until March 2011; a director of WestPoint Home LLC from November 2005 to March 2011; chairman of the board and a director of Viskase Companies, Inc. from April 2003 to March 2011; a director of WCI Communities, Inc. from August 2008 to September 2009; a director of Lear Corporation from November 2006 to November 2008; and President and Chief Executive Officer of Philip Services Corporation from April 2005 to September 2008. Mr. Intrieri graduated with distinction from The Pennsylvania State University (Erie Campus) in 1984 with a B.S. in Accounting, and was previously a certified public accountant.

Mr. Intrieri was selected as a director nominee pursuant to the terms of a Nomination and Standstill Agreement as discussed below.

Pierre Legault (Director since 2012)

Mr. Legault, 53, has served as Executive Chairman of Nephrogenex, a pharmaceutical company focused on the treatment of diabetic kidney disease, since November of 2012, and is the President and CEO of Stone Management LLC, a firm focused in the areas of business development and board assistance, since April 2012. From 2010 to 2012, he was the Chief Executive Officer of Prosidion Ltd., a UK mid-size biotechnology firm and fully integrated subsidiary of Astellas Pharmaceuticals. From 2009 to 2010, he served as Executive VP, Chief Financial Officer and Treasurer of OSI Pharmaceuticals, a mid-size biotechnology company. He was also Senior Executive VP and Chief Administrative Officer of Rite Aid Corporation, a Fortune 500 pharmaceutical retail company, from June 2007 to 2009. Previously, Mr. Legault held several senior positions over a period exceeding 15 years with Sanofi-Aventis and predecessor companies, last serving as Worldwide President of a large global Sanofi-Aventis business unit from 2003 to 2005. Prior positions included the Senior VP Deputy CEO and Chief Financial Officer of Aventis Pharmaceuticals Inc. (2000 to 2003), Global Senior VP Finance and Treasurer of Hoechst Marion Roussel, Inc. (1998 to 2000), VP and Chief Financial Officer, North America Finance, IT and Administration of Marion Merrell Dow, Inc. (1997 to 1998), and VP and Chief Financial Officer of Marion Merrell Dow Pharmaceutical Canada (1990 to 1996). In addition, Mr. Legault has served on several public, private and nonprofit company boards and audit committees, as well as on several advisory boards, including the following: OSI Investment Holdings GMBH (Chairman), a venture capital firm (2009-2012), Cyclacel Pharmaceutical Inc., a publicly traded biotech company (2006-2008), PJC Inc., a publicly traded pharmacy retail company (2005-2007), as well as other private boards. Mr. Legault studied at the Harvard Business School, McGill University and University of Montreal (HEC) and holds BAA, MBA, CA and CPA degrees.

Based upon Mr. Legault's impressive background as an executive officer and board member of various companies, including biotech companies, the Board believes that Mr. Legault has the requisite set of skills to serve as a Board member of the Company.

Gerald M. Lieberman (Director since 2011)

Mr. Lieberman, 66, most recently served as the President and Chief Operating Officer, as well as a member of the board of directors of AllianceBernstein from 2004 to 2009, where he oversaw several critical functions for AllianceBernstein, including finance, global risk management, technology, operations, human resources and investor and public relations. In addition, he was instrumental in developing AllianceBernstein's global integrated platform and enhancing its corporate governance and financial transparency. Prior to joining AllianceBernstein in 1998, Mr. Lieberman held a number of senior positions at Fidelity Investments from 1993 to 1998, including Chief Financial Officer and Chief of Administration and he was a member of Fidelity's operating committee, reporting directly to the Chairman. Before joining Fidelity, Mr. Lieberman spent 14 years with Citicorp, where he served as Senior Human Resources Officer and a member of the policy committee, reporting to the Company's Chairman and Chief Executive Officer. At Citicorp, he also held several other senior leadership positions, including Chief Executive Officer of Citibank Mexico and Division Head of Latin America. Mr. Lieberman served as a director at Computershare. He served 9 years as a trustee of the University of Connecticut Foundation and was a practicing C.P.A with Arthur Andersen. He received a B.S. from the University of Connecticut and attended New York University's Graduate School of Business Administration.

Mr. Lieberman’s senior roles at AllianceBernstein and Fidelity Investments, premier investment and asset management firms, and his breadth and depth of experiences, including his finance and accounting expertise and career-long focus on risk management, and his extensive global experience enable him to provide important and valuable perspectives to the Board.

Lawrence S. Olanoff, M.D., Ph.D. (Director since 2006)

Dr. Olanoff, 61, served as Forest's Chief Operating Officer from 2006 to 2010 and currently serves as Senior Scientific Advisor to the Company. From July 2005 to October 2006, Dr. Olanoff was President and Chief Executive Officer at Celsion Corporation, an oncology drug development company. He also served as Executive Vice President and Chief Scientific Officer of Forest from 1995 to 2005. Prior to joining Forest in 1995, Dr. Olanoff served as Senior Vice President of Clinical Research and Development at Sandoz Pharmaceutical Corporation (now a division of the Novartis Group) and at the Upjohn Company in a number of positions including Corporate Vice President of Clinical Development and Medical Affairs. Over his entire career, he was involved in 30 product approvals. In addition, he is currently an adjunct Assistant Professor and Special Advisor to the President for Corporate Affairs at the Medical University of South Carolina (MUSC), an ex-officio Director of the MUSC Foundation for Research Development, which is a non-profit foundation created to benefit the university, as well as the Chairman of the Board of Caelus Biosciences, Inc. (formerly Ariel Pharmaceuticals, Inc.), a private, development-stage pharmaceutical company. He holds a Ph.D. in biomedical engineering and an M.D. degree from Case Western Reserve University.

Dr. Olanoff’s detailed knowledge of the pharmaceutical industry, his broad operational experience and research and development leadership over the course of his career at Forest, Sandoz and Upjohn, including with respect to thirty product approvals, and his service as a senior executive and intimate knowledge of Forest’s operations combine to make him an important asset to the Board.

Lester B. Salans, M.D. (Director since 1998)

Dr. Salans, 77, is a Clinical Professor and member of the Clinical Attending Staff of Internal Medicine at the Mount Sinai Medical School. Prior thereto, Dr. Salans was a senior executive at Sandoz Pharmaceutical Corporation (now a division of the Novartis Group). Dr. Salans is a former Director of the National Institutes of Arthritis, Diabetes, Digestive and Kidney Diseases of the National Institutes of Health. He was a Professor of Medicine and Dean of the Faculty of the Mt. Sinai Medical School and Senior Vice President of the Mt. Sinai Medical Center in New York. He served as Professor of Medicine and Director of the Division of Endocrinology at the Dartmouth Hitchcock Medical Center, Hanover, from 1968-1975. He also founded and is president of LBS Advisors, Inc., a consultancy serving several pharmaceutical and biotechnology companies, academic institutions, the National Institutes of Health and many investment firms. He serves on the board of directors of PharmaIN Corporation, a biopharmaceutical company. Dr. Salans earned a B.A. from University of Michigan and M.D. from University of Illinois.

Dr. Salans’ recognized leadership in the medical field, his varied positions in the pharmaceutical sector, and particular medical expertise in the fields of diabetes mellitus, obesity and endocrinology and clinical research experience bring valuable perspectives to the Board on research and development matters generally and with respect to the Company’s current and potential portfolio drugs within such indications.  As a practicing physician in addition to his other roles, Dr. Salans bridges the gap between basic science and clinical medicine, enabling him to offer valuable insights to the Board.

Brenton L. Saunders (Director since 2011)

Mr. Saunders, 43, has been the Chief Executive Officer of Bausch + Lomb and a board director since March 2010. Previously, Mr. Saunders served as a senior executive with Schering-Plough from 2003 to 2010, most recently as President of Global Consumer Health Care. He also served as Head of Integration for both Schering-Plough's merger with Merck & Co. and for its $16 billion acquisition of Organon BioSciences. Before joining Schering-Plough, Mr. Saunders was a Partner and Head of the Compliance Business Advisory Group at PricewaterhouseCoopers LLP from 2000 to 2003. Prior to that, he was Chief Risk Officer at Coventry Health Care between 1998 and 1999 and a co-founder of the Health Care Compliance Association in 1995. Mr. Saunders began his career as Chief Compliance Officer for the Thomas Jefferson University Health System. In addition to the Bausch + Lomb board, he serves on the boards of ElectroCore LLC and the Overlook Hospital Foundation. He is also the former Chairman of the New York chapter of the American Heart Association. Mr. Saunders is a member of the Federal Reserve Bank of New York's Upstate New York Regional Advisory Board, PhRMA and The Business Council. He is also a member of the Board of Trustees of the University of Pittsburgh. He received a B.A. from the University of Pittsburgh, an M.B.A. from Temple University School of Business, and a J.D. from Temple University School of Law.

Mr. Saunders’ leadership experience as CEO of a global, branded healthcare company and deep pharmaceutical experience make him an asset to the Board.  In addition to his other attributes, his 15 years of senior compliance experience and broad regulatory expertise at a number of different companies, including Bausch + Lomb and Schering-Plough, are particularly valuable.

Peter J. Zimetbaum, M.D. (Director since 2009)

Dr. Zimetbaum, 49, has served as Director of Clinical Cardiology at Beth Israel Deaconess Medical Center in Boston (BIDMC) since 2005 and is the Director of ECG and Arrhythmia Core Laboratory at the Harvard Clinical Research Institute. Additionally, since 2006, Dr. Zimetbaum has been an Associate Professor of Medicine at the Harvard Medical School (HMS), and he currently serves on the HMS Standing Committee on Conflicts of Interest. Dr. Zimetbaum received his M.D. degree from the Albert Einstein College of Medicine in 1990 and is board certified in both cardiovascular medicine and cardiovascular electrophysiology.

Dr. Zimetbaum’s extensive experience in the practice of medicine and clinical trials provides the Board and management with the perspectives of physicians and other healthcare providers who use the Company’s products and with insight into the clinical trial process.  His expertise in cardiology, including the cardiovascular safety profile of products, is a valuable resource to the Board and management in analyzing and developing current and potential portfolio drugs.  In addition, his service on Harvard Medical School’s conflict of interest committee provides the Company with important insights on the ethics of healthcare.

Nomination and Standstill Agreement and Appointment of Vincent J. Intrieri to the Board

On June 10, 2013, the Company entered into a Nomination and Standstill Agreement (the Agreement) with Carl C. Icahn, Vincent J. Intrieri, Icahn Capital LP and certain affiliated entities (collectively, the Icahn Group) pursuant to which, among other things, the Icahn Group agreed not to conduct a proxy contest for the election of directors with respect to the Annual Meeting or acquire more than 15% of the Company’s common stock for at least one year after the effective date of the Agreement, subject to certain exceptions. Pursuant to the Agreement, the Company increased the size of the Board from ten to eleven members, appointed Mr. Intrieri, Senior Managing Director of Icahn Capital LP, to the Board, and included Mr. Intrieri in its slate of nominees for election to the Board at the Annual Meeting The Company further agreed to use its reasonable best efforts to cause the election of the Mr. Intrieri to the Board at the Annual Meeting. including recommending that the Company’s stockholders vote in favor of Mr. Intrieri along with the Company’s slate of nominees.

For so long as Mr. Intrieri is on the Board, the Icahn Group has agreed to vote all of its shares of common stock of the Company in favor of the election of all of the Company’s director nominees at each annual meeting of the Company.  Also pursuant to the Agreement, effective June 10, 2013 and until the date when Mr. Intrieri ceases to be a member of the Board, subject to limited exceptions, the Icahn Group has also agreed to adhere to certain standstill obligations, including the obligation to not solicit proxies or consents or influence others with respect to the same.  The Icahn Group has further agreed, effective June 10, 2013 and until the later of the date when Mr. Intrieri ceases to be a member of the Board and the one-year anniversary of the Agreement, and subject to certain exceptions, that the Icahn Group will not acquire or otherwise beneficially own more than 15% of the Company’s outstanding voting securities.

Pursuant to the Agreement, the Company appointed Mr. Intrieri to the Board’s Succession Planning Committee.  In addition, from the effective date of the Agreement until the Company’s 2014 Annual Meeting of Stockholders (the 2014 Annual Meeting), for so long as Mr. Intrieri is a member of the Board, the Board will include him as a member of an Executive Committee formed by the Board and will generally consider the appointment and employment of executive officers and M&A transactions at the full Board level or in committees of which Mr. Intrieri is a member.  The size of the Board will not be increased beyond eleven persons prior to the 2014 Annual Meeting.

In the event Mr. Intrieri resigns from the Board or is rendered unable to, or refuses to, be appointed to, or for any other reason fails to serve or is not serving on the Board (other than as a result of not being nominated by the Company for election to the Board at any annual meeting subsequent to the Annual Meeting), the Icahn Group will be entitled to designate a replacement director that is approved by the Company, such approval not to be unreasonably withheld.  For any annual meeting subsequent to the Annual Meeting, the Company is required to notify the Icahn Group in writing no less than 45 calendar days in advance of the Company’s advance notice deadline whether Mr. Intrieri will be nominated for election by the Company at such annual meeting. If Mr. Intrieri is so nominated, the Company will use commercially reasonable efforts to cause his election to the Board.

If at any time the Icahn Group ceases to hold a net long position, as defined in the Agreement, of more than 15,331,002 shares of the Company’s common stock, the Company’s obligations under the Agreement terminate and Mr. Intrieri must resign from the Board.

The foregoing is not a complete description of the terms of the Agreement. For a further description of the terms of the Agreement, including a copy of the Agreement, please see our Current Report on Form 8-K that we filed with the SEC on June 11, 2013.

CORPORATE GOVERNANCE

We seek to follow best practices in corporate governance in a manner that is in the best interests of our business and our stockholders.  We are in compliance with the corporate governance requirements imposed by the Sarbanes-Oxley Act, the SEC and the NYSE and will continue to review our policies and practices to meet ongoing developments in this area. To this end, the Board consulted with leading authorities in corporate governance, Dean Robert C. Clark of the Harvard Law School and John C. Wilcox, Chairman of Sodali Ltd., regarding our governance practices.  We have also committed to meeting with an independent corporate governance expert to review our policies and practices on an annual basis.

Code of Business Conduct and Ethics

All of our directors and employees, including our CEO, Chief Financial Officer (CFO), all other senior financial officers and all other executive officers, are required to comply with our Code of Business Conduct and Ethics.  You can access our Code of Business Conduct and Ethics by clicking on the “Corporate Governance” link in the “Investor Center” section of our website at www.frx.com.  The Code of Business Conduct and Ethics is also available in print to any requesting stockholder.  We post amendments to, and waivers of, our Code of Business Conduct and Ethics, as applicable, on our website.

Corporate Governance Guidelines

Our Corporate Governance Guidelines (the Guidelines) reflect the principles by which we operate.  From time to time, the Nominating and Governance Committee and the Board review and revise the Guidelines in response to regulatory requirements and evolving best practices.  In addition to setting forth the standards for Director Qualifications and Responsibilities, our Guidelines provide for:

•	Majority voting in uncontested elections of Directors;
•	Annual Say-on-Pay votes to provide our stockholders with a voice on executive compensation;
•	Annual evaluation of and succession planning for key managers, including our CEO and other senior executives;
•	Stock ownership guidelines for our executive officers and non-employee directors;
•	A holding period requirement for certain shares of common stock acquired by our executive officers; and
•	An anti-hedging policy for our executive officers and non-employee directors.

Under our stock ownership guidelines, our executive officers are required to hold shares of Company common stock in amounts ranging from one times to six times their annual base salary, depending upon their seniority, on or before December 31st of the year which includes the fifth anniversary of the date they became subject to the stock ownership guidelines, and our non-employee directors are required to hold shares of Company common stock in amounts equal to three times their annual retainer fee on or before December 31st of the year which includes the seventh anniversary of the date they became subject to the stock ownership guidelines.  Under the holding period requirement adopted in 2012, our executive officers who are subject to the stock ownership guidelines are also required to hold all shares obtained upon the exercise of Company stock options and shares acquired through restricted stock awards and performance stock units until they have satisfied the stock ownership guidelines, with exceptions provided for shares required to be sold in order to exercise the option or pay the taxes accruing as a result of the exercise of the option or the vesting of the restricted stock award or performance stock unit and in connection with corporate transactions that are generally available to stockholders.  Finally, our anti-hedging policy prohibits our executive officers and directors from hedging their ownership in Company common stock, including trading in options, puts, calls or other derivative instruments designed to limit or eliminate the risk from owning the Company’s common stock.

You can access our Corporate Governance Guidelines by clicking on the “Corporate Governance” link in the “Investor Center” section of our website at www.frx.com.  The Corporate Governance Guidelines are also available in print to any requesting stockholder.

Disclosure, Legal Compliance and Risk Management Committee

The Disclosure, Legal Compliance and Risk Management Committee (the Disclosure Committee) is made up of the following members of senior management:  CFO, Chief Commercial Officer, Senior Vice President – General Counsel, Senior Vice President – Research and Development, and Senior Vice President – Corporate Development and Strategic Planning.  The primary purpose of the Disclosure Committee is to review and evaluate our disclosure documents, to develop and monitor a program of risk assessment and management and to evaluate legal compliance and compliance with our Code of Business Conduct and Ethics.  The Disclosure Committee met four times during the fiscal year ended March 31, 2013.  The Disclosure Committee does not have oversight responsibility for financial matters, including financial statements and systems of internal control over financial reporting, which are monitored by the Company’s Audit Committee.

Compliance Committee

We have established a Compliance Committee chaired by our Vice President – Compliance and Chief Compliance Officer.  Our Compliance Committee is responsible for overseeing our program for compliance with applicable laws and regulations specific to the pharmaceutical industry.  The Compliance Committee includes senior management and senior departmental personnel from various corporate divisions (marketing, contract-customer operations, medical and scientific affairs, sample policy compliance, operations, corporate quality management, internal audit and legal counsel).  Other personnel are invited to participate from time to time as specific issues warrant.  The Compliance Committee meets approximately every six weeks to review issues related to our Comprehensive Compliance Program, establish and approve compliance policies and provide support, guidance and advice to our Chief Compliance Officer regarding the compliance program.

Certain Relationships and Related Persons Transactions

Related Person Transactions.

As more fully described in the subsection entitled “Letter Agreement with Howard Solomon” of the “Narrative Addendum to the Summary Compensation Table and Grants of Plan-Based Awards” appearing on Page 44 of this Proxy Statement, on May 22, 2013, Howard Solomon entered into a letter agreement with the Company in connection with his retirement as the Company’s CEO pursuant to which he will continue to serve as Senior Advisor to and Director of the Company for an annual salary and other compensation.

David F. Solomon, our Senior Vice President – Corporate Development and Strategic Planning, is the son of Howard Solomon, Chairman of the Board, CEO, President and a director of the Company.

In connection with his retirement as the Company’s Chief Operating Officer, the Company and Dr. Olanoff entered into a Consultant Services Letter Agreement dated January 1, 2011, which was amended and restated on April 22, 2013. Pursuant to his Consultant Services Letter Agreement, Dr. Olanoff may provide consulting services to Forest on a project-by-project basis relating to the evaluation of products and potential product opportunities and is compensated at the rate of $500 per hour. In addition, in the event the Company requires Dr. Olanoff to travel in connection with the performance of such services, the Company will reimburse Dr. Olanoff for out-of-pocket expenses in accordance with the Company’s expense reimbursement policies, including the reasonable cost of transportation, meals and lodging, where applicable.

The compensation paid to Mr. Solomon during fiscal year 2013 is reported in the Summary Compensation Table on Page 41 of this Proxy Statement; and the compensation paid to Dr. Olanoff in connection with his Consultant Services Letter Agreement is reported in the Director Compensation Table on Page 52 of this Proxy Statement.

Related Persons Transaction Procedures.  The Board has adopted written policies and procedures for the review and approval of transactions involving the Company and related parties, such as directors, executive officers and their immediate family members, and has allocated the responsibility for carrying out these policies among the Audit, Nominating and Governance and Compensation Committees of the Board as set forth in the table below:

Transaction Type	Committee Responsible for Reviewing and Approving or Ratifying Transaction
Any transaction between the Company and any director	Nominating and Governance Committee

With respect to matters other than executive officer compensation, any transaction or series of transactions (i) in which the Company or a subsidiary is a participant, (ii) the amount involved exceeds $120,000 and (iii) a Related Person (as defined in Item 404 of Regulation S-K) has a direct or indirect material interest
Audit Committee

Compensation arrangements with executive officers of the Company whose annual compensation exceeds $120,000	Compensation Committee

In addition, under the Company’s written Code of Business Conduct and Ethics, all conflicts of interest, including transactions with Related Persons, are prohibited unless approved by the Company’s Board or a Committee of the Board.

BOARD MATTERS; COMMITTEES

Board of Directors Meetings and Attendance of Directors

The Board held fifteen meetings during the fiscal year ended March 31, 2013.  During fiscal year 2013, each of the directors attended 75% or more of the combined total meetings of the Board and the respective committees on which he or she served.  Directors are required to make every reasonable effort to attend the Annual Meeting of Stockholders.  All members of the Board who were then in office attended our 2012 Annual Meeting of Stockholders.

Board Leadership Structure

Mr. Solomon serves as Chairman and CEO of the Company. On May 22, 2013, Mr. Solomon entered into an agreement with the Company in connection with his retirement as the Company’s CEO pursuant to which he agreed to continue serving as the Company’s CEO and President until December 31, 2013, or such later date as his successor as CEO is appointed. In order to retain Mr. Solomon’s extensive wisdom and experience for the benefit of the Board, the roles of CEO and Chairman will be separated upon Mr. Solomon’s retirement to permit Mr. Solomon to retain the Chairman position through the 2014 Annual Meeting of Stockholders, subject to his re-election to the Board at the 2013 Annual Meeting. For more information, please see the subsection entitled “Letter Agreement with Howard Solomon” of the “Narrative Addendum to the Summary Compensation Table and Grants of Plan-Based Awards” appearing on Page 44 of this Proxy Statement

The Company’s Corporate Governance Guidelines provide for the position of a presiding director, a position currently held by Mr. Goodman.  As presiding director, Mr. Goodman is responsible for, among other things, presiding at all meetings at which the Chairman is not present, including the executive sessions of the independent directors that are held after each Board meeting, and apprising the Chairman of the issues considered and decisions made at such meetings; being available for consultation and direct communication with the Company’s stockholders; calling meetings of the independent directors when necessary and appropriate; and, in consultation with the other independent directors, advising the Chairman as to an appropriate schedule of Board meetings and reviewing and providing the Chairman with input regarding the agenda for Board meetings.

In addition, the Board believes that its governance practices support its independent oversight, including having open and direct communication with management, encouraging independent director input on meeting agendas, performing annual evaluations of director performance and holding regular executive sessions after each Board meeting. In addition, each independent director has access to the Chief Executive Officer and other Company executives upon request, and may call meetings of the independent directors and may request agenda topics to be added or dealt with in more detail at meetings of the full Board or an appropriate Board committee.

The Board’s Role in Risk Oversight

In order to assist the Board in overseeing risk management, we use enterprise risk management (ERM), a company-wide initiative overseen by the Disclosure Committee, which in turn reports to the Audit Committee, that involves management and other personnel, in an integrated effort to identify, assess, prioritize and manage a broad range of risks (e.g., financial, operational, business, reputational, governance and managerial) that may affect our ability to execute on our corporate strategy and fulfill our business objectives. The ERM approach is designed to enable the Board to establish a mutual understanding with management of the effectiveness of the Company’s risk management practices and capabilities, to review the Company’s risk exposure and to elevate certain key risks for discussion at the Board or Audit Committee level.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of our Board and the Disclosure Committee also have responsibility for risk management.  Our Board is advised by the committees of significant risks and management’s response via periodic updates.  The Board Compliance Committee oversees areas of legal and compliance risks relevant to the pharmaceutical industry. The Audit Committee oversees our financial risk exposures, including monitoring the integrity of our financial statements, financial reporting process and systems of internal controls, accounting and legal compliance and the independence and qualifications of our independent registered public accounting firm, and receives an annual internal controls assessment report from our independent registered public accounting firm.  Additionally, as discussed below in “Executive Compensation – Compensation Discussion and Analysis”, the Compensation Committee attempts to design compensation standards for the Company’s personnel in a way that discourages behavior that may lead to excessive risk-taking.  Finally, as discussed above, the Disclosure Committee is responsible for developing and monitoring a program of risk assessment and management and overseeing our ERM program.

Director Independence

The Board has affirmatively determined that the following directors have no material relationship with us and are independent within the meaning of the NYSE definition of “independence”:  Nesli Basgoz, M.D., Christopher J. Coughlin, Kenneth E. Goodman, Vincent Intrieri, Pierre Legault, Gerald M. Lieberman, Lester B. Salans, M.D., Brenton L. Saunders and Peter J. Zimetbaum, M.D.  To assist in making the independence determination, the Board has adopted Director Qualification Standards as part of our Corporate Governance Guidelines.  The Director Qualification Standards satisfy the NYSE independence requirements, and a copy of these standards is attached to this Proxy Statement as Appendix A. In determining that Dr. Basgoz was independent within the meaning of the NYSE definition of “independence”, the Board considered the compensation provided to Dr. Basgoz for consulting services that she rendered to Forest on a project-by-project basis relating to the evaluation of products and potential product opportunities. The aggregate fees of $11,152 paid to Dr. Basgoz as compensation for her consulting services during fiscal year 2013 is also reported in the Director Compensation Table on Page 52 of this Proxy Statement. Independent directors receive no compensation from us for service on the Board or the Committees other than directors’ fees and non-discretionary grants under our 2007 Equity Incentive Plan.

Executive Sessions

As required by the NYSE listing standards, our non-management directors meet in executive session at which only non-management directors are present on a regularly scheduled basis.  As discussed above, Mr. Goodman, as Presiding Director, presides over each meeting of the independent directors in executive session (see “Board Leadership Structure” above at Page 19 of this Proxy statement).

Communications with Directors

You may contact the entire Board, any Committee, the non-management directors as a group or any individual director by calling our Audit Committee Hotline at 1-800-461-0825.  An outside vendor collects all reports or complaints and delivers them to the Audit Committee.  The Audit Committee will forward all correspondence to the appropriate director or group of directors.  You are also welcome to communicate directly with the Board at the Annual Meeting of Stockholders.

Board Committees

The Board has five standing committees:  the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Board Compliance Committee and the Science Committee (formed in 2013).  All of the members of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Board Compliance Committee are independent directors within the meaning of the NYSE Listing Standards and Securities Exchange Act of 1934, as amended (the Exchange Act), Rule 10A-3 and Rule 10C-1.  Each of the committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by the Company.

The Board-approved charters of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Board Compliance Committee are available on our website by clicking on the “Corporate Governance” link under the “Investor Center” section at www.frx.com.  The charters are also available in print to any requesting stockholder.

Audit Committee. For the fiscal year ended March 31, 2013, the Audit Committee consisted of Christopher J. Coughlin (the Chairman), Pierre Legault, and Lester B. Salans, M.D.  The Board has determined that each of Messrs. Coughlin and Legault qualify as an “audit committee financial expert” for purposes of the federal securities laws.

The Audit Committee’s primary responsibilities are to:  (i) oversee our financial reporting principles and policies and internal control systems, including review of our quarterly and annual financial statements; (ii) review and monitor the performance and independence of our independent registered public accounting firm and the performance of the internal audit department; (iii) oversee our compliance with legal and regulatory requirements and monitor the effectiveness of our internal systems for ensuring compliance; (iv) provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, the internal audit department and the Board; (v) appoint (subject to stockholder ratification), evaluate, compensate and, where appropriate, terminate and replace our independent registered public accounting firm; and (vi) review and approve any transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a “Related Person” (as that term is defined in Item 404 of Regulation S-K) has any direct or indirect material interest (other than matters relating to compensation arrangements with executive officers, which are approved by the Compensation Committee). The Audit Committee held ten meetings during fiscal year 2013.

Compensation Committee.  The Compensation Committee is composed of Brenton L. Saunders (the Chairman), Christopher J. Coughlin, and Gerald M. Lieberman.  Pursuant to the Compensation Committee Charter, the Committee is responsible for (i) discharging the Board’s responsibilities relating to compensation of our executive officers; and (ii)  producing an annual report on executive compensation for inclusion in our Proxy Statement in accordance with applicable rules and regulations. During the fiscal year ended March 31, 2013, the Compensation Committee held four meetings at which the Committee made recommendations concerning compensation for our executive officers for the 2013 fiscal year, and granted stock options, stock awards and performance stock units under the 2007 Equity Incentive Plan.  The Committee approved all equity awards granted during the year at regularly scheduled Board meetings.

Nominating and Governance Committee.  The Nominating and Governance Committee is composed of Gerald M. Lieberman (the Chairman), Nesli Basgoz, M.D., and Peter J. Zimetbaum, M.D.  The Committee’s responsibilities include (i) identifying individuals qualified to become Board members consistent with criteria approved by the Board and recommending that the Board select the director nominees for the next Annual Meeting of Stockholders; (ii) developing and recommending to the Board the Corporate Governance Guidelines; and (iii) overseeing evaluation of the Board and management. The Nominating and Governance Committee held four meetings during fiscal year 2013.

Board Compliance Committee.  The Board Compliance Committee is composed of Lester B. Salans, M.D. (the Chairman), Nesli Basgoz, M.D., Pierre Legault, Brenton L. Saunders, and Peter J. Zimetbaum, M.D..  The Committee’s responsibilities include (i) reviewing and overseeing matters relating to our compliance with Federal health care program requirements, FDA requirements and the obligations imposed by the Corporate Integrity Agreement dated September 15, 2010 that we entered into with the Office of Inspector General of the U.S. Department of Health and Human Services; (ii) appointing, compensating, retaining (or terminating) and overseeing the work of an independent Compliance Expert; and (iii) providing an additional avenue of communication among Compliance Department personnel, including the Chief Compliance Officer, the Compliance Committee described at Page 17 of this Proxy Statement, our management and the Board. The Board Compliance Committee was formed in December 2010 and held seven meetings during fiscal year 2013.

Science Committee. The Science Committee is composed of Nesli Basgoz, M.D., Lawrence S. Olanoff, M.D., Ph.D., Lester B. Salans, M.D., and Peter J. Zimetbaum, M.D. The Committee’s responsibilities include (i) advising the Board regarding emerging trends in pharmaceutical research and development, and (2) consulting with Company management as requested and advising the Board with respect to scientific matters related to proposed or on-going discovery and development programs or the Company’s business development opportunities and marketed products. The Science Committee was established in May 2013.

Selection of Nominees for Election to the Board

The Nominating and Governance Committee has established a process for identifying and evaluating nominees for director.  The Nominating and Governance Committee believes that its process for identifying and evaluating nominees is designed to produce nominees that possess the educational, professional, business and personal attributes that are best suited to further Forest’s operational and strategic goals.  The Nominating and Governance Committee will consider nominees recommended by stockholders in accordance with our Bylaws as well as those recommended by management or consultants retained by the Nominating and Governance Committee.  Under our Bylaws and as described in this Proxy Statement under the heading, “May I propose actions for consideration at next year’s Annual Meeting of Stockholders or nominate individuals to serve as directors?”, any interested person may recommend a nominee by submitting the nomination within the timeframe specified by our Bylaws, together with the information and materials required by our Bylaws, to the Company’s Secretary at Forest Laboratories, Inc., Attention:  Corporate Secretary, 909 Third Avenue, New York, New York 10022.  All recommended candidates submitted in accordance with our Bylaws will be considered using the criteria set forth in our Corporate Governance Guidelines.

The Nominating and Governance Committee will consider, among other factors, the following to evaluate recommended nominees:

•	The Board’s current composition, including expertise, diversity, balance of management and non-management directors;

•	Independence and other qualifications required or recommended by applicable laws, rules and regulations (including NYSE requirements) and Forest’s policies and procedures; and

•	The general qualifications of potential nominees, including, but not limited to: personal integrity, loyalty to Forest and concern for its success and welfare; experience at strategy and policy setting, high-level leadership experience in business; breadth of knowledge about issues affecting Forest; an ability to work effectively with others; sufficient time to devote to Forest; and freedom from conflicts of interest.

The Nominating and Governance Committee annually reviews the individual expertise and skills of the directors as well as the composition of the Board as a whole. The Corporate Governance Guidelines expressly provide for the Board to consider the configuration of the Board in evaluating qualifications of potential Board members.  In this regard, the Nominating and Governance Committee strives to nominate directors with diverse business and professional experience and skills relevant to the Company’s current and anticipated needs.  The Nominating and Governance Committee does not follow any fixed ratio or formula to determine the appropriate mix, but rather uses its judgment to seek directors whose attributes and experience taken as a whole will contribute to the high standards of Board service at the Company.

Named Executive Officers of Forest

Name	Age	Position with Forest
Howard Solomon	85	Chairman of the Board, CEO and President
Elaine Hochberg	56	Executive Vice President and Chief Commercial Officer
Francis I. Perier, Jr.	53	Executive Vice President – Finance and Administration and CFO
Marco Taglietti, M.D.	53	Senior Vice President – Research and Development and President, Forest Research Institute, Inc.
David F. Solomon	46	Senior Vice President – Corporate Development and Strategic Planning

Set forth below is certain biographical information concerning our executive officers who are not also directors:

Elaine Hochberg has served as the Executive Vice President and Chief Commercial Officer of the Company since December 31, 2010.  Prior thereto, Ms. Hochberg served as our Senior Vice President – Marketing from December 1999 through December 2010 and has also served as our Chief Commercial Officer since December 2007.  Ms. Hochberg joined us in June 1997 as Vice President – Marketing of our wholly-owned subsidiary Forest Pharmaceuticals, Inc.  In February 1998, she was promoted to Vice President – Marketing of the Company.  Prior to joining us in 1997, Ms. Hochberg was Assistant Vice President – Marketing at Wyeth-Lederle Laboratories.

Francis I. Perier, Jr. has served as the Executive Vice President – Finance and Administration and CFO of the Company since December 31, 2010.  Prior thereto, Mr. Perier served as our Senior Vice President – Finance from September 2004 through December 2010 and has also served as our CFO since September 2004.  From March 2004 until joining us in September 2004, Mr. Perier was Vice President – Finance – Operations Planning – Americas Medicines at Bristol-Myers Squibb.  For eight years prior to March 2004, Mr. Perier served in senior financial positions at Bristol-Myers Squibb including four years as Vice President – Finance, Planning, Business Development and Information Technology at its ConvaTec Division.  Prior to that, Mr. Perier had been a partner at Deloitte & Touche, LLP.

Marco Taglietti, M.D. has served as the Senior Vice President – Research and Development of the Company and President, Forest Research Institute, Inc. since December 31, 2010.  Prior thereto, Dr. Taglietti served as our Vice President – Research and Development since December 2008.  Dr. Taglietti joined Forest in August 2007 as Executive Vice President – Research and Development and Chief Medical Officer of our wholly-owned subsidiary Forest Research Institute, Inc. Prior to joining us, Dr. Taglietti was Senior Vice President and Head of Global Research and Development at Stiefel Laboratories for three years.  Prior to that, Dr. Taglietti was at Schering-Plough for twelve years in positions of increasing responsibilities including Vice President – Worldwide Clinical Research for Anti-Infectives, Oncology, CNS, Endocrinology and Dermatology.

David F. Solomon has served as the Senior Vice President – Corporate Development and Strategic Planning since December 31, 2010.  Prior thereto, Mr. Solomon served as our Vice President – Business Development and Strategic Planning from December 2007 through December 2010.  From June 2006 through December 2007, Mr. Solomon served as our Vice President – Business Development.  Mr. Solomon joined the Company in 2001.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

Our executive compensation programs are designed to attract, retain and reward our executive officers. This Compensation Discussion and Analysis provides a detailed description of the Company’s executive compensation philosophy and programs, the compensation decisions made by the Compensation Committee of the Board (the Compensation Committee) and the issues considered in making such decisions. This Compensation Discussion and Analysis focuses on the compensation of our CEO, CFO, and the next three most highly compensated executive officers (referred to herein as the Named Executive Officers or NEOs) for the fiscal year ended March 31, 2013 (fiscal year 2013), who were:

Name	Title
Howard Solomon	Chairman of the Board, Chief Executive Officer and President
Elaine Hochberg	Executive Vice President and Chief Commercial Officer
Francis I. Perier, Jr.	Executive Vice President – Finance and Administration and Chief Financial Officer
Marco Taglietti, M.D.	Senior Vice President – Research and Development and President, Forest Research Institute, Inc.
David F. Solomon	Senior Vice President – Corporate Development and Strategic Planning

How Pay Ties to Company Performance

Our executive compensation program is designed to align executive compensation with the interests of our stockholders by tying a large portion of executive compensation to the achievement of the Company’s business objectives and individual executive contributions towards those objectives. The majority of compensation for our Named Executive Officers is variable compensation and is not guaranteed.

Executive Compensation Program Highlights

Our executive compensation program is designed to drive performance while promoting good corporate governance.  The Compensation Committee annually assesses and, if appropriate, updates the Company’s compensation practices to ensure alignment with these goals.  Commencing with the fiscal year ended March 31, 2012 (fiscal year 2012), the Compensation Committee, in consultation with its independent compensation consultant, restructured our executive pay practices to further align pay with performance and provide greater transparency with respect to how we implement our pay for performance philosophy.  We have highlighted below important aspects of our executive compensation practices as well as certain practices in which the Company intentionally does not engage because we do not believe that such practices would serve our stockholders’ long-term interests.

What We Do

✓    Majority of Pay is Performance Based. The majority of the total compensation opportunity for our Named Executive Officers is not guaranteed.  The value of equity compensation granted to our NEOs directly correlates to the value generated by the Company’s stock for our stockholders.  In addition, certain elements of cash and equity compensation are conditioned upon the achievement of corporate and individual performance objectives designed to enhance stockholder value or to promote continued service with the Company.  We believe allocating compensation in this manner is in the best long-term interests of our stockholders.

✓    Pay for Performance Awards.  Commencing with fiscal year 2013, cash bonuses are determined pursuant to an annual incentive bonus plan implemented at the beginning of the fiscal year which established performance goals, fifty percent of which related to corporate performance, thirty percent of which related to individual performance, and twenty percent of which are related to individual development goals.  In addition, our executives receive one-third to one-half of their equity compensation in the form of performance based stock equivalent units (also referred to as performance stock units or PSUs) which are settled in shares that vest at the end of a three year period based on the satisfaction of pre-established corporate performance goals.

✓    Stock Ownership Guidelines. We have stock ownership guidelines for our Directors and certain key executives, including each Named Executive Officer. Our Chairman, Chief Executive Officer and President has a guideline requirement equal to six times his base salary.

✓    Holding Period for Stock Options, Restricted Stock and Performance Stock Units. With certain limited exceptions, our stock ownership guidelines require our key executives to hold all shares obtained upon the exercise of Company stock options or through Company restricted stock grants and performance stock units until such executive achieves the applicable ownership threshold under the stock ownership guidelines.

✓    Minimum Vesting Periods. All stock options, stock appreciation rights, and restricted stock awards granted to all executive officers are required to have a vesting schedule which exceeds 24 months.

✓    Annual Risk Assessment. Our executive compensation programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation.  To assess the degree to which our executive compensation programs accomplish this goal in practice, the Compensation Committee conducts an annual risk assessment. In fiscal year 2013, as in previous years, the Compensation Committee concluded that our executive compensation programs do not encourage behaviors that would create risks reasonably likely to have a material adverse effect on the Company.

✓    Clawback Policy. The Company has an executive incentive compensation recoupment (claw-back) policy to promote accountability.  Pursuant to the policy, the Company may recoup certain incentive- or commission-based payments which were based upon any financial results or operating metrics that were impacted by such executive officer’s knowing or intentional fraudulent or illegal conduct.

✓    Reasonable Change of Control Severance Provisions. We believe we have reasonable post-employment and change of control cash severance provisions that do not exceed three times base salary plus bonus.

✓    Minimal Perquisites. We provide our Named Executive Officers with minimal perquisites.

✓    Independent Compensation Consultant. The Compensation Committee utilizes the services of an independent compensation consulting firm that provides no other services to the Company.

What We Don’t Do

✗    No-Hedging Policy. Our Directors and executive officers, including our Named Executive Officers, are prohibited from hedging their ownership of the Company’s stock, including trading in options, puts, calls or other derivative instruments related to Company stock or debt.

✗    No Tax Gross-Ups. We do not provide tax gross-ups on perquisites or any severance or change-in-control payments to any of our executive officers.

✗    No Repricing of Awards. The Company does not have a history of repricing equity incentive awards, and in May 2012, the Board amended the Company’s 2007 Equity Incentive Plan to expressly prohibit such practices, as well as repurchases of “underwater” stock options or stock appreciation rights.

✗    No Above Market Returns. We do not offer preferential or above market returns on deferred compensation.

✗    No Underpriced Stock Options. We do not grant stock options with exercise prices that are below the fair market value of the Company’s common stock on the date of grant.

Compensation Restructuring

As noted above, the Compensation Committee implemented new executive pay practices for fiscal year 2012 to further align pay with performance and provide greater transparency with respect to how we implement our pay for performance philosophy (the Compensation Restructuring).  As part of the Compensation Restructuring, the Company’s compensation cycle was changed from a 12-month cycle that ended on September 30 of each year to a 12-month cycle that ended with the Company’s fiscal year end of March 31 to provide greater transparency with respect to how we align pay with performance.  As a result of the Compensation Restructuring, compensation decisions for each fiscal year ended March 31 are made in the following May.

To accomplish the Compensation Restructuring, the Compensation Committee established a six-month transition period commencing on October 1, 2011 and ending on March 31, 2012 (the Transition Period).  Following the conclusion of the Transition Period, at the May 2012 Compensation Committee meeting (the 2012 Compensation Committee Meeting), the Compensation Committee reviewed the performance of the Company and its executive officers over the Transition Period and, based on that review, (x) awarded annual cash incentive bonuses with respect to performance during such six-month period, (y) awarded merit-based increases in base salaries applicable for fiscal year 2013, and (z) granted long-term equity awards, including performance stock units.  At the 2012 Compensation Committee Meeting, the Compensation Committee also established performance metrics for the annual cash incentive plan awards to be granted with respect to fiscal 2013 performance and the performance stock units that were granted at the meeting. The performance metrics established for the annual incentive plan were based on individual performance goals and corporate performance over fiscal year 2013, while performance metrics for the PSUs were based on corporate performance over a three year period.  The annual and multi-year corporate performance metrics were established by the Compensation Committee based on the corporate performance goals approved by the Board in connection with its fiscal planning which was completed at the start of fiscal year 2013.

Fiscal Year 2013 Business Highlights

Fiscal year 2013 was the first year in which the Forest Laboratories, Inc. Annual Incentive Compensation Plan (the Incentive Plan) was applied to the Company’s NEOs.  The Compensation Committee established Company and individual performance metrics for each NEO at the beginning of the fiscal year, and following the end of fiscal year 2013, at its May meeting, the Compensation Committee determined the extent to which cash incentive bonuses were earned pursuant to the Incentive Plan based on corporate and NEO performance during the 2013 fiscal year.  As described in greater detail below under the heading “Annual Incentives,” among the factors considered by the Compensation Committee in making its determinations were the following:

•	Significant pipeline and operational developments that occurred during fiscal year 2013 including the successful launches of TudorzaTM PressairTM and LinzessTM in the United States and Bystolic® in Canada.

•	The filing of New Drug Applications with the FDA for cariprazine and levomilnacipran and with Health Canada for linaclotide and aclidinium.

•	The execution of agreements with Adamas Pharmaceuticals, Inc. for the development and commercialization of a fixed dosed combination of Namenda XR and donepezil HCL, and Almirall for a partnership to commercialize aclidinium in Canada and for an out-license of Mexican rights to linaclotide.

•	The expansion of our operations into Canada, and the establishment of a Latin America strategic partnership through the Company’s agreements with moksha8.

Our Compensation Philosophy and Objectives

Philosophy

Our executive compensation philosophy seeks to align executive compensation with the achievement of the Company’s business objectives and with individual performance directed towards obtaining those objectives. Consequently, the Company’s compensation program is designed to reward our executives’ respective contributions to the Company’s achievements and is intended to facilitate long-term strategic management and the enhancement of stockholder value. In considering the elements of the compensation program, the Compensation Committee emphasizes pay for performance on both an annual and long-term basis and consideration of marketplace best practices.

Objectives

Our compensation program is designed to achieve the following objectives:

•	Attract and retain highly qualified executives;
•	Motivate individual performance;
•	Align incentives with business objectives;
•	Create incentives that focus executives on, and reward them for, increasing stockholder value;
•	Maintain equitable levels of overall compensation both among executives and as compared to executives with similar positions at companies in the Comparator Group (as defined on Page 36 of this Proxy Statement);
•	Create an ownership culture which instills long-term perspective; and
•	Improve overall Company performance.

Elements of Executive Compensation

The elements we use to achieve our compensation objectives, and to enable the Company to retain, motivate, engage and reward our Named Executive Officers and other executives include base salary, annual incentive compensation and long-term equity compensation.

Element / Type of Plan	Link to Compensation Objectives	Key Features
Base Salary (Cash)	♦ Fixed amount of compensation for performing day-to-day responsibilities. ♦ Provides financial stability and security.
♦      Competitive pay that takes into consideration the salary paid to persons in similar positions by companies in the Comparator Group (as defined below), the executive’s performance, criticality of the executive’s position, and the executive’s knowledge, skills and experience.

♦      Executives may be eligible for an annual increase depending on individual performance, their level of pay compared to the salaries paid to persons in similar positions by companies in the Comparator Group, and upon a change in role and responsibilities.

Annual Incentive (Cash)
♦      Motivates and rewards achievement of key operational and individual goals measured over the current fiscal year.

♦      Utilization of multiple performance metrics and a range of payouts based on the achievement of such metrics (as opposed to an “all or nothing” payout scheme) functions to mitigate risk.

♦      Target bonuses for NEOs ranged between 60% and 75% of base salary for fiscal year 2013 based on the executive’s level of responsibility and upon an examination of compensation paid to persons in similar positions by companies in the Comparator Group.

♦      Total potential payouts range from 0% - 200% of target payout.

♦      Goals and weighting are set annually, and the financial metrics are tied to the Company’s annual budget.

Long-Term Incentive (Equity)
♦      Motivates and rewards for sustaining long-term financial and operational performance that increases stockholder value.

♦      Encourages continued employment through vesting periods in order to obtain shares.

♦      Stock ownership and holding period requirements align the financial interests of our executives with the financial interests of our stockholders and function to mitigate risk.

♦      Long-term incentive target award opportunities are granted to have a dollar value based on a multiple of an executive’s base salary.

    o  CEO:                                                                   6 times base salary
    o  Senior & Executive VPs:                 3 – 3.5 times base salary
    o  Vice Presidents:                                      1 – 2 times base salary

♦      PSUs:

    o   Vest at the conclusion of a multi-year performance period based on the achievement of two equally weighted performance metrics

♦      Stock Options:

        o   Generally vest in four equal annual installments on each anniversary of the grant date

♦      Time-based Restricted Stock Awards:

    o   Generally vest in three annual installments with 33%, 33% and 34% vesting on May 15 of each year

The charts below depict the actual compensation paid to our Named Executive Officers during fiscal year 2013 by compensation element.  As a result of the Compensation Restructuring, equity compensation awarded during fiscal year 2013 was based on performance during the 6-month Transition Period rather than a full fiscal year.  Accordingly, the charts below deviate from the historical allocation of compensation between the various compensation elements.

Base Salary

General

As described above, base salary provides a fixed element of executive compensation, which is intended to attract and retain key executives and provide an element of security to the executive officers on an ongoing basis. Executive salaries are reviewed on an annual basis by the Compensation Committee in May following the conclusion of the preceding fiscal year as well as at the time of a promotion or other material change in responsibilities, and are based on:

•	Assessment of the Named Executive Officer’s performance;

•	Level of pay compared to the salaries paid to persons in similar positions by companies in the Comparator Group (defined below);

•	Tenure and experience; and

•	Current compensation.

Merit Increases

An increase in base salary is not automatic or guaranteed. In May 2012, merit increases for the Named Executive Officers were approved for some executives.  These increases, which took effect July 1, 2012, were awarded based on performance reviews during the Transition Period and with a view to maintaining base salary compensation around the median of the Comparator Group as determined during the prior performance reviews that were conducted in December 2011.  When considering whether to increase base salaries during its May 2012 meeting, the Compensation Committee took note of the sales and marketing efforts that resulted in the continued growth in sales of the Company’s promoted products from $4.2 billion to $4.4 billion, the buyout of Bystolic® royalties from Janssen Pharmaceutica NV, and the completion of the acquisition of Clinical Data, Inc. Reviewing management’s further development of the Company’s product pipeline, the Compensation Committee noted the successful launches of Daliresp® and Viibryd®, the filing of New Drug Applications (NDAs) for aclidinium (TudorzaTM PressairTM) and linaclotide (LinzessTM), and the successful completion of studies required to file NDAs for cariprazine and levomilnacipran. As a result, the merit increases awarded in May 2012 for the Named Executive Officers were as follows: Mr. H. Solomon’s base salary was not increased at Mr. Solomon’s request; Ms. Hochberg, Mr. Perier, Dr. Taglietti and Mr. D. Solomon each received a 1.75% increase.  These increases were generally in line with merit increases for all employees.

Promotions or Change of Role

Base salary may be adjusted to recognize a promotion or change in the individual’s role; however, increases are not guaranteed upon such events. No increases were awarded to any Named Executive Officer in fiscal year 2013 due to promotion or changes in role.

Annual Incentives

General

Annual incentives are intended to motivate executives to achieve key operational and individual performance goals and to reward executives for their advancement toward such goals. In connection with the Compensation Restructuring, in May 2012, the Board adopted the Incentive Plan to more closely align variable cash compensation awarded to the Company’s executives with corporate performance and the development of managerial and leadership skills. In accordance with the terms of the Incentive Plan, starting in fiscal year 2013, target performance and payouts were established for each Named Executive Officer and the actual payouts under the Incentive Plan were based upon the Compensation Committee’s assessment of (i) multiple pre-determined financial and corporate growth objectives and (ii) individual performance objectives, which included individual contributions to corporate objectives and performance measures.  In determining awards under the Incentive Plan, the Compensation Committee may take into account not only the level at which the performance objectives were met but may also take into consideration such equitable factors as may be determined by the Compensation Committee in its discretion.  The Incentive Plan for fiscal year 2013 was implemented as follows:

•	At the beginning of the fiscal year, the Compensation Committee established (i) the performance measures and goals being assessed, (ii) the performance targets for each metric, including threshold annual performance requirements to earn an award, target performance requirements and maximum performance scores, and (iii) the relative weighting of each performance metric.

•	Also at the beginning of the fiscal year, the Compensation Committee set individual target awards for each Named Executive Officer that ranged between 60% and 75% of base salary, based on the executive’s level of responsibility and taking into account the total compensation allocated to such position as compared to total compensation paid to persons in similar positions by companies in the Comparator Group. Pursuant to the Incentive Plan, actual awards may increase or decrease within a payout range of 0% to 200% of the target award depending upon the Company’s and the executive’s achievement of the specific performance objectives.

•	After the close of the fiscal year, the Compensation Committee received a report from management regarding the Company’s and each Named Executive Officer’s performance against the pre-established performance goals. Annual cash incentive compensation earned under the Incentive Plan (Annual Cash Incentive Compensation) was based on each Named Executive Officer’s individual target award percentage and the overall Company and Named Executive Officer’s performance relative to the specific performance goals, as certified by the Compensation Committee.

Setting Annual Performance Metrics

The Compensation Committee sets the performance metrics as well as the performance targets for each metric. For fiscal year 2013, the Compensation Committee considered performance against four separate performance measures, which were weighted as follows:

•	25% ‒ Growth in Non-GAAP Diluted EPS;[1]

•	25% ‒ Growth in revenues determined in accordance with GAAP;

1 Non-GAAP Diluted EPS is defined as earnings per share calculated in accordance with GAAP as adjusted to exclude (i) amortization arising from business combinations and acquisitions of product rights, (ii) up-front license payments and (iii) such one-time items as approved by the Board.

•	30% ‒ Individual performance objectives related to each Named Executive Officer’s area of responsibility; and

•	20% ‒ Individual development goals.

The Compensation Committee allocated 50% weighting to Non-GAAP diluted EPS and revenue performance in order to align cash incentive compensation with corporate performance as measured by the achievement of the performance goals approved by the Board at the beginning of the fiscal year.  The 30% weight allocated to the individual performance goals that were developed for each Named Executive Officer is tied to our objective of encouraging the accomplishment of specific business objectives that we believed would improve the operational effectiveness of the Company.  The 20% weight allocated to individual development metrics is tied to our objective of incentivizing the development and refinement of leadership and managerial skills.

Individual performance goals were designed for each Named Executive Officer to reflect their specific functional responsibilities, including effectiveness of oversight and implementation of the Company’s business operations, strategies and management, achievement of sales launch and marketing objectives, effective implementation of corporate programs, including corporate governance and compliance initiatives, achievement of research and development objectives, including submission of New Drug Applications and receipt of product approvals, achievements with respect to acquisitions of product rights, and effective management of the supply chain and patent litigation strategies.  Named Executive Officers were also evaluated on how well they accomplished the same four objectives for the individual development metric: (1) ability to deliver business results; (2) ability to enhance organizational performance; (3) personal leadership; and (4) ability to develop human capital.

We believe this approach for determining Incentive Plan award payments balances the need to consider overall Company financial performance, results specific to a Named Executive Officer’s functional area of responsibility, and the Named Executive Officer’s ability to achieve results vs. objectives on an individual level while also demonstrating desirable managerial and leadership traits.

Calculating Performance Scores

For each performance metric, a payout percentage is calculated based upon how the Company or individual Named Executive Officer, as applicable, performed relative to the targeted performance level established by the Compensation Committee. The required performance levels and corresponding payout percentages applied for fiscal year 2013 are summarized in the table below:

Performance Level as a percentage of the Target	Payout Percentage*
<75%	None
75% (“Threshold”)	50%
80%	60%
90%	75%
100% (“Target”)	100%
110%	135%
125% (“Maximum”)	200%

* Payout percentage is interpolated for performance falling between two Performance Levels.

The payout percentage for each performance metric is multiplied by the weighting percentage to obtain the adjusted payout percentage applicable to that metric. The adjusted payout percentages for each metric are then added together and the total is multiplied by the individual Named Executive Officer’s target award amount to determine the actual award amount.

The table below shows the weights, performance and resulting adjusted payout percentage for each of the financial performance metrics earned for fiscal year 2013 under the Incentive Plan:

Fiscal Year 2013 Financial Performance Metrics

Performance Metric	Weight	Performance Target	Actual Performance Results		Performance Level as a Percentage of the Performance Target	Payout Percentage	Adjusted Payout Percentage
Non-GAAP Diluted EPS	25%	$1.33	$0.45	(1)	33.83%	0.00%	0.00%
Revenues	25%	$3,447,900,000	$3,126,125,000		90.67%	76.68%	19.17%
Total							19.17%

(1)	As disclosed at Pages 43 and 55 of our Annual Report on Form 10-K for the fiscal year ended March 31, 2013, Non-GAAP diluted earnings per share from continuing operations was $0.45 and GAAP diluted losses per share from continuing operations was $(0.12). Non-GAAP Diluted EPS excludes (i) amortization arising from business combinations and acquisitions of product rights, (ii) up-front license payments and (iii) such one-time items as approved by the Board. Please see Appendix B on Page B-1 of this Proxy Statement for a reconciliation of Non-GAAP Diluted EPS to GAAP diluted EPS.

As indicated in the table above, the resulting adjusted payout percentage for each Named Executive Officer attributed to the Non-GAAP Diluted EPS and Revenue performance metrics was 19.17%.

As disclosed above under the heading “Setting Annual Performance Metrics”, the remaining 50% of each Named Executive Officer’s fiscal year 2013 Incentive Award bonus was based on the achievement of individual performance and development goals.  Based on the factors described above, the Compensation Committee determined the degree to which each Named Executive Officer’s individual performance and individual development goals had been achieved.  The Compensation Committee then assessed each Named Executive Officer’s individual performance against the Company’s performance with respect to the financial performance metrics.  Based on that assessment, the Company exercised discretion granted to it under the Incentive Plan to discount each Named Executive Officer’s award, which resulted in Annual Cash Incentive Compensation ranging between 40.00% and 78.77% of each Named Executive Officer’s target bonus.  The actual Annual Cash Incentive Compensation paid to our Named Executive Officers is shown in the table below and also reported in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column:

Fiscal Year 2013 Annual Incentive Awards

Name	Target Percentage	Target Bonus ($)	Actual % of Target Bonus Awarded	Actual Payout ($)
Howard Solomon	75%	1,012,500	40.00%	405,000
Elaine Hochberg	60%	427,350	61.08%	261,025
Francis I. Perier, Jr.	60%	396,825	61.08%	242,394
Marco Taglietti, M.D.	60%	361,710	78.77%	284,919
David F. Solomon	60%	293,040	62.12%	182,036

Long-Term Incentives

General; The Equity Plan

Given the long-term nature of the pharmaceutical business, we believe that incentivizing executives to focus on long-term performance is of particular importance to us. We believe that one of the most effective ways to accomplish this objective is to allocate the majority of the Named Executive Officer’s compensation to long-term incentive components that are tied to an increase in the Company’s market value or other pre-determined performance measures. These awards are intended to reward performance over a multi-year period, align the interests of executives with those of stockholders, instill an ownership culture, enhance the personal stake of executive officers in the growth and success of the Company and provide an incentive for continued service at the Company. Long-term incentive awards are made under our stockholder-approved 2007 Equity Incentive Plan, as amended to date (the Equity Plan).   Equity awards are granted annually following the conclusion of each fiscal year at the Board’s regularly scheduled May meeting.

Pursuant to the Equity Plan, employees, including the Named Executive Officers, may be granted stock options to purchase shares of common stock, restricted stock awards, stock appreciation rights and stock equivalent units (together, the Awards). The exercise price of all options, including incentive stock options as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the Code), is the fair market value of the shares on the grant date. All of our employees, our subsidiaries’ employees and our non-employee directors are eligible to receive Awards as defined under the Equity Plan.

Long-Term Incentive Vehicles Awarded in Fiscal Year 2013

Mix of Long-Term Awards

We grant our executives, including our Named Executive Officers, a package of long-term incentive awards that is designed to incentivize them and to reward them based on the Company’s performance. The Compensation Committee, with the advice of its independent compensation consultant, established each executive’s long-term incentive target award opportunity as a multiple of such executive’s base salary, with that multiple generally being approximately six times base salary for the CEO, three to three and one-half times base salary for the Company’s Senior Vice Presidents and Executive Vice Presidents, and one to two times base salary for the Company’s Vice Presidents. As discussed above under the heading “Compensation Restructuring”, during its May 2012 meeting, the Compensation Committee reviewed the performance of the Company and its executive officers over the six-month Transition Period ended March 31, 2012.  Based on that review and taking into account the reduced performance period underlying the awards, the Compensation Committee granted each Named Executive Officer a mix of long-term awards equivalent to one-half of the awards which would have been granted for a full year of service and which, in the case of each Named Executive Officer other than the CEO, were allocated in approximately equal amounts (based on value) to PSUs, Stock Options and Time-based Restricted Stock Awards, each of which is described in greater detail below. In light of his more direct responsibility for the Company’s performance, the Compensation Committee allocated a larger portion, 50% (based on value), of the CEO’s equity award to PSUs, with the remaining 50% of the CEO’s equity award allocated approximately equally to each category of Stock Options and Time-based Restricted Stock Awards.  Commencing with the grants issued in May 2012 and consistent with the Compensation Restructuring, equity awards are issued to the Named Executive Officers annually in May.

•	Performance Stock Units. PSUs granted in May 2012 will vest, if at all, at the end of the performance period based upon the level of achievement of two equally weighted performance metrics, one related to total shareholder return (TSR) and one related to revenues of certain pipeline products (Revenues). The performance for both the Revenue measure and the TSR measure is the 36 month period commencing April 1, 2012 and ending March 31, 2015. The PSUs are paid out in shares of the Company’s common stock at a one-to-one ratio in accordance with the terms of the individual award agreement. The terms of the PSUs, including the metrics underlying the PSU are further described below.

•	Stock Options. Incentive stock options granted in May 2012 vest in four equal annual installments beginning on the first anniversary of the date of grant. These stock options have an exercise price of $34.035 (the average of the high and low prices of the Company’s common stock on May 7, 2012).

•	Time-based Restricted Stock Awards. Time-based Restricted Stock Awards granted in May 2012 vest in three annual installments with 33%, 33% and 34% vesting on May 15, 2013, May 15, 2014 and May 15, 2015, respectively.

The Company’s long-term equity awards are subject to a grantee’s continued employment, but contain exceptions in certain cases in the event of the grantee’s death, disability, or retirement or the occurrence of a change of control.  The value of the PSUs, Stock Options and Restricted Stock Awards granted to each Named Executive Officer during fiscal year 2013 is reported in the Summary Compensation Table on Page 41 of this Proxy Statement and the specific number of shares awarded with respect to each type of equity award is set forth in the Grants of Plan-Based Awards Table on Page 43 of this Proxy Statement.

Performance Metrics for Performance Stock Units

The PSUs granted in May 2012 vest, if at all, based upon the level of achievement of two performance metrics:

•	The Revenues metric is based on the comparison of the Company’s total revenues from its cumulative sales of Bystolic, Daliresp®, Savella®, Teflaro® and Viibryd® for the period between April 1, 2012 and March 31, 2015 to the total projected Revenues for the same period as included in the budget prepared by the Company and approved by the Board at its May 2012 meeting; and

•	The TSR metric is based on the change in TSR of the Company during the period between April 1, 2012 and March 31, 2015 relative to the change in the TSR of the other companies in the NYSE Arca Pharmaceutical Index. To minimize the effect of a single day’s stock price volatility on the TSR calculations, stock prices are calculated using the 20-day volume weighted average closing stock prices prior to and including the beginning and end of the performance period.

The Compensation Committee believes that both Revenues and TSR are appropriate performance metrics that properly incentivize the Company’s executive officers to achieve the Company’s long-term financial and strategic goals while simultaneously aligning their interests with the long-term interests of the Company’s stockholders.  In particular, the Compensation Committee selected Revenues as a performance metric because they tie a portion of the compensation opportunity for the Company’s executives to a factor that is largely within their control – i.e., the ability to execute the Company’s strategic plan in order to generate projected Revenues – and TSR because it focuses the Company’s executives on improving the Company’s stock price.  In addition, the products chosen by Compensation Committee as the basis for the Revenue performance metric were selected because they represented the five most recent products that the Company commercially launched in the United States when the PSUs were granted.

While the Compensation Committee determines an executive’s total compensation opportunity by assuming that he or she will earn 100% of the PSUs initially awarded in the compensation cycle (the Target Award), the number of PSUs that will actually be earned could be between 0% and 150% of the Target Award depending on the level of achievement of both performance metrics.   The percentage of the Target Award that is earned is determined by calculating the percentage of achievement for each metric and averaging the two percentages.  The following table shows the percentage of achievement that is earned with respect to each metric based on the performance level achieved:

Revenues Metric			TSR Metric
	Performance Level	Percentage of Achievement		Performance Level	Percentage of Achievement

1	<70%	0%		< 25%	0%
2 (“Threshold”)	70%	50%*	(“Threshold”)	25%	50%*
3	80%	60%*
4	90%	80%*
5 (“Target”)	100%	100%*	(“Target”)	50%	100%*
6	110%	120%*
7 (“Maximum”)	≥120%	150%*	(“Maximum”)	≥75%	150%*

* For performance falling between two performance levels, the Percentage of Achievement will be interpolated to reflect the actual performance level

With respect to the Revenues metric, we are not disclosing total projected Revenues over the performance period because we believe such disclosure would cause us competitive harm in that it would reveal confidential future business plans and objectives. In particular, we set our Revenue targets based on our confidential 5-year business plan and budget that is developed in the ordinary course of our fiscal planning process and approved by the Board on an annual basis.  Because our revenue projections are based on our internal forecasts and confidential information about our business and developed primarily as a tool to facilitate strategic planning, disclosure of this target would cause us significant competitive harm. For example, in a highly-competitive industry such as pharmaceuticals, a competitor’s knowledge of our strategic business plans could provide information about our plans for investment in the specified products that could be used to implement competitive research and marketing strategies that may force us to invest significantly higher levels of research and marketing resources. Moreover, such disclosure could adversely affect the Company’s negotiating leverage with its distributors and suppliers since such agreements frequently involve negotiation of minimum volumes and tiered pricing schemes which are based on projected volumes.  Based on our historical experience in achieving projected product line revenues, we believe that it will be difficult but achievable to meet or exceed the Revenues Target.

Additional Compensation Elements

Benefits

The Named Executive Officers are also eligible to participate in the same retirement plans and health and welfare benefit plans made available to the other benefits-eligible employees of the Company, including, for example, the Company’s defined contribution plan, medical, dental, vision, life insurance and disability coverage.

Perquisites

The Company provides certain executive officers, including the Named Executive Officers, with certain perquisites that the Compensation Committee believes are reasonable and consistent with the Company’s overall compensation program. We believe that the indirect benefit that the Company receives from providing these perquisites outweighs the cost of providing them. The specific cost of perquisites paid by the Company for each Named Executive Officer in fiscal year 2013 is set forth in the “Summary Compensation Table” on Page 41 of this Proxy Statement under the heading “All Other Compensation” and is described further in footnote 4 to the table. The Committee does not believe that the perquisites provided to executive officers form a material part of their compensation. The Company does not provide loans to executive officers.

Retiree Medical Benefits

On December 1, 1989, the Board authorized the grant of certain lifetime medical benefits to certain senior executive officers and their spouses upon the completion of ten years of service by such officers. The benefit was subsequently discontinued and the only Named Executive Officer currently employed by the Company eligible for such benefit is Mr. Howard Solomon. This benefit is further described under the heading “Post-Termination Benefits and Change in Control Payments” on Page 49 of this Proxy Statement.

Deferred Compensation Plans

The Company maintains a nonqualified Deferred Compensation Plan for the benefit of certain highly compensated employees, including its Named Executive Officers. Such plans are common within the Company’s competitive peer group. Under this plan, full-time salaried employees who have an annual base salary of at least $150,000 may defer up to 50% of their annual base salary and up to 100% of their annual bonus. Deferred amounts may be invested among several investment programs at the participant’s option. Deferred amounts are not subject to federal or state income tax until a participant withdraws amounts from the plan. The Company does not match any of these funds. Further information on the deferred compensation payable to its Named Executive Officers can be found under the heading “Nonqualified Deferred Compensation” on Page 48 of this Proxy Statement.

Contracts and Agreements

Letter Agreement with Howard Solomon

On May 22, 2013, Howard Solomon entered into a letter agreement with the Company in connection with his retirement as the Company’s Chief Executive Officer (CEO) pursuant to which he will continue to serve as Senior Advisor to and Director of the Company for an annual salary and other compensation. Mr. Solomon’s letter agreement is more fully described in the subsection entitled “Letter Agreement with Howard Solomon” of the “Narrative Addendum to the Summary Compensation Table and Grants of Plan-Based Awards” appearing on Page 44 of this Proxy Statement.

Retention Letter Agreements

The Company entered into letter agreements with Mr. Perier and Dr. Taglietti in connection with their employment with the Company. Pursuant to these letter agreements, Mr. Perier and Dr. Taglietti are entitled to guaranteed severance payments for a one year period following a termination of employment, a bonus for the year in which the termination of employment occurs equal to the greater of the last bonus received from the Company or 40% of salary target in the case of Mr. Perier and 30% of salary target in the case of Dr. Taglietti, and continued medical and dental health care coverage for such officer and any eligible family members until the earlier of the expiration of the one year period or the date such officer obtains alternate coverage. The guaranty is triggered if the executive is terminated by the Company without Cause or resigns for Good Reason (each as defined in the relevant letter agreement). A more detailed description of such severance arrangements (including the amounts payable thereunder) can be found under the heading “Post-Termination Benefits and Change in Control Payments” on Page 49 of this Proxy Statement.

Change of Control Employment Agreements

The Company is party to change-in-control employment agreements with certain key executives, including each of the Named Executive Officers, which provide for severance (i) upon a termination due to death or disability or a termination without Cause or for Good Reason or Adequate Reason, in each case during the three year period following a Change of Control (as such terms is defined in the applicable agreement) or (ii) in connection with a termination of the agreement within 90 days following a Change of Control. Each individual covered by such an agreement has made a significant contribution to the Company and has knowledge and understanding of the Company and its operations and these arrangements are provided to maintain continuity of such expertise and leadership during potentially disruptive negotiations relating to potential mergers, acquisitions or other business combinations. They also serve to protect the stockholders’ interest in maintaining executive leadership so that goals and objectives in the best interest of stockholders are pursued. A more detailed description of such severance arrangements (including the amounts payable thereunder) can be found under the heading “Post-Termination Benefits and Change in Control Payments” on Page 49 of this Proxy Statement.

How We Make Compensation Decisions

The Role of Our Compensation Committee

The Compensation Committee is responsible for establishing the Company’s compensation strategy and overall program of executive compensation and for administering and monitoring compliance with the compensation program. The Compensation Committee seeks to ensure that the total compensation paid to our Named Executive Officers is fair, reasonable and competitive. For fiscal year 2013, the Compensation Committee also engaged an independent compensation consultant as described below under the heading “The Role of the Compensation Committee’s Independent Compensation Consultant”.

The Compensation Committee reviews the performance of and establishes compensation for the CEO and CFO.  The Compensation Committee is also responsible for granting all equity awards under the Company’s 2007 Equity Incentive Plan.  With respect to non-equity compensation awarded to senior executives of the Company other than the CEO and CFO, including the other Named Executive Officers, the Compensation Committee reviews and assesses management’s evaluation of such executives’ performance and makes recommendations to the Board regarding their non-equity compensation.

The Role of Our Management

As part of the annual compensation approval process and this year in connection with the Transition Period, the Compensation Committee considers the advice of the CEO and CFO with respect to the compensation of all Named Executive Officers other than the CEO and CFO. In addition, management of the Company provided to the Compensation Committee management’s recommendations on the proposed compensation, including annual cash incentive compensation, for the executive officers other than the CEO and CFO. The CEO and CFO assisted the Compensation Committee and its independent compensation consultant in determining the Company’s Comparator Group (as described on Page 36 of this Proxy Statement). Other members of management provided support to the Compensation Committee as needed. Based upon a review of performance and historical compensation, recommendations and information from members of management, and discussions with its independent compensation consultant, the Compensation Committee determined and recommended for Board approval compensation for the Named Executive Officers other than the CEO and CFO.

Our management was also involved in developing proposals regarding program design and administration for the Compensation Committee’s review and approval. Management was responsible for responding to any Compensation Committee requests for information, analysis, or perspective as it related to topics that arose during the course of the year. Lastly, management carries out certain responsibilities relating to administration of the compensation program.

The Role of the Compensation Committee’s Independent Compensation Consultant

The Compensation Committee engaged an independent compensation consultant, Steven Hall & Partners, LLP (SH&P) to provide advice in connection with the Compensation Restructuring and fiscal year 2013 compensation.  At the Compensation Committee’s request, SH&P conducted a thorough review of the Company’s executive compensation plans, policies and practices, as well as market trends and current and pending legislation and evolving policies and procedures adopted by proxy advisory services firms. As part of the review, SH&P reviewed current and historical practices of the Company and conducted interviews with members of the Board and management. The SH&P report to the Compensation Committee recommended the adoption of a comparator group to be used for benchmarking of compensation and practices and specific recommendations based on the Company’s long-term objectives to create a stronger alignment with the interests of stockholders and in line with current “best practices”.

Non-Binding Advisory Say on Pay Proposal and Recent Changes in Compensation Practices

In August 2012, our stockholders approved a non-binding advisory say-on-pay proposal at our 2012 Annual Meeting with approximately 81.2% of the votes cast voting in favor of that proposal, exceeding the approximately 73.5% favorable vote in 2011. The Compensation Committee interpreted these results as a validation of the efforts that we undertook in connection with the Compensation Restructuring to improve our pay-for-performance compensation program. As a result, we have retained our general approach to executive compensation. Nonetheless, the Compensation Committee continues to work with its independent compensation consultant to consider alternatives and intends to make changes to the program, both large and small, where it determines it appropriate. Accordingly, the Compensation Committee will continue to monitor and consider future advisory say-on-pay votes to ensure that there is continued support for our pay-for-performance compensation programs among our stockholders.  The Board has historically held this vote annually and continues to do so, consistent with the recommendation of our stockholders at the 2011 annual meeting.

Competitive Marketplace Assessment

As part of our executive compensation program, we periodically review executive compensation data from similar companies in order to ensure that our practices are fair and reasonable.  In connection with the compensation determinations made by the Compensation Committee in May 2012 at the end of the Transition Period, the Compensation Committee utilized the independent compensation consultant’s analysis that was provided to the Compensation Committee in December 2011.  At that time, the Compensation Committee had requested that the Compensation Consultant review data from a broad range of publicly traded pharmaceutical companies.  From this group, the Compensation Consultant recommended, and based on such recommendation the Compensation Committee established, a peer group consisting of eleven publicly traded pharmaceutical health companies (the Comparator Group).  The Comparator Group was selected based on industry focus, revenue size and includes companies with which we compete for talent. In addition, we considered an analysis of market capitalization and similarity of broad-based product and service offerings. The Comparator Group consisted of:

Allergan, Inc.	Hospira, Inc.
Biogen Idec Inc.	Mylan Inc.
Celgene Corporation	Perrigo Company
Cephalon Inc.[2]	Warner Chilcott PLC
Endo Pharmaceuticals Holdings Inc.	Watson Pharmaceuticals, Inc.[3]
Gilead Sciences, Inc.

Compensation decisions by the Compensation Committee at the 2012 Compensation Committee Meeting also took into account a market study prepared by the independent consultant for the December 2011 meeting which benchmarked elements of compensation including base salaries, total cash compensation and total compensation for officers in comparable positions. The study included data derived from a number of sources, including the proxy statements of companies within the Comparator Group and two surveys published by Towers Watson. In developing compensation levels for the Company’s officers, the Compensation Committee used such data as a point of reference, and made adjustments based on differences in the scope of responsibilities of the Company’s executive as compared to their counterparts within the Comparator Group. The Compensation Committee further adjusted compensation levels based on the executive’s tenure, performance during the compensation period and the relative strategic importance of such executive’s position within the Company.

Risk Considerations

The Compensation Committee has reviewed the Company’s compensation policies and practices and analyzed the potential business risks inherent in such policies and practices. The Compensation Committee believes that the Company’s executive compensation policies and practices do not encourage our management, including our Named Executive Officers, to take unnecessary business risks that are reasonably likely to have a material adverse effect on the Company.  Specifically, the Company’s historical practice of providing the majority of management compensation in the form of long-term equity awards, and its recent additions to its compensation programs, including the issuance of PSUs which use multiple performance metrics, have a range of payouts based on the achievement of such metrics (as opposed to an “all or nothing” payout scheme that could otherwise encourage the taking of unnecessary risks), and have a minimum three year performance period and the requirement that all awards granted to executive officers under the Equity Plan have a vesting schedule which exceeds 24 months, align the interests of our management with the long-term interests of the Company’s stockholders and protect against inappropriate risk taking.  In addition to the foregoing, during fiscal year 2012, the Company amended its Corporate Governance Guidelines to implement stock ownership guidelines, a holding period requirement with respect to shares acquired by executive officers from option exercises and restricted stock grants, and an anti-hedging policy with a view to further aligning the interests of management with those of our stockholders thereby mitigating the taking of unnecessary risks.  Finally, as described in greater detail in the following section, the Company also maintains a “clawback” policy to discourage knowing or intentional fraudulent or illegal conduct.

Clawback Policy

The Company maintains a “clawback” policy, which is set forth in our Corporate Governance Guidelines. The policy provides that, in addition to any other remedies that may be available to the Company, the Company may recover (in whole or in part) any bonus, incentive payment, commission, equity award or other compensation received by an executive officer of the Company that is or was based on any financial results or operating metrics that were impacted by such executive officer’s knowing or intentional fraudulent or illegal conduct.

2 Cephalon, Inc. was acquired subsequently by Teva Pharmaceutical Industries Ltd. on October 14, 2011.
3  Following its acquisition of Activis Group in October 2012, Watson Pharmaceuticals, Inc. changed its name to Activis, Inc.

Stock Ownership Guidelines

Our Corporate Governance Guidelines include stock ownership guidelines applicable to our non-employee Directors and our executive officers, including the Named Executive Officers. These guidelines are intended to align the long-term interests of our non-employee Directors and executives with the interests of stockholders and promote an ownership culture and long-term perspective.

Role	Value of Common Stock to be Owned
Chairman of the Board, Chief Executive Officer and President	Six times base salary
Direct Reports to the Chief Executive Officer	Three times base salary
Other senior executives	One times base salary
Non-employee directors	Three times annual retainer fee

Each executive and non-employee Director is required to meet his or her target stock ownership threshold on or before December 31 of the year which includes the fifth anniversary or seventh anniversary, respectively, of the date he or she became subject to the guidelines.

Holding Period for Stock Options, Restricted Stock and Performance Stock Units

To further promote a culture of ownership and long-term investment, the Board has adopted a policy requiring that shares obtained by executives, including the Named Executive Officers, upon the exercise of Company stock options or through Company restricted stock grants and performance stock units be held until such executive achieves the applicable ownership threshold under the stock ownership guidelines, subject to exceptions for shares required to be sold in order to exercise the option or pay the taxes accruing as a result of the exercise of the option or the vesting of the restricted stock award or performance stock unit and in connection with corporate transactions that are generally available to stockholders.

No Hedging Policy

To further align our Directors’ and executive officers’ interests with the interests of the Company’s stockholders, the Board has adopted a policy applicable to all Directors and executive officers, including the Named Executive Officers, which prohibits transactions designed to limit or eliminate economic risks to our Directors or executive officers from owning the Company’s stock, such as transactions involving any form of margin arrangement, short sales or dealing in puts and calls or other derivative instruments related to Company stock or debt.

Tax and Accounting Implication of Compensation

Section 162(m) of the Code generally limits the deductibility of compensation (other than qualified performance-based compensation) in excess of $1,000,000 paid in a taxable year to a company’s chief executive officer and the four other most highly compensated executive officers. The Company considers the impact of this deductibility limitation on its compensation program, but recognizes that there may be cases in which authorized compensation exceeds the limits contemplated in Section 162(m) of the Code.

Current accounting rules, including Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC 718), “Compensation-Stock Compensation”, require the Company to record as an expense the estimated fair market value of stock option grants and stock awards, which reduces the Company’s reported profits. The Committee considers this expense when determining the types and values of equity awards to be granted to employees, including the Named Executive Officers.

Report Of The Compensation Committee(1)

With respect to the fiscal year ended March 31, 2013, the Compensation Committee hereby reports as follows:

1.    The Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis, set forth in this proxy statement, as required by Item 402(b) of Regulation S-K; and

2.    Based on the review and discussions referred to in paragraph 1 above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A filed with the SEC.

FOREST LABORATORIES, INC.
COMPENSATION COMMITTEE

Brenton L. Saunders (Chairman)
Christopher J. Coughlin, and
Gerald M. Lieberman

(1)	Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the Report of the Compensation Committee shall not be deemed incorporated by reference in any such filings.

Tabular Compensation Disclosure

The following tables summarize our Named Executive Officer and non-employee director compensation as follows:

1.	Summary Compensation Table. The Summary Compensation Table on Page 41 and related discussion summarize the compensation earned by or paid to our Named Executive Officers for the fiscal years ended March 31, 2013, 2012 and 2011, including salary earned, the aggregate grant date fair value of performance stock units, stock awards and option awards granted to our Named Executive Officers, and all other compensation paid to our Named Executive Officers, including perquisites.

2.	Grants of Plan-Based Awards Table. The Grants of Plan-Based Awards Table on Page 43 and related discussion summarize all grants of plan-based awards made to our Named Executive Officers for the fiscal year ended March 31, 2013.

3.	Outstanding Equity Awards at Fiscal Year-End Table. The Outstanding Equity Awards at Fiscal Year-End Table on Page 46 and related discussion summarize the unvested performance stock units, stock awards and all stock options held by our Named Executive Officers as of March 31, 2013. Please note that our Named Executive Officers’ ownership of vested shares of stock is set forth under “Security Ownership of Principal Stockholders and Management” on Page 7 of this Proxy Statement.

4.	Option Exercises and Stock Vested Table. The Option Exercises and Stock Vested Table on Page 48 and related discussion summarize our Named Executive Officers’ option exercises and stock award vesting during the fiscal year ended March 31, 2013.

5.	Non-qualified Deferred Compensation Table. The Nonqualified Deferred Compensation Table on Page 48 and related discussion summarize the contributions to and account balances under our Deferred Compensation Plan during the fiscal year ended March 31, 2013.

6.	Potential Payments Upon Termination Table. The Potential Payments Upon Termination Table on Page 49 and related discussion summarize payments and benefits that would be made to certain of our Named Executive Officers in the event of certain employment terminations.

7.	Potential Payments Upon a Change in Control Table. The Potential Payments Upon a Change in Control Table on Page 51 and related discussion summarize payments and benefits that would be made to our Named Executive Officers in the event of a change in control.

8.	Director Compensation Table. The Director Compensation Table on Page 52 and related discussion summarize the compensation paid to our non-employee directors during the fiscal year ended March 31, 2013, including cash compensation and the aggregate grant date fair value of stock awards and option awards granted to our non-employee directors.

Summary Compensation Table

The following table sets forth compensation for each of our Named Executive Officers (NEOs) for each of the fiscal years ended March 31, 2013, 2012 and 2011 during which such person qualified as a NEO.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)		Total ($) (3)
Howard Solomon,	2013	1,349,999	0	2,199,275	726,196	405,000	143,332	(4)	4,823,802
Chairman, CEO and President	2012	1,350,000	1,013,885	4,523,246	1,515,050	0	131,486		8,533,667
	2011	1,312,500	1,037,500	4,020,625	2,112,000	0	358,688		8,841,313

Elaine Hochberg,	2013	709,187	0	747,230	367,779	261,025	47,181	(4)	2,132,402
Executive Vice President and	2012	682,587	402,000	1,430,762	783,580	0	45,449		3,344,378
Chief Commercial Officer	2011	650,321	385,000	1,769,075	1,056,000	0	46,432		3,906,828

Francis I. Perier, Jr.,	2013	658,531	0	695,331	344,030	242,394	48,028	(4)	1,988,314
Executive Vice President – Finance	2012	632,243	366,810	1,343,776	723,750	0	48,252		3,114,831
and Administration and CFO	2011	603,956	344,000	1,608,250	1,056,000	0	48,885		3,661,091

Marco Taglietti, M.D.,	2013	600,263	0	584,198	288,752	284,919	33,575	(4)	1,791,707
Senior Vice President – Research	2012	578,091	325,500	1,145,809	599,265	0	33,643		2,682,308
and Development and President	2011	550,872	310,000	1,447,425	637,800	0	34,123		2,980,220
of Forest Research Institute

David F. Solomon,	2013	486,300	0	597,784	296,857	182,036	27,567	(4)	1,590,544
Senior Vice President – Corporate	2012	450,000	261,500	1,145,809	552,945	0	25,255		2,435,509
Development and Strategic Planning	2011	396,875	230,000	1,447,425	584,650	0	22,359		2,681,309

(1)	In December 2011, the Compensation Committee decided to align the Company’s compensation cycle, which historically covered the twelve month period ending September 30, with the Company’s fiscal year end of March 31. The amounts set forth in the “Bonus” column for fiscal year 2012 represent the cash incentives issued as a bonus for the fiscal year ended March 31, 2012. To facilitate comparisons among fiscal years 2011 and 2012, the cash incentive awards set forth in the “Bonus” column for fiscal year 2011 has been restated to reflect the cash incentives earned as bonuses with respect to such fiscal year as opposed to the amount earned with respect to the twelve-month period ended September 30. Commencing with fiscal year 2013, the Compensation Committee discontinued granting discretionary cash bonus awards and instituted a policy of granting formula based cash incentive awards under the Company’s Annual Incentive Compensation Plan (the Incentive Plan) instead. All awards granted pursuant to the Incentive Plan were determined in accordance with the terms of the Incentive Plan as described under the heading “Annual Incentives” of the “Executive Compensation Discussion and Analysis” on Page 29 of this Proxy Statement.

(2)	Represents the aggregate grant date fair values of awards granted during the fiscal years ended March 31, 2013, 2012 and 2011 computed in accordance with FASB ASC 718. For a discussion of valuation assumptions used in calculating the amounts for fiscal years 2013, 2012 and 2011, see Note 1 to our Consolidated Financial Statements included in our Annual Reports on Form 10-K for the fiscal years ended March 31, 2013, 2012 and 2011, respectively. For fiscal years 2012 and 2013, the “Stock Awards” column reflects the grant date fair value for both grants of Restricted Stock and performance stock units (PSUs) granted to the NEOs during that period. For fiscal years 2012 and 2013, the value of PSUs has been determined based on an assumed vesting of 100% of the target PSUs awarded, which is the performance threshold the Company believed as of the grant date was most likely to be achieved under the grants. The following is the maximum grant date fair value for the PSU awards granted in fiscal years 2012 and 2013 for each of the following NEOs if, due to the Company’s performance during the applicable performance cycle, the PSUs vested at their maximum level: Howard Solomon: $4,310,282 and $2,194,737; Elaine Hochberg: $1,073,071 and $558,690; Francis I. Perier: $1,007,832 and $519,886; Marco Taglietti: $859,357 and $436,794; and David F. Solomon: $859,357 and $446,952. Please see the “Grants of Plan-Based Awards” table on Page 43 of this Proxy Statement for more information regarding equity awards granted in fiscal year 2013.

(3)	There are no above-market or preferential earnings on deferred compensation. Consequently, the Summary Compensation Table does not include earnings on deferred amounts. In addition, none of the NEOs is eligible for pension benefits because Forest does not have a defined benefit retirement program.

(4)	This amount includes the cost of group term life insurance and compensation credited to the NEOs pursuant to our Savings and Profit Sharing Plan, each of which benefit is available on the same terms to all non-bargaining unit employees of the Company and its domestic subsidiaries. These employees become participants in the plan if they are employed for at least six months prior to the plan year-end. The Company makes contributions to the plan at the Board’s discretion. However, for fiscal year 2013, the contribution base may not exceed 25% of the individual plan participant’s gross salary (up to a maximum salary of $255,000), including allocated forfeitures for the plan year. Plan participants vest over a period of one to five years of credited service. The amount disclosed also includes the costs of all perquisites provided to the NEOs, including with respect to Mr. David F. Solomon and Dr. Taglietti amounts that did not exceed $10,000. The amount of such perquisites represent the cost associated with company cars (including insurance), company provided lunches and membership dues. With respect to Mr. Howard Solomon this amount also includes $101,946 of medical expenses paid on behalf of Mr. Solomon under a supplemental medical plan.

Grants Of Plan-Based Awards

The following table sets forth certain additional information regarding grants of plan-based awards to our NEOs during the fiscal year ended March 31, 2013:

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards:	All Other Option	Exercise
Name	Grant	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)(3)	Awards: Number of Securities Underlying Options (#)(4)	or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Howard Solomon	05/07/12	$506,250	$1,012,500	$2,025,000
	05/07/12				21,606	43,212	64,818				1,463,158
	05/07/12							21,606			736,116
	05/07/12								71,676	$34.035	726,196
Elaine Hochberg	05/07/12	$213,675	$427,350	$854,700
	05/07/12				5,500	11,000	16,500				372,460
	05/07/12							11,000			374,770
	05/07/12								36,300	$34.035	367,779
Francis I. Perier, Jr.	05/07/12	$198,413	$396,825	$793,650
	05/07/12				5,118	10,236	15,354				346,591
	05/07/12							10,236			348,741
	05/07/12								33,956	$34.035	344,030
Marco Taglietti, M.D.	05/07/12	$180,855	$361,710	$723,420
	05/07/12				4,300	8,600	12,900				291,196
	05/07/12							8,600			293,002
	05/07/12								28,500	$34.035	288,752
David F. Solomon	05/07/12	$146,520	$293,040	$586,080
	05/07/12				4,400	8,800	13,200				297,968
	05/07/12							8,800			299,816
	05/07/12								29,300	$34.035	296,857

(1)	The amounts actually paid to each NEO under the Annual Incentive Plan are set forth in the Summary Compensation Table at Page 41. At the beginning of the 2013 fiscal year, target payouts under these awards were based on a targeted percentage of base salary to be earned during the year. The amount set forth as the “Maximum” represents the maximum individual bonus that could have been earned by each NEO with respect to such NEO’s grant for the 2013 fiscal year under our Incentive Plan. The amount set forth as the “Threshold” represents the bonus that would have been payable if each of the four metrics under the award was achieved at the minimum level of performance, although no bonus, or a smaller bonus, could have been payable if none, or only some, respectively, of the four performance metrics were achieved at the threshold level. Additional information regarding the awards issued to NEOs for the 2013 fiscal year under the Incentive Plan can be found in this Proxy Statement under the heading “Compensation Discussion and Analysis – Elements of Executive Compensation – Annual Incentives.”

(2)	Performance-based restricted stock units (PSUs) are earned after a three year period based on achievement of financial objectives established by the Compensation Committee at the time of grant. At the end of the third year, the Compensation Committee assesses performance versus the targets to determine how many shares are earned, and payouts are then made. The amount set forth as the “Maximum” represents the maximum number of shares that could be issued under the PSUs with respect to the award granted during the 2013 fiscal year. The amount set forth as the “Threshold” represents the number of shares that would be issued if each metric under the award is achieved at the minimum level of performance, although 0% of the award could be earned if none of the performance metrics are achieved. Additional information regarding the PSUs issued to NEOs during the 2013 fiscal year can be found in this Proxy Statement under the heading “Compensation Discussion and Analysis – Elements of Executive Compensation – Long Term Incentives.”

(3)	The stock award is subject to a risk of forfeiture which lapses as to 33% of the shares covered by the award on May 15, 2013, 33% of the shares on May 15, 2014 and 34% of the shares on May 15, 2015.

(4)	The stock option has a term of ten years and becomes exercisable as to 25% of the shares covered by the option on each of the first four anniversaries of the grant date.

(5)	Represents the aggregate grant date fair value of awards computed in accordance with FASB ASC 718 and does not reflect whether the recipient has actually realized a financial benefit from the awards. For additional information regarding the valuation methodology used by the Company, see Note 1 to our 2013 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended March 31, 2013. The value of PSUs has been determined based on the vesting of 100% of the target PSUs awarded, which is the performance threshold the Company believed as of the grant date was most likely to be achieved under the grants.

Narrative Addendum to the Summary Compensation Table and Grants of Plan-Based Awards

Letter Agreement with Howard Solomon.

 On May 22, 2013, Howard Solomon advised the Board of his decision to retire as President and Chief Executive Officer of the Company effective December 31, 2013, and entered into a letter agreement with the Company (the Letter Agreement) pursuant to which he agreed to continue serving as the Company’s Chief Executive Officer and President until the later of December 31, 2013, or the date his successor as Chief Executive Officer is appointed (the Transition Date). Under the terms of the Letter Agreement, Mr. Solomon will continue to receive his current compensation and benefits through the Transition Date. In light of Mr. Solomon’s key relationships, including with the Company’s licensing partners, and in order to retain the benefit of his experience, from and following the Transition Date, Mr. Solomon will commence employment as a Senior Advisor to the Company, and in that capacity he will provide services reasonably requested by the Board or the Chief Executive Officer of the Company. Mr. Solomon’s term as Senior Advisor to the Company will last until the earlier of December 31, 2016 or the date his employment is terminated in accordance with the terms of the Letter Agreement.

In consideration for serving as a Senior Advisor to the Company, Mr. Solomon will receive an annual salary of $250,000, will continue to receive health insurance and other welfare benefits at least at the current level, service credit for all purposes under the Company’s compensation and benefit plans, policies and arrangements in which he participates, an office and secretarial support, and use of a Company car and driver. Following the Transition Date, Mr. Solomon will no longer be eligible for severance compensation or benefits under either his change-in-control employment agreement with the Company, or any other severance pay arrangement of the Company or its affiliates. Mr. Solomon and the Company will also execute and deliver mutual releases of claims to each other no later than 21 days following the Transition Date.

The Letter Agreement also provides that, subject to the Board’s standard nominating procedures, the Company anticipates that it will nominate Mr. Solomon as a director of the Company at the 2013 annual meeting of stockholders and, if Mr. Solomon is elected at such meeting, he will retain his position as Chairman of the Board until the 2014 annual meeting of stockholders. Subject to the Board’s standard nominating procedures and the exercise of its fiduciary duties, the Board will also consider Mr. Solomon for election as a director at the 2014 and 2015 annual meetings of stockholders, and if nominated and elected, Mr. Solomon will be given the honorary title “Chairman Emeritus”. Following the Transition Date and while serving as a director, Mr. Solomon will receive (i) the same compensation as non-employee members of the Board, and (ii) while serving as the non-executive Chairman of the Board, an additional retainer, payable at an annual rate of $150,000. In the event that his employment as Senior Advisor terminates while he is serving as a director, Mr. Solomon will resign from the Board if he is requested to do so by the Board.

Equity Plans

The only long-term incentive compensation plan pursuant to which we presently grant equity awards is our 2007 Equity Incentive Plan (the Equity Plan).  Pursuant to the Equity Plan, employees, including the Named Executive Officers, may be granted options to purchase shares of common stock, stock awards, stock appreciation rights and stock equivalent units (the Awards).  The exercise price of all options, including Incentive Stock Options (ISOs) as defined by Section 422 of the Internal Revenue Code of 1986 (the Code), is the fair market value of the shares on the grant date.  In fiscal 2012, we granted only performance based stock equivalent units (referred to as performance stock units or PSUs), restricted stock awards and stock options.  All of our employees, our subsidiaries’ employees and our non-employee directors are eligible to receive Awards under the Equity Plan.  The Equity Plan provides that a Committee composed of no fewer than three (3) members of the Board, each of whom meets the definition of “outside director” under the provisions of Section 162(m) of the Code and the definition of “non-employee director” under the provisions of the Exchange Act or rules and regulations promulgated thereunder, shall administer the Equity Plan and determine which employees are granted Awards and the number of shares subject to each Award.  A full description of the terms of the equity awards granted to our Named Executive Officers is described in the “Compensation Discussion and Analysis – Elements of Executive Compensation - Long-Term Incentives”.  Under the Equity Plan, the non-employee directors are eligible for automatic grants of stock awards and stock options as further described in the narrative following the Director Compensation table on Page 52 of this Proxy Statement under the heading “Director Compensation.”

At the Annual Meeting we are proposing several amendments to the Equity Plan, including to increase the number of shares available for grant under the Equity Plan and adjustments to the share counting rules, including the addition of fungible share counting.  A full description of the terms of the Equity Plan and the proposed amendments is set forth on Page 57 of this Proxy Statement under “Proposal 3.”

We have historically granted options to our employees and directors under our 1998 Stock Option Plan, our 2000 Stock Option Plan and our 2004 Stock Option Plan (the Prior Option Plans).  Following the adoption of the Equity Plan, we ceased issuing options under the Prior Option Plans, however all options previously issued under the Prior Option Plans which remain outstanding continue to be governed by the terms of such Prior Option Plans.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information regarding each unexercised option and unvested stock award held by each of our Named Executive Officers as of March 31, 2013:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Howard Solomon	- -	71,676	(1)	34.0350	5/6/2022	21,606	(2)	821,892	21,606	821,892
	39,250	117,750	(3)	29.9950	12/04/2021	36,850	(4)	1,401,774	47,900	1,822,116
	150,000	- -		32.1650	12/05/2020	- -		- -	- -	- -
	140,000	- -		31.2650	12/06/2019	- -		- -	- -	- -
	125,000	- -		24.1200	12/08/2018	- -		- -	- -	- -
	125,000	- -		37.2550	12/05/2017	- -		- -	- -	- -
	200,000	- -		51.5350	12/08/2016	- -		- -	- -	- -
	200,000	- -		40.2900	12/09/2015	- -		- -	- -	- -
	200,000	- -		42.5350	12/13/2014	- -		- -	- -	- -
	200,000	- -		59.0500	12/12/2013	- -		- -	- -	- -

Elaine Hochberg	- -	36,300	(1)	34.0350	5/6/2022	11,000	(2)	418,440	5,500	209,220
	20,299	60,901	(3)	29.9950	12/04/2021	15,980	(4)	607,879	11,925	453,627
	75,000	- -		32.1650	12/05/2020	- -		- -	- -	- -
	60,000	- -		31.2650	12/06/2019	- -		- -	- -	- -
	50,000	- -		24.1200	12/08/2018	- -		- -	- -	- -
	50,000	- -		37.2550	12/05/2017	- -		- -	- -	- -
	75,000	- -		51.5350	12/08/2016	- -		- -	- -	- -
	50,000	- -		40.2900	12/09/2015	- -		- -	- -	- -
	50,000	- -		42.5350	12/13/2014	- -		- -	- -	- -
	50,000	- -		59.0500	12/12/2013	- -		- -	- -	- -

Francis I. Perier, Jr.	- -	33,956	(1)	34.0350	5/6/2022	10,236	(2)	389,377	5,118	194,689
	18,749	56,251	(3)	29.9950	12/04/2021	15,008	(4)	570,904	11,200	426,048
	75,000	- -		32.1650	12/05/2020	- -		- -	- -	- -
	26,997	33,003	(5)	31.2650	12/06/2019	11,250	(6)	427,950	- -	- -
	29,996	20,004	(7)	24.1200	12/08/2018	- -		- -	- -	- -
	50,000	- -		37.2550	12/05/2017	- -		- -	- -	- -
	75,000	- -		51.5350	12/08/2016	- -		- -	- -	- -
	50,000	- -		40.2900	12/09/2015	- -		- -	- -	- -
	100,000	- -		44.7400	09/30/2014	- -		- -	- -	- -

Marco Taglietti, M.D.	- -	28,500	(1)	34.0350	5/6/2022	8,600	(2)	327,144	4,300	163,572
	15,524	46,576	(3)	29.9950	12/04/2021	12,797	(4)	486,798	9,550	363,282
	17,998	42,002	(8)	32.1650	12/05/2020	22,500	(9)	855,900	- -	- -
	17,997	22,003	(5)	31.2650	12/06/2019	10,000	(6)	380,400	- -	- -
	14,996	10,004	(7)	24.1200	12/08/2018	- -		- -	- -	- -
	60,000	- -		39.8800	08/12/2017	- -		- -	- -	- -

David F. Solomon	- -	29,300	(1)	34.0350	5/6/2022	8,800	(2)	334,752	4,400	167,376
	14,324	42,976	(3)	29.9950	12/04/2021	12,797	(4)	486,798	9,550	363,282
	16,498	38,502	(8)	32.1650	12/05/2020	22,500	(9)	855,900
	17,997	22,003	(5)	31.2650	12/06/2019	10,000	(6)	380,400	- -	- -
	14,996	10,004	(7)	24.1200	12/08/2018	- -		- -	- -	- -
	25,000	- -		37.2550	12/05/2017	- -		- -	- -	- -
	5,000	- -		51.5350	12/08/2016	- -		- -	- -	- -

(1)	The option was granted on May 7, 2012 and has a term of ten years. The option vests and is exercisable as to 25% of the shares underlying the option on each of the first four anniversaries of the grant date.

(2)	The stock award was granted on May 7, 2012. The stock award is subject to a risk of forfeiture which lapses as to 33% of the shares covered by the award on the first two anniversaries of the grant date and 34% of the shares on the third anniversary of the grant date.

(3)	The option was granted on December 5, 2011 and has a term of ten years. The option vests and is exercisable as to 25% of the shares underlying the option on each of the first four anniversaries of the grant date.

(4)	The stock award was granted on December 5, 2011. The stock award is subject to a risk of forfeiture which lapses as to 33% of the shares covered by the award on the first two anniversaries of the grant date and 34% of the shares on the third anniversary of the grant date.

(5)	The option was granted on December 7, 2009 and has a term of ten years. The option vests and is exercisable as to 15% of the shares underlying the option on each of the first four anniversaries of the grant date and as to the remaining 40% on the fifth anniversary of the grant date.

(6)	The stock award was granted on December 7, 2009. The stock award is subject to a risk of forfeiture which lapses as to 25% of the shares covered by the award on each of the first four anniversaries of the grant date.

(7)	The option was granted on December 8, 2008 and has a term of ten years. The option vests and is exercisable as to 15% of the shares underlying the option on each of the first four anniversaries of the grant date and as to the remaining 40% on the fifth anniversary of the grant date.

(8)	The option was granted on December 6, 2010 and has a term of ten years. The option vests and is exercisable as to 15% of the shares underlying the option on each of the first four anniversaries of the grant date and as to the remaining 40% on the fifth anniversary of the grant date.

(9)	The stock award was granted on December 6, 2010. The stock award is subject to a risk of forfeiture which lapses as to 25% of the shares covered by the award on each of the first four anniversaries of the grant date.

Option Exercises And Stock Vested

No options were exercised by any of the Named Executive Officers during the fiscal year ended March 31, 2013.  The following table sets forth information regarding vesting of restricted stock during fiscal year 2013:

	STOCK AWARDS
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Howard Solomon	49,400	1,770,572
Elaine Hochberg	21,621	774,927
Francis I. Perier, Jr.	41,142	1,473,289
Marco Taglietti, M.D.	35,053	1,255,270
David F. Solomon	35,053	1,255,270

Non-Qualified Deferred Compensation

The following table shows the executive contributions, earnings and account balances for all Named Executive Officers who participate in our Deferred Compensation Plan.  The Deferred Compensation Plan allows full time salaried employees who have an annual base salary of at least $150,000, including the Named Executive Officers, to defer up to 50% of their annual base salary and up to 100% of their annual bonuses.  Deferred amounts are not subject to federal or state income tax until a participant withdraws amounts from the Deferred Compensation Plan.  We do not match any of these funds.

Employees who participate in the Deferred Compensation Plan may at their option invest deferred monies in a range of investment vehicles that generally mirror the choices available to all employees in the Company’s 401(k) Plan.  The investment options in the Deferred Compensation Plan have returns that would be the same as those earned on the same options in the Company’s 401(k) Plan for the 2013 fiscal year.  The rates of return for funds in the Deferred Compensation Plan ranged from:  0.12% to 19.02%.

Name	Executive Contributions in Last Fiscal Year($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Elaine Hochberg	20,450	42,138	-	376,125	(3)

(1)	The amount set forth in this column has also been reported as “Salary” for the fiscal year 2013 in the Summary Compensation Table on Page 41 of this Proxy Statement.

(2)	There are no above-market or preferential earnings on deferred compensation. Consequently, the amount set forth in this column has not been reported as “Salary” for the fiscal year 2013 in the Summary Compensation Table on Page 41 of this Proxy Statement.

(3)	$39,500 and $37,500 of this amount were reported as “Salary” for the fiscal years 2012 and 2011, respectively, in the Summary Compensation Table on Page 41 of this Proxy Statement.

Post-Termination Benefits And Change In Control Payments

Retention Letter Agreements

The offer letters pursuant to which certain executive officers joined Forest, including certain of the Named Executive Officers, include a severance guarantee for the three year period commencing as of the executive’s start date or if longer, a one year period following his or her termination of employment, limited to severance and certain benefits in the event of a termination of his or her employment by us without Cause or the employee’s termination of employment for Good Reason, each as defined in the applicable offer letter (a Severance Payment Qualifying Termination). The offer letters also provide for continued health coverage until the earlier of the expiration of a one year period or the date such officer obtains alternate coverage.

Mr. Perier and Dr. Taglietti each joined the Company pursuant to offer letters which included severance guaranties and are currently the only Named Executive Officers who are entitled to severance benefits pursuant to offer letters.  Upon a Severance Payment Qualifying Termination, each such officer is entitled to receive semi-monthly base salary payments for the one year severance period following his termination, plus bonus for the year in which the termination of employment occurs equal to the greater of the last annual bonus that such officer received from the Company or 40% of salary target in the case of Mr. Perier and 30% of salary target in the case of Dr. Taglietti, plus continued medical and dental health care coverage for such officer and any eligible family members until the earlier of the expiration of the one year period or the date such officer obtains alternate coverage.

Benefits Continuation Agreements

On December 1, 1989, the Board authorized the grant of certain medical insurance benefits to certain senior executive officers and their spouses upon the completion of ten years of service by such officers (the 1989 Benefit). The 1989 Benefit is provided to these executives and their spouses for their lifetimes following termination of the executive’s employment with Forest. The 1989 Benefit is equivalent to the medical insurance benefits provided to the executives as of the date of their termination, or as of December 1, 1989, if more favorable, together with payment of reasonable health care related costs. The 1989 Benefit need not be provided to the extent and for any time that the executive obtains comparable coverage from a subsequent employer. Mr. Howard Solomon is currently the only executive officer who is entitled to these benefits. The amounts payable on behalf of Mr. Solomon during fiscal 2014, assuming he had terminated his employment as of March 31, 2013, are reasonably estimated to be equal to $96,000.

Potential Payments Upon Termination

The potential amounts payable to Dr. Taglietti and Mr. Perier pursuant to their offer letters, in each case assuming a termination date of March 31, 2013, are set forth in the table entitled “Potential Payments Upon Termination” below.

Name(1)	Salary ($) (1)	Bonus ($)		Continued Health Care Benefits ($) (2)
Francis I. Perier, Jr.	658,531	263,413	(3)	22,131
Marco Taglietti, M.D.	600,263	284,919	(4)	21,149

(1)	Each officer is entitled to 12 months of salary.

(2)	Includes amounts payable during the 12 month period following a termination of employment for health care coverage (medical and dental) for employee and employee’s eligible family members.

(3)	This amount is the higher of Mr. Perier’s last annual bonus or 40% of his base salary.

(4)	This amount is the higher of Dr. Taglietti’s last annual bonus or 30% of his base salary.

Change in Control

As disclosed in the Compensation Disclosure and Analysis section of this Proxy Statement, the Company has entered into Change in Control agreements with several key employees, including each of its Named Executive Officers.  The current agreements automatically renew each year on January 1 for an additional three year period unless the Company provides the executive written notice at least 60 days prior to such date that the term of his or her Change in Control agreement will not be extended for an additional three year period.  The Board has determined that it is in both our best interests and the best interests of our stockholders to enter into Change in Control agreements with certain executive officers.  In particular, these agreements enable management to evaluate and support potential transactions that might be beneficial to stockholders without regard to the potential impact on their own job security or earned benefits.  Additionally, the agreements provide for continuity of management in the event of a Change in Control.

Each agreement becomes effective only upon the occurrence of a Change in Control and provides that the executive is entitled to salary, bonus and benefits for a three year period following a Change in Control if the executive’s employment is terminated as a result of such Change in Control or during such three year period by the Company without Cause or by the employee for Good Reason or for Adequate Reason (a Qualifying Termination).  “Cause” is generally defined as one of the following:  (i) refusal of the executive to comply with written instructions of our Board or CEO that are consistent with the scope of the executive’s responsibilities; or (ii) willful engagement by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.  “Good Reason” includes a reduction in job responsibilities, or changes in pay and benefits as well as any material change in the geographic location at which the executive must perform services to the Company.  The executive has 90 days to assert a claim for payment in connection with a termination for Good Reason.  “Adequate Reason” means the executive’s resignation for any reason or no reason during the 30-day period immediately following the first anniversary of the Change in Control.

Subject to certain exceptions, a “Change in Control” is generally defined as (i) an acquisition of more than 50% of our common stock or voting securities by a person or group not acquiring their shares directly from us, (ii) an acquisition during any 12-month period of 30% or more of our common stock by a person or group not acquiring their shares directly from us, (iii) a change in the majority of the current Board or their designated successors not consented to by such current Board or designated successors, or (iv) a merger, consolidation or sale of all or substantially all of our assets which involves a 50% or greater change in our stockholders or the replacement of a majority of the current Board or their designated successors or the acquisition by a person or group of more than 30% of our voting securities.

Upon such Qualifying Termination, executives subject to these agreements are eligible for the following amounts:  (i) the amount of any accrued compensation obligations to the executive through the termination date, consisting of unpaid base salary, a pro-rated bonus equal to the greater of the executive’s annualized current year bonus or the highest annual bonus received by such executive during the three years preceding the Change in Control, and other accrued compensation through the termination date; plus (ii) an amount equal to three times the executive’s base salary (which must be at least 12 times the executive’s highest monthly salary during the 12 months preceding the Change in Control) and highest annual bonus during the three years preceding the Change in Control; plus (iii) the actuarial equivalent of the employee’s benefit under any retirement plans in which the executive participates, assuming continued participation for a three year period following the termination date. In addition, the executive will receive continued medical benefits for a three year period for both the executive and his or her family, provided however that such coverage will be secondary to any coverage the executive obtains from a subsequent employer.  Lastly, the employee will be provided with outplacement services and any other amounts or benefits required to be paid or provided under any plan or program.  In calendar 2008, these agreements were formally amended with the intention that they would comply with Section 409A of the Code (Section 409A), which may impose additional taxes on executive officers for certain types of deferred compensation that are not in compliance with Section 409A.

Potential Payments Upon Change in Control

The following table sets forth our reasonable estimate of the potential payments to each of our Named Executive Officers under our Change in Control Agreements if a Change in Control occurred as of March 31, 2013:

Name	Salary($) (1)	Bonus ($) (2)	Continuation of Benefits under Retirement Plans ($)(3)	Continuation of Welfare Benefits ($) (4)
Howard Solomon(5)	4,049,997	3,112,500	84,569	166,924
Elaine Hochberg	2,127,560	1,206,000	85,586	163,395
Francis I. Perier, Jr.	1,975,594	1,100,430	84,919	74,259
Marco Taglietti, M.D.	1,800,789	976,500	85,359	71,313
David F. Solomon	1,458,899	784,500	70,072	68,577

(1)	This amount is equal to three times the respective executive officer’s annual base salary in effect at March 31, 2013.

(2)	For all Named Executive Officers other than Mr. H. Solomon, this amount is equal to three times the respective executive officer’s fiscal year 2012 bonus, which is highest bonus awarded to each such executive officer during the last three fiscal years. For Mr. H. Solomon, this amount is equal to three times his fiscal year 2011 bonus, which is highest bonus awarded to Mr. Solomon during the last three fiscal years.

(3)	Amounts set forth represent estimated payments in connection with our Savings and Profit Sharing Plan for a three year period.

(4)	This amount represents estimated payments under welfare benefit plans including medical, dental and life insurance for a three year period. The amounts payable do not include amounts payable in connection with Benefits Continuation Agreements described above.

(5)	As discussed in the subsection entitled “Letter Agreement with Howard Solomon” under the heading “Narrative Addendum to the Summary Compensation Table and Grants of Plan-Based Awards” appearing on Page 44 of this Proxy Statement, Mr. Solomon’s Change in Control agreement will terminate upon his resignation as Chief Executive Officer.

Director Compensation

The table below summarizes the compensation for our non-employee directors during the fiscal year ended March 31, 2013:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)	Option Awards ($) (1)		All Other Compensation ($)		Total ($)
Nesli Basgoz, M.D.	153,001		75,021	75,005		11,152	(2)	314,179
Christopher J. Coughlin	181,833		75,021	75,005				331,859
Kenneth E. Goodman	197,501		75,021	75,005		187,794	(3)	535,321
Pierre Legault	94,168	(4)	-	191,952	(4)			286,120
Gerald M. Lieberman	150,169		75,021	75,005				300,195
Lawrence S. Olanoff, M.D., Ph.D.	132,501		75,021	75,005		126,713	(5)	409,240
Lester B. Salans, M.D.	182,169		75,021	75,005				332,195
Brenton L. Saunders	139,501		75,021	75,005				289,527
Peter J. Zimetbaum, M.D.	151,501		75,021	75,005				301,527

(1)	Represents the aggregate grant date fair value of awards for the fiscal year ended March 31, 2013 computed in accordance with FASB ASC 718. For a discussion of valuation assumptions used in calculating the amounts for the fiscal year 2013 award, see Note 1 to our 2013 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended March 31, 2013. Pursuant to the terms of our Equity Plan, (A) each of our non-employee directors who was re-elected at our 2012 Annual Meeting of Stockholders (i.e., all of our non-employee directors except for Mr. Legault) received an automatic grant of (1) options having a value of $75,000 calculated on the grant date in accordance with the Black-Scholes option pricing model (utilizing the same assumptions that the Company utilizes in preparation of its financial statements), with the number of options rounded up to the nearest whole share, and (2) common stock having a fair market value of $75,000 on the grant date, with the number of shares rounded up to the nearest whole share and (B) our new non-employee director who was elected at our 2012 Annual Meeting of Stockholders (i.e., Mr. Legault) received an initial grant of options covering 20,000 shares of common stock. For a description of these automatic grants and the changes proposed thereto, see “Director Compensation – Automatic Equity Grants” below.

(2)	This amount reflects payments made to Dr. Basgoz for consulting services rendered to the Company.

(3)	This amount reflects payments made to or on behalf of Mr. Goodman pursuant to his Benefits Continuation Agreement, a benefit to which Mr. Goodman is entitled as a result of his prior service as President and COO of Forest, of which $76,286 represents amounts to offset taxes incurred with respect to such payments. The provisions of the Benefits Continuation Agreement are described on Page 49 of this Proxy Statement under the heading “Benefits Continuation Agreements.”

(4)	The amount of compensation paid to Mr. Legault during the fiscal year ended March 31, 2013 reflects Mr. Legault’s appointment to the Board at the 2012 Annual Meeting of Stockholders held in August 2012.

(5)	This amount reflects payments made to Dr. Olanoff for consulting services rendered pursuant to his Consultant Services Letter Agreement with the Company.

Director Fees

During the 2013 fiscal year we had the following standard compensation arrangements with our non-employee directors:  a $110,000 annual retainer fee for services as a director, a $2,500 fee for each Board meeting attended, a $1,500 fee for attendance at a Committee meeting, a $25,000 annual retainer fee for the Audit Committee Chairperson, a $20,000 annual retainer fee for the Board Compliance Committee Chairperson, a $15,000 annual retainer fee for the Compensation Committee Chairperson, a $5,000 annual retainer fee for the Nominating and Governance Committee Chairperson, and an annual fee of $60,000 for the presiding director. Out-of-town non-employee directors are reimbursed for travel expenses incurred in connection with meetings.

Automatic Equity Grants

Our non-employee directors also participate in the 2007 Equity Incentive Plan (the Equity Plan).  Under the Equity Plan, an initial grant of options covering 20,000 shares of common stock is automatically granted to a non-employee director upon appointment to the Board.  Each such option grant is at an exercise price equal to the average of the high and low prices of our common stock on the NYSE on the grant date.  The options become exercisable (assuming the non-employee director is then serving on the Board) as to 25% of the shares covered by the options on the six-month anniversary of the grant date and on each of the first, second and third anniversaries of the grant date until all such options are exercisable.

The Equity Plan further provides for the automatic annual grant to each of our non-employee directors of options having a value of $75,000 calculated on the grant date in accordance with the Black-Scholes option pricing model (utilizing the same assumptions that the Company utilizes in preparation of its financial statements), with the number of options rounded up to the nearest whole share, on the date of such director’s annual election or reelection by our stockholders.  Each such option grant is at an exercise price equal to the average of the high and low prices of our common stock on the NYSE on the grant date and becomes fully exercisable (provided the nonemployee director is then serving on the Board) on the six-month anniversary of the grant date.  All options granted under the Equity Plan to non-employee directors have a term of ten years from the grant date.

The Equity Plan also provides for the automatic annual grant to each of our non-employee directors of common stock having a fair market value of $75,000 on the grant date, with the number of shares rounded up to the nearest whole share.  The annual stock award is subject to a risk of forfeiture which lapses (assuming the nonemployee director is then serving on the Board) as to 25% of the shares covered by the award on the six month anniversary of the grant date and on each of the first, second and third anniversaries of the grant date, except that such risk of forfeiture will automatically lapse in the case of a non-employee director who dies while serving on the Board and who has served on the Board for at least one year following receipt of the stock grant.

At the Annual Meeting we are proposing several amendments to the Equity Plan, including to increase the number of shares available for grant under the Equity Plan and adjustments to the share counting rules, including the addition of fungible share counting.  A full description of the terms of the Equity Plan and the proposed amendments is set forth on Page 57 of this Proxy Statement under “Proposal 3.”

AUDIT COMMITTEE REPORT(1)

For the fiscal year ended March 31, 2013, the Audit Committee (Committee) consisted of Christopher J. Coughlin (the Chairman), Pierre Legault and Lester B. Salans, M.D.  The Board of Directors (the Board) has affirmatively determined that Messrs. Coughlin, Legault and Dr. Salans are independent as defined under the NYSE listing standards.  The Committee operates under a written charter adopted by the Board.

The Committee recommends to the Board, subject to stockholder ratification, the selection of our independent registered public accounting firm.  Management is responsible for our internal controls and the financial reporting process.  The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board and for issuing a report thereon.  The Committee monitors and oversees these processes.

In this context, the Committee has met and held discussions with management, the internal auditor and BDO USA, LLP (BDO), our independent registered public accounting firm.  Management represented that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.  The Committee reviewed and discussed the audited consolidated financial statements, as well as the unaudited financial statements included in Quarterly Reports on Form 10-Q for each of the first three quarters of the fiscal year, with management, the internal auditor and BDO.  The Committee discussed with BDO the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to communication with audit committees.  BDO also provided the Committee with the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO’s communications with the Committee concerning independence, and the Committee discussed with BDO its independence from the Company and management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included or incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended March 31, 2013 for filing with the Securities and Exchange Commission.  The Board has adopted this recommendation.

FOREST LABORATORIES, INC.
AUDIT COMMITTEE
Christopher J. Coughlin (Chairman)
Pierre Legault
Lester B. Salans, M.D.

(1)
Notwithstanding anything to the contrary set forth in any of Forest’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the Audit Committee Report shall not be deemed incorporated by reference in any such filings.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
(SAY-ON-PAY VOTE)

The Company’s Corporate Governance Guidelines (the Guidelines) provide for an annual advisory vote regarding the compensation of our Named Executive Officers (NEOs).  In addition, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act) enacted in 2010 and pursuant to Section 14A of the Exchange Act, an advisory vote on the frequency of stockholder votes on executive compensation was conducted in connection with the 2011 Annual Meeting of stockholders (the 2011 Annual Meeting).  In connection with such vote, we recommended in our 2011 Proxy Statement that our stockholders approve such advisory vote on an annual basis as opposed to less frequently. At the 2011 Annual Meeting, more than 92% of the votes cast supported our recommendation to hold the advisory vote annually. Pursuant to that vote, and in keeping with our policy previously established in the Guidelines, the Company will hold an advisory vote on executive compensation every year unless the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of the Company.  Pursuant to the Dodd-Frank Act, the Company will again ask stockholders to cast an advisory vote relating to the frequency of such advisory votes on executive compensation no later than the Company’s 2017 Annual Meeting of Stockholders.

Accordingly, we are again providing stockholders the opportunity to advise the Compensation Committee and the Board regarding the compensation of our NEOs, as such compensation is described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the tabular disclosure regarding such compensation and the accompanying narrative disclosure, beginning on Page 24 of this Proxy Statement. We urge our stockholders to review those sections of this Proxy Statement for more information.

Our executive compensation programs are designed to enable us to attract, motivate and retain executive talent, who are critical to our success.  Consistent with our performance-based compensation philosophy, we reserve the largest portion of potential compensation for performance- and equity-based programs.  Our performance-based Incentive Plan rewards the Company’s executive officers for achievement of key operational goals that we believe will provide the foundation for creating long-term stockholder value, while our equity awards, mainly in the form of stock options, restricted stock and long-term performance stock units reward long-term performance and align the interests of management with those of our stockholders.

As described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company has made several changes to its performance- and equity-based programs over the past few years to further align incentive pay with pre-established corporate performance goals, including (i) implementing the Incentive Plan in fiscal year 2013, which ties fifty percent of each of our executive officer’s annual cash bonus to the achievement of pre-established corporate performance goals; and (ii) granting a portion of each of our key executive’s long-term equity awards in the form of performance stock units, one hundred percent of which are subject to pre-established corporate performance goals.

Among the various forms of performance-based compensation, we believe that equity awards, in particular, serve to align the interests of our executives with those of our long-term stockholders by encouraging long-term performance.  As such, equity awards are a key component of our executive compensation program.  In fiscal year 2013, equity awards, mainly in the form of stock options, restricted stock and our newly adopted long-term performance stock units, represented approximately 55.3% of our NEOs’ aggregate cash and equity compensation.  Equity awards closely align the long-term interests of our executives with those of our stockholders because the value of such awards is dependent upon the Company’s stock price.  In addition, equity awards align with our growth strategy and provide significant financial upside if our growth objectives are achieved, while placing a significant portion of our executives’ compensation at-risk if our objectives are not achieved. Our stockholders expressed a favorable view of our compensation programs at the 2012 Annual Meeting by approving, on an advisory basis, the compensation paid to our NEOs as described in our 2012 proxy statement, with approximately 81.2% of the votes cast voting in favor of that proposal, exceeding the approximately 73.5% favorable vote conducted at the 2011 Annual Meeting.

The Board believes that the information provided above and within the “Compensation Discussion and Analysis” section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests and support long-term value creation.  Accordingly, the following resolution is to be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the “Compensation Discussion and Analysis”, the 2013 Summary Compensation Table and the tabular disclosure regarding such compensation and the accompanying narrative disclosure.”

Because the vote is advisory, it will not be binding on the Board.  However, the Board and the Compensation Committee will review the voting results and take into account the outcome when considering future executive compensation arrangements.  The Board and management are committed to our stockholders and understand that it is useful and appropriate to obtain the views of our stockholders when considering the design and initiation of executive compensation programs.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL 3
APPROVAL OF AMENDMENTS TO THE 2007 EQUITY INCENTIVE PLAN

The 2007 Equity Incentive Plan (the Equity Plan) is the Company’s sole active plan for providing equity incentive compensation to eligible employees and non-employee directors. As described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Board believes that the Equity Plan is in the best interest of the Company and its stockholders as equity awards granted under the Equity Plan help to attract, motivate, and retain talented employees and non-employee directors, align employee and stockholder interests, link employee compensation with Company performance and thereby serve to mitigate risks, and maintain a culture based on employee stock ownership. Equity is a significant component of total compensation for our employees.

At the recommendation of the Compensation Committee, the Board has adopted, and recommends that our stockholders adopt, certain amendments to the Equity Plan (the Plan Amendments) that:

•	Increase the total number of shares covered by the Equity Plan (the Share Limit) by 28,000,000 shares to 56,950,000 shares subject to the new fungible share counting rules described below.

•	In connection with the increase in the Share Limit, revise the share counting rules as follows:

o	With respect to Awards granted on and after the Annual Meeting, an alternate method of calculating the number of shares remaining available for grant under the Equity Plan, referred to as a “fungible share pool”, will apply. The new counting rules will be as follows:

▪	Full value Awards (consisting of Stock Grants (Stock Grants) and stock equivalent units (Stock Units)) granted on or after the Annual Meeting will count against the Share Limit on a 2.45-to-1 ratio. Correspondingly, shares underlying such Stock Grants which are forfeited or associated with such Stock Units which are not delivered to the Grantee in settlement of such Stock Units (and which will not be cash settled) will be added back to the share pool and available for further grants under the Share Limit on a 2.45-to-1 ratio. For example, an Award of a Stock Grant of 100 shares granted on the Annual Meeting date will reduce the number of shares remaining available for issuance under the Share Limit by 245 shares, while the forfeiture of such Award will increase the shares remaining for grant under the Share Limit by the same amount.

▪	Stock options (Options) and stock appreciation rights (SARs) will continue to count against the Share Limit (and the unexercised portion of Option Awards that have expired or been terminated will continue to be available for further grants) on a 1-to-1 ratio. For example, an Award of 100 Options will reduce the number of shares remaining available for grant under the Share Limit by 100 shares, while the expiration of such Award prior to exercise will increase the shares remaining for grant under the Share Limit by the same amount.

o	Shares associated with Stock Units which are not delivered in settlement of such Stock Units on their termination or on the settlement date (and which are not settled in cash) shall be added back to the fungible share pool and available for further grant under the Share Limit.

o	The Compensation Committee is granted authority to adopt reasonable counting procedures to ensure appropriate counting of shares, avoid double counting and make adjustments in accordance with the terms of the Equity Plan.

o	Notwithstanding the increase in the Share Limit by 28,000,000, as a result of the fungible share counting rules, no more than 11,428,571 shares of such increased amount would be available for issuance under the Equity Plan as full value Awards. Furthermore, because the fungible share pool will include those shares which are currently available under the Equity Plan, the number of shares available for full value Awards from those currently available under the Equity Plan will be reduced in a corresponding manner.

•	Include Incentive Stock Options (ISOs) within the existing Equity Plan rule (applicable to Non-Incentive Stock Options (NSOs)) which extends an employee’s Option exercise period following such employee’s Employment Termination Date for the period in which such employee is providing services to the Company as a non-employee director or consultant of the Company.

•	Expand the list of performance measures that can be utilized in setting performance criteria for Awards subject to performance-based vesting conditions.

On May 21, 2013, the Board approved the Plan Amendments, subject to adoption by our stockholders at the Annual Meeting, and adopted certain other administrative and clarifying changes to the Equity Plan.  Other than the Plan Amendments described above, the Company’s stockholders are not being asked to approve any other amendments to the Equity Plan.

The foregoing and following descriptions of the Equity Plan and the Plan Amendments are qualified in their entirety by reference to the Equity Plan itself, as amended by the Plan Amendments, a copy of which is attached to this Proxy Statement as Appendix C and is incorporated by reference herein.  Unless otherwise defined in this Proposal 3, capitalized terms used in this Proposal 3 shall have the same meaning as ascribed to them in the Equity Plan.

Rationale for the Plan Amendments

Share Increase

As of June 24, 2013, a total of 3,996,352 shares were available for grant under the Equity Plan.  The Board and management have determined that, based upon the Company’s historical grant rates, the number of shares remaining for grant under the Equity Plan will not permit the Company to continue issuing equity awards in a manner intended to optimize the alignment of stockholder and management interests as it has historically done and thus the aggregate number of shares subject to the Equity Plan should be increased.  The adoption of the Plan Amendments would increase the current Share Limit by 28,000,000 shares and will enable the Company to continue the Company's policy of offering competitive compensation packages that include, as a significant element, Option, Stock and Stock Unit based compensation which strongly aligns the Grantee’s personal financial success with the success of the Company as a whole and motivates employees to maximize the Company’s potential.  This increase in the aggregate number of shares available for grant under the Equity Plan is subject to the share count amendments pursuant to which each share underlying a Stock Grant or Stock Unit awarded on or after the Annual Meeting will be counted as 2.45 shares (and not as 1 share) for purposes of the Share Limit as discussed in the immediately following section entitled “Introduction of Fungible Share Pool and Corresponding Share Count Rules”.

Introduction of Fungible Share Pool and Corresponding Share Count Rules

In connection with the increase in the Share Limit, we are proposing to change the way shares are counted against and added back to the Share Limit by adopting a fungible share pool and aligning the counting rules applicable to Stock Units with those applicable to Stock Grants.  While providing the Company with flexibility in allocating equity Awards among various types of Awards, the fungible share pool limits costs to our stockholders because each share underlying a Stock Grant or associated with a Stock Unit awarded on or after the Annual Meeting will count as 2.45 shares against the fungible share pool.  As described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Company began issuing performance-based Stock Units (also referred to as performance stock units or PSUs) in fiscal year 2012 to further align pay with performance and provide greater transparency with respect to how we implement our pay for performance philosophy.  In connection with the proposal for the adoption of a fungible share pool, which (for purposes of the Share Limit only) would allocate 2.45 shares to each Stock Unit granted on or after the Annual Meeting, we propose that Stock Units be treated in the same manner as Stock Grants for purposes of the share counting rules so that shares associated with Stock Units which terminate or are settled without the delivery of the shares to the Grantee and are not cash settled would be added back to the share pool and made available for further grants.  In connection with these changes, we are also proposing to provide the Compensation Committee with the authority to adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute Awards) and make adjustments in accordance with the terms of the Equity Plan.

Parallel Treatment of Exercise Period for ISOs

The Equity Plan provides that following an employee’s Employment Termination Date, an employee’s vested Options will remain exercisable for a period equal to the lesser of three (3) months following the Employment Termination Date or the remainder of the Option Award term; provided, however, that with respect to NSOs only, if the employee continues to provide services to the Company as a non-employee director or consultant of the Company, then for purposes of calculating the Option exercise period only, the former employee will be deemed to be an employee of the Company for the period of such provision of services or consultancy.  There is no tax reason or other basis to limit to NSOs the extended exercise period granted to former employees who continue to provide services to the Company.  Accordingly, the Board believes that it is both fair and reasonable to provide comparable treatment for vested ISOs, and in the best interest of the Company and its stockholders since it may encourage former employees to continue furnishing services to the Company if the Company so requests.

Expansion of Performance Measures

The Board has adopted amendments to the Equity Plan in order to expand the list of performance measures that can be utilized in setting performance conditions for Stock Grants and Stock Unit Grants.   The complete list of the proposed performance measures is set forth on Page 63 of this Proxy Statement.  The Equity Plan currently contains a list of performance measures that were approved by our stockholders when they approved the Equity Plan and that are available for use by the Compensation Committee in granting Stock Awards and Stock Unit Awards that are subject to performance conditions. If adopted by our stockholders at the Annual Meeting, the list of delineated performance measures will be expanded to include a more comprehensive list of financial and operational measures (including performance measures focusing on operational measures which may be tailored to individual performance as well as Company-wide or division-wide performance).

Under Section 162(m) of the Internal Revenue Code (the Code), Forest is not entitled to an income tax deduction for compensation paid to any of Forest’s chief executive officer and the four other most highly compensated executive officers that is in excess of $1 million per year, unless such compensation is “performance-based compensation.”  Generally, to qualify for the performance-based compensation exception: (i) the compensation must be payable solely on account of the attainment of one or more pre-established objective performance goals, (ii) the performance goals must be established by a compensation committee of the board of directors that is comprised solely of two or more “outside directors” (as defined in the Code), (iii) the material terms of the performance goals must be disclosed to and approved by stockholders before payment, and (iv) the compensation committee must certify in writing prior to payment that the performance goals and any other material terms have been satisfied.

In 2007, our stockholders adopted the Equity Plan which enumerated certain objective performance measures. However, Code Section 162(m) requires that our stockholders re-approve these performance measures after five years.  Additionally, the Board has determined that additional performance measures, including those focusing on operational goals which may be tailored to individual performance measures as well as Company-wide or division-wide performance measures, would provide the Compensation Committee more flexibility to create equity compensation which aligns stockholder and employee interests and which may qualify as “performance based-compensation” under Code Section 162(m).  Accordingly, the Board has adopted additional performance measures and is submitting such performance measures for approval by our stockholders at our Annual Meeting.

If stockholders do not approve the Plan Amendments, Stock Grants or Stock Unit Awards under the Equity Plan that are subject to the attainment of one or more performance measures will not qualify as “performance-based compensation” for purposes of Code Section 162(m). As a result, we expect that the Company may not be entitled to deduct for tax purposes the compensation payable under such grants if, and to the extent that, a covered employee receives compensation for that year in excess of the $1 million deduction limit of Code Section 162(m), which  would likely result in the Company paying more taxes. Accordingly, the Board believes that the approval of the Plan Amendments is in the best interests of the Company and its stockholders.

Equity Plan Description

Key Terms of the Equity Plan

The following is a summary of the key provisions of the Equity Plan, as amended and restated herein, which are described in greater detail below:

Plan Term	June 20, 2007 to June 19, 2017

Eligible Participants	All employees, non-employee directors, and persons who have accepted offers of employment with the Company or its subsidiaries

Award Types	• Options, including ISOs and NSOs • Stock Grants • Stock Units • SARs

Award Terms
•      Options, SARs and Stock Units will have a term of no longer than ten years, except that ISOs granted to a 10% Holder will have a term no longer than five years

•      Options granted to a non-employee director will have a term of ten years

Shares Authorized	28,950,000, which will increase to 56,950,000 upon stockholder approval of the Plan Amendments

Share Counting Rules
•      Awards Granted Prior to August 15, 2013:

o        Each share issuable upon exercise of an Option, underlying a Stock Grant or associated with a SAR or a Stock Unit shall be counted against the Share Limit as one share

o        Shares underlying Option or Stock Grant Awards that are forfeited or that otherwise terminate without the issuance of shares are available for further grant

o        If the Plan Amendments are approved, each share associated with a Stock Unit Award, to the extent  forfeited or that otherwise terminates after the Annual Meeting without the issuance of shares (and is not cash settled) is available for further grant

•    Awards Granted On and After August 15, 2013:

o        Each share issuable upon exercise of an Option or associated with a SAR will continue to count as one share against the Share Limit

o        Each share underlying a Stock Grant or associated with a Stock Unit granted after stockholder approval of the Plan Amendments will be counted against the Share Limit as 2.45 shares

o        Shares of Stock associated with Option, Stock Grant and, after stockholder approval of the Plan Amendments, Stock Unit Awards that are forfeited or that otherwise terminate without the issuance of shares (and in the case of Stock Units are not cash settled) are available for further grants at the same ratio at which they were charged against the Share Limit upon grant

No Liberal Share Counting/Recycling Provisions
The Plan does not include liberal share counting provisions:

•      Shares withheld from an Option in payment of the Option exercise price or withheld in satisfaction of tax withholding obligations are not available for further grant

•      The full number of shares covered by a SAR, whether or not the SAR is subsequently settled in cash or in shares and if settled in shares, whether the SAR is net settled for a lesser number of shares, is counted for purposes of the Share Limit

•      Shares delivered by the Grantee to the Company in payment of the Option exercise price are not available for further grant

Automatic Non-employee Director Grants
•      Initial election or appointment of a non-employee Director to the Board: Options to purchase 20,000 shares, which vest in equal quarterly increments on the six-month, first, second and third anniversaries of the grant date

•      Re-election of a non-employee Director to the Board: Upon re-election, each then serving non-employee member of the Board receives a grant of:

o        That number of Options having a value of $75,000 as calculated on the grant date in accordance with the Black-Scholes option pricing model, which vest in full upon the six month anniversary of the grant date

o Stock having a Fair Market Value of $75,000 on the grant date, which vests in equal quarterly increments on the six-month, first, second and third anniversaries of the grant date

Minimum Vesting Schedules
•      All Options and SARs granted to employees have a vesting schedule of at least six months

•      Options, SARs and Stock Grants granted to executive officers have a vesting schedule over a minimum of 24 months

No Below Market Grants	Options or SARs may not be granted at a price below the Fair Market Value of the Company Stock on the grant date

No Re-pricing	Re-pricing or reducing the exercise price of an underwater Option or SAR, or exchanging underwater Options or SARs for other Awards or cash, is prohibited

Administration

The Equity Plan is administered by the Compensation Committee, which is composed of at least three independent directors meeting the independence requirements of both the SEC and the NYSE.  Subject to the terms and conditions of the Equity Plan, the Compensation Committee is authorized to determine which eligible persons receive Awards, the number of shares covered by or associated with an Award, the terms of each Award, and whether any Option is intended to be an ISO or a NSO. In addition the Compensation Committee has the authority to interpret and specify rules and regulations relating to the Equity Plan.

Eligibility

All of our employees, non-employee directors, as well as persons who have accepted offers of employment with the Company or its subsidiaries, are eligible to participate in the Equity Plan.  Currently we have ten non-employee directors and approximately 5,800 employees.  In making the determination as to those employees to whom Awards shall be granted and as to the number of shares to be covered by or associated with such Awards, the Compensation Committee takes into account the duties of the respective employees, their present and potential contributions to the success of Forest and such other factors as the Compensation Committee deems relevant in connection with accomplishing the purposes of the Equity Plan.

Shares Available for Issuance

As discussed above, if the Plan Amendments are approved by our stockholders, the number of shares with respect to which Awards may be granted under the Equity Plan will be increased by 28,000,000 shares.  In addition, as of June 24, 2013, there were 3,996,352 shares remaining available for grant under the Equity Plan which shares will continue to be available for grant.  The following shares will also be available for grants of Awards under the Equity Plan: (i) shares which have been forfeited under a Stock Grant; (ii) shares which are allocable to the unexercised portion of an Option issued under the Equity Plan which has expired or been terminated; and (iii) if the Plan Amendments are approved by our stockholders, shares of stock associated with Stock Units if such shares are not delivered (and the Grantee does not receive the cash equivalent of such shares) in settlement of such Stock Units upon their termination or settlement date.

Each share (1) issuable upon exercise of an Option or associated with a SAR will be counted against the Share Limit as one share, (2) associated with a Tandem SAR and the associated Option will count as one share against the Share Limit, and (3) associated with an Option Award that is forfeited or that otherwise terminates without the issuance of shares will be added back to the share pool as one share and be available for further grants under the Equity Plan.

Each share underlying a Stock Grant or associated with a Stock Unit awarded prior to August 15, 2013 will count as one share against the Share Limit, and each share underlying such a Stock Grant that is forfeited or, if the Plan Amendments are adopted, each share associated with such a Stock Unit that is forfeited or otherwise terminates after the Annual Meeting without the issuance of shares and that is not cash-settled will be added back to the fungible share pool and will be available for further grants.  If the Plan Amendments are adopted, each share underlying a Stock Grant or associated with a Stock Unit Award granted on or after August 15, 2013 will count as 2.45 shares against the Share Limit, and each share associated with such an Award that is forfeited or in the case of Stock Units that otherwise terminate without the issuance of shares and that are not cash-settled will be added back to the fungible share pool for purposes of the Share Limit as 2.45 shares and will be available for further grants.

Per-Person Award Limitations

Under the Equity Plan, the number of shares with respect to which Awards may be granted to any individual may not exceed 600,000 during any calendar year.

Types and Terms of Awards

The Compensation Committee is authorized to grant the following types of Awards under the Equity Plan: Options, including ISOs and NSOs; SARs; Stock Grants; and Stock Units.

Options.  The Compensation Committee is authorized to grant Options, including ISOs, which can result in potentially favorable tax treatment to the option holder, and NSOs.  The exercise price of an Option is determined by the Compensation Committee at the time of grant and may not be less than the Fair Market Value of the shares on the date the Option is granted.  The term of Options granted to employees may not exceed ten years.  The exercise price of Options is payable in cash, in shares or in a combination of the two, as set forth in the individual Award agreement.  Under the Equity Plan, the aggregate Fair Market Value of Stock with respect to which ISOs granted to an employee first become exercisable in any calendar year may not exceed $100,000 (or such other amount as the Internal Revenue Service may decide from time to time for purposes of Section 422 of the Code).

SARs.  SARs grant the holder a right to receive an amount payable in cash or stock equal to the appreciation in price of our shares over a specified time period. SARs may be granted alone or in tandem with Options.  SARs will have a maximum term of ten years and an exercise price of not less than the Fair Market Value of a share on the date of the SAR grant.  No dividends or dividend equivalents will be paid pursuant to any SARs.

Stock Grants.  Stock Grants are grants of restricted stock which vest upon the satisfaction of conditions, which may be based on performance factors or continued service for a specified period of time as determined by the Compensation Committee and set forth in each individual Award agreement.  The individual Award agreement will also specify appropriate consideration for the Stock Grant; a Stock Grant may be issued for no or minimal cash consideration as required by applicable law.

Stock Units.  Stock Units grant the recipient a right to receive an amount payable in cash or stock equal to the Fair Market Value of our shares on the settlement date subject to the satisfaction of performance-based conditions or continued service over a specified period of time as determined by the Compensation Committee and as set forth in the individual Award agreement.  The term of Stock Units shall not exceed ten years.  Stock Units will be structured to comply with Section 409A of the Code.  No dividends or dividend equivalents will be paid under Stock Units.

Automatic Grant of Options and Restricted Stock Grants to Non-Employee Directors.

•	Initial Grant. An initial grant of Options covering 20,000 shares are automatically granted to persons who become non-employee directors. The initial Option grant vests over a three year period in equal quarterly increments on the six-month, first, second and third anniversaries of the grant date.

•	Annual Grants. Each non-employee director receives an automatic annual grant of (i) that number of Options having a value of $75,000 as determined on the grant date in accordance with the Black-Scholes option pricing model, with the number of Options rounded up to the nearest whole share, plus (ii) shares having a Fair Market Value of $75,000 on the grant date with the number of shares rounded up to the nearest whole share, all of which are awarded on the date of such director’s re-election. Each Option granted to a non-employee director has a term of ten years, has an exercise price equal to the Fair Market Value of a share on the grant date and (subject to satisfaction of the vesting requirements) remains exercisable for its stated term following a director’s termination of service. Each annual Option grant vests on the six month anniversary of the grant date. The annual Stock Grant vests in equal quarterly increments on the six-month, first, second and third anniversaries of the grant date.

General Limitations on Post-Termination Exercisability of Employee Awards.  Generally, unless otherwise determined by the Compensation Committee, in the event of a termination of an employee’s employment for any reason other than death, Disability or Retirement, Options and SARs, to the extent exercisable, will remain exercisable for three months from such date or until the expiration of the stated term of such Option, whichever period is shorter, provided, however, that in the case of NSOs (and if the Plan Amendments are adopted, ISOs as well) granted to an employee whose service to the Company continues as a non-employee director or consultant after such employee’s Employment Termination Date, the exercise period of such Option will continue during the period such Grantee continues to provide such services to the Company.  Unless otherwise provided by the Compensation Committee, in the event of a termination of an employee’s employment for any reason other than death or Disability, Stock Grants are forfeited on the Employment Termination Date to the extent the conditions applicable to such Award have not been satisfied.  Subject to compliance with Section 409A of the Code, all Stock Units are to be settled within 75 days of the settlement date set forth in such individual Award agreement.  Additionally, all Awards terminate immediately upon termination of employment as a result of gross misconduct or upon a breach of a contractual or other obligation to Forest.  The Equity Plan provides special rules for vesting and exercisability upon a termination of employment as a result of death, Disability or Retirement.

Performance Conditions. Awards may, but need not, include vesting conditions based on the attainment of performance measures that are intended to satisfy the requirements for tax deductibility by the Company under Code Section 162(m). If the Plan Amendments are adopted, to the extent that Stock Grants or Stock Units are intended to qualify as “performance-based compensation” under Code Section 162(m), the performance condition will be based on one or more of the following performance measures:

•   share price
•   revenue
•   operating or net cash flows
•   financial return ratios
•   pre-tax profits
•   earnings per share
•   operating income
•   net operating profit after taxes
•   operating profit before taxes
•   return on stockholders’ equity
•   return on assets or net assets
•   return on investment
•   cash flow measures
•   earnings before interest, taxes, depreciation and amortization (EBITDA)
•   earnings before taxes or before interest and taxes
•   sales
•   return on sales
•   net earnings
•   net income
•   net income per share
•   return on capital (including return on total capital or return on invested capital)
•   total stockholder return relative to assets

•   total stockholder return relative to peers or an index
•   market penetration goals
•   strategic business criteria
•   drug discovery, scientific (including pre-clinical or clinical) goals or regulatory filings or approvals
•   pipeline value
•   cost reduction targets
•   market share
•   new product launch performance
•   compliance goals
•   supply chain achievements
•   sales or licenses of the Company’s assets, including its intellectual property or through partnering transactions
•   implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products, projects, acquisitions, divestitures or strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property)
•   recruiting and maintaining personnel

These performance measures may be applied either individually, alternatively, or in any combination, either to the Company as a whole or to a defined business unit or function for which the Grantee has responsibility or over which the Grantee has influence, and measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results, or to a designated comparison group, or in such other objectively determinable manner, in each case as specified by the Compensation Committee in the Award.

A Stock Grant or Stock Unit Award that is not intended to qualify as performance-based compensation under Code Section 162(m) may be based on one or more of the foregoing performance measures or such other performance measures as are selected by the Compensation Committee.

Other Provisions

Change in Control or Dissolution.  Upon a Change in Control, if Awards remain outstanding under the Equity Plan following the Change in Control, all unvested Awards granted prior to the effective date of the Change in Control will vest in full upon a Qualified Termination of the employee’s employment within three years of the Change in Control.  If Awards do not remain outstanding following the Change in Control and are not replaced with substitute awards of substantially the same value and subject to substantially the same terms, including the vesting schedule and provision for the immediate vesting upon a Qualified Termination of employment within three years of the grant date of the substitute award, all Awards which have not been replaced with such substitute awards will immediately vest upon the effective date of the Change in Control.  Upon a dissolution of the Company, all outstanding Awards will immediately vest.  In addition, upon a Change in Control or a dissolution, the Board may cancel any outstanding portion of an Award, except Stock Grants, in consideration for granting the right to receive a cash payment equal to the per share consideration received by the stockholders of the Company in connection with such event less the exercise price applicable to such Award.  Any other outstanding Awards, other than Stock Grants, not exercised or cancelled upon such an event will be terminated.

Amendments, Adjustments & Termination.  The Board may modify, amend or terminate the Equity Plan, so long as that action does not impair any Grantee’s rights under any outstanding Award without the consent of such affected Grantee.  The Board may not amend the Equity Plan without the approval of the stockholders to the extent such approval is required under applicable NYSE and SEC rules.  In the event of a change to our capitalization, the Compensation Committee has authority to make adjustments, if any, as it deems appropriate and pursuant to applicable laws requiring stockholder approval.  The Equity Plan terminates on June 19, 2017 unless earlier terminated by the Board.  No Awards will be granted under the Plan after termination, however, the term and exercise of Awards granted before termination may extend beyond the termination date.

Registration with the SEC

The Company intends to file a Registration Statement on Form S-8 relating to the issuance of  shares of Stock under the Equity Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Plan Amendments by the Company's shareholders.

Future Plan Benefits

All equity awards to employees are granted at the discretion of the Compensation Committee and are thus not determinable.  Pursuant to the terms of the Equity Plan, each non-employee director shall be granted an automatic annual Option grant and an automatic Stock Grant.  Currently the Company has ten non-employee directors, all of whom will be eligible to receive an automatic Option grant and an automatic Stock Grant if they are re-elected at the Annual Meeting.  The table below sets forth the value of the automatic annual Option grants and Stock Grants to non-employee directors under the Equity Plan.  These Awards have not been amended as a part of series of amendments which are being submitted to stockholders for approval at this meeting.

NEW PLAN BENEFITS
2007 Equity Incentive Plan

Name and Position	Dollar Value ($) of Options Subject to Grant(1)	Dollar Value of Stock Grants(1)
All Non-Executive Directors as a group	$750,000	$750,000

(1)	The figures included in these columns represent only the non-discretionary formula grants that are awarded to our non-employee directors pursuant to the Equity Plan. The number of shares underlying the Option grants and Stock Grants is not determinable since the number of Options to be issued will be determined on the grant date using the Black-Sholes option pricing model and the number of shares underlying the Stock Grants will be calculated based on the Fair Market Value of the Company’s shares on the grant date.

Federal Income Tax Consequences

The following is a general explanation of the U.S. federal income tax consequences under the Equity Plan to Grantees who are subject to tax in the United States.  This summary is intended for the general information of stockholders considering how to vote with respect to the proposed amendments to the Equity Plan and not as tax guidance to participants in the Equity Plan or anyone else.  The following is not intended to be complete and does not take into account federal employment taxes or state, local or foreign tax implications.  Tax laws are complex, subject to change; and their application may vary depending on individual circumstances.  Different outcomes may accrue in light of variations in transactions that are permitted under the Equity Plan (such as payment of the exercise price by surrender of previously owned shares).

Incentive Stock Options (“ISOs”).  Subject to the limit with respect to the maximum Award that may be granted to any individual in any calendar year, an individual can receive an unlimited number of ISOs during any calendar year.  However, the aggregate Fair Market Value (determined at the time of option grant) of shares with respect to which ISOs first become exercisable by a Grantee during any calendar year cannot exceed $100,000.  ISO tax treatment is denied by the Code to any Options in excess of that dollar limit.

The grant and exercise of an ISO will not result in income for the Grantee or an income tax deduction for Forest (however, the excess of Fair Market Value of the shares on the exercise date over the exercise price is an item of tax preference potentially subject to the alternative minimum tax).  The sale or other taxable disposition of shares acquired upon an ISO exercise will not result in ordinary income by the Grantee if the Grantee (i) does not dispose of the shares within two years from the date of option grant or within one year from the date of option exercise, and (ii) the Grantee is an employee of Forest or one of its subsidiaries from the date of option grant and through the date which is three months before the exercise date (the Holding Requirements).  If the Holding Requirements are met, gain realized on the sale or other taxable disposition of the shares will be subject to tax as long-term capital gain and the Company would not be entitled to any income tax deduction.

If the Grantee disposes of shares acquired upon the ISO exercise without satisfying the Holding Requirements, the disposition will be a “disqualifying disposition” and the Grantee will recognize at the time of such disposition (i) ordinary income to the extent of the difference between the exercise price and the lesser of (a) the Fair Market Value of the shares on the date of exercise or (b) the amount realized on such disposition, and (ii) short-term or long-term capital gain to the extent of any excess of the amount realized on the disposition over the Fair Market Value of the shares on the date of exercise. Notwithstanding the foregoing, if the Grantee dies prior to the Option exercise but the Grantee was an employee of Forest or one of its subsidiaries from the date of option grant and through the date which is three months before the date of death, then the Holding Requirements will not apply to a sale or other taxable disposition of the shares by the estate of the Grantee, or by a person who acquired the option from the Grantee by bequest or inheritance. Forest generally will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Grantee at the time such income is recognized.

Non-Incentive Stock Options (“NSOs”).  Subject to the limit with respect to the maximum Award that may be granted to any individual in any calendar year, there is no limit on the aggregate Fair Market Value of stock covered by NSOs that may be granted to a Grantee or on the aggregate Fair Market Value of NSOs that first become exercisable in any calendar year.  Generally, the Grantee will not recognize income and no income tax deduction will be allowed to Forest upon the grant of an NSO.  Upon the exercise of an NSO, the Grantee will recognize ordinary income in an amount equal to the excess of the Fair Market Value of the shares at the time of option exercise over the exercise price, and Forest generally will be entitled to an income tax deduction in the same amount. Forest will be required to ensure that any applicable withholding and payroll tax requirements are satisfied.  Any difference between the higher of such Fair Market Value or the option exercise price and the price at which the Grantee sells the shares will be taxable as short-term or long-term capital gain or loss.

Stock Appreciation Rights (“SARs”).  A Grantee will not be taxed at the time an SAR is granted nor will Forest receive an income tax deduction with respect thereto.  Upon exercise of an SAR, the Grantee will recognize ordinary income (treated as compensation) in an amount equal to the cash or the Fair Market Value of the shares received.  Forest generally will be entitled to a corresponding income tax deduction at the time that the Grantee recognizes the ordinary income.  Forest will be required to ensure that any applicable withholding and payroll tax requirements are satisfied.

Stock Grants.  A Grantee receiving a Stock Grant subject to time or performance-based vesting conditions will not recognize any income at the time of grant in the absence of a Section 83(b) election (described below).  The Grantee generally will recognize ordinary income at the time the vesting conditions are satisfied in an amount equal to the excess of the Fair Market Value of the shares on that date over the amount (if any) paid by the Grantee for the shares.  For purposes of determining gain on a sale or other disposition of the shares, (i) the Grantee's tax basis in the shares will equal the amount included in income upon the satisfaction of the vesting conditions plus the amount (if any) paid for the shares, and (ii) the Grantee's holding period for the shares will begin when the vesting conditions are satisfied. Any sale or other disposition of the shares will result in long-term or short-term capital gain or loss.  With respect to a Stock Grant that is subject to time or performance-based vesting conditions, a Grantee may be able to make an election under Section 83(b) of the Code to be taxed at the time of the Stock Grant.  In that event the Grantee would recognize as ordinary income the excess of the Fair Market Value of the shares as of the grant date over the amount (if any) paid by the Grantee for the shares and the Grantee’s holding period would begin on the grant date. Forest generally will be entitled to a corresponding income tax deduction at the time such ordinary income is recognized by the Grantee.  Forest will be required to ensure that any applicable withholding and payroll tax requirements are satisfied.

Stock Unit Awards.  A Grantee who is awarded Stock Units generally will not recognize any income, and Forest generally will not receive an income tax deduction, until the Grantee receives the shares or cash distributed pursuant to the Award, at which time the Fair Market Value of the shares or the amount of cash received generally will be taxable to the Grantee as ordinary income.  The Grantee’s tax basis in any shares received in settlement of the Award will equal such amount included in the Grantee’s taxable income, and the Grantee’s holding period for such shares will begin upon their receipt by the Grantee.  If the Award is settled in shares, any sale or other disposition of the shares will result in long-term or short-term capital gain or loss to the Grantee.  Forest generally will be entitled to a corresponding income tax deduction at the time the Grantee recognizes the ordinary income.  Forest will be required to ensure that any applicable withholding and payroll tax requirements are satisfied.

Section 162(m) Limit.  Under Section 162(m) of the Code, Forest is not entitled to an income tax deduction for compensation paid to any of Forest’s five most highly compensated executive officers that is in excess of $1 million per year, except to the extent such compensation qualifies as “performance-based compensation.”  The Equity Plan has been structured with the intent that certain Awards granted under the Equity Plan may qualify as performance-based compensation under Section 162(m) of the Code, including income earned upon the exercise of NSOs and SARs and income recognized in connection with Stock Awards and Stock Unit Awards that vest upon the achievement of pre-established, objectively determinable targets based on specified performance criteria.

Section 409A.  Section 409A of the Code does not apply to ISOs, NSOs and SARs that are issued at Fair Market Value (provided there is no deferral of income beyond the exercise or settlement date) or to Stock Grants.  Section 409A of the Code may apply to Stock Unit Awards.  However, Stock Unit Awards granted under the Equity Plan are intended to comply with Section 409A of the Code to the extent applicable.

New Medicare Taxes.  Recent amendments to the tax law impose a new Medicare tax at the rate of 0.9% on the earned income of individuals in excess of prescribed income levels and a new Medicare tax at the rate of 3.8% on certain “net investment income” (including capital gains on the sale of stock) of individuals with modified adjusted gross income above certain specified levels.  Each of these new Medicare taxes may apply to Grantees who satisfy the applicable income threshold with respect to income (including capital gains) realized in connection with the vesting or settlement of Awards or the sale or other disposition of the underlying shares.

Equity Compensation Plan Information

The following sets forth certain information as of March 31, 2013 with respect to our compensation plans under which Forest securities may be issued:

Plan category	Number of securities to be issued upon exercise of outstanding options and rights		Weighted average exercise price of outstanding options		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	18,129,111	(1)	$34.03	(2)	7,698,391
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	18,129,111	(1)	$34.03		7,698,391

(1)	Total includes 614,082 performance-based restricted stock units (PSUs), which are earned after a three year period based on achievement of financial and operating objectives established by the Compensation Committee at the time of grant, and settled in shares of Company common stock. While actual payments pursuant to PSUs may range between 0% to 150% of the targeted number of shares covered by the PSUs, the table assumes that the PSUs will be paid out at 150% of the targeted level, which reflects the number of shares reserved for issuance in connection with the PSUs. Accordingly, the number of Awards outstanding (counting each PSU issue as 1 share as opposed to 1.5 shares) is 17,924,417.

(2)	Outstanding restricted stock awards and PSUs are excluded, as these awards and units do not have an exercise price.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PLAN AMENDMENTS TO THE 2007 EQUITY INCENTIVE PLAN

PROPOSAL 4
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The firm of BDO USA, LLP (BDO) has audited our consolidated financial statements for each of the three fiscal years ended March 31, 2013.  In addition to retaining BDO to audit our consolidated financial statements for fiscal year 2013, we and our affiliates retained BDO, as well as other accounting and consulting firms, to provide various consulting and other services in fiscal year 2013 and expect to continue to do so in the future.

The following table presents fees for professional audit services rendered by BDO for the audit of our annual financial statements and review of financial statements included in our Quarterly Reports on Form 10-Q for fiscal years 2013 and 2012, and fees billed for other services rendered by BDO:

	2013		2012
Audit Fees	$1,728,850		$1,682,230
Audit Related Fees (1)	43,000	(2)	304,722	(2)
Tax Fees	-.-		-.-
All Other Fees	-.-		-.-
Total	$1,771,850		$1,986,952

(1)	The Audit Committee has considered the non-audit services performed for us by BDO in the Committee’s evaluation of BDO’s independence.

(2)	Audit related fees in 2013 were related to the audit of our Savings and Profit Sharing Plan. Audit related fees in 2012 were related to the audit of our Savings and Profit Sharing Plan and the audit related to the acquisition of Clinical Data, Inc.

The Audit Committee’s policy is to pre-approve all audit services and all non-audit services that our independent registered public accounting firm is permitted to perform for us under applicable federal securities regulations.  While the general policy of the Audit Committee is to make such determinations at full Audit Committee meetings, the Audit Committee may delegate its pre-approval authority to one or more members of the Audit Committee, provided that all such decisions are presented to the full Audit Committee at its next regularly scheduled meeting.

The Board desires to continue the services of BDO for the current fiscal year ending March 31, 2014.  Accordingly, the Board recommends that you ratify the selection by the Board of BDO to audit the financial statements of Forest for the current fiscal year.  Representatives of BDO are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE SELECTION OF BDO USA, LLP.

MISCELLANEOUS

Annual Report

A copy of Forest’s 2013 Annual Report is being mailed to stockholders together with this Proxy statement.

Form 10-K

AT YOUR WRITTEN REQUEST, WE WILL PROVIDE WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC FOR THE FISCAL YEAR ENDED MARCH 31, 2013.  PLEASE MAIL YOUR REQUEST TO CORPORATE SECRETARY, FOREST LABORATORIES, INC., 909 THIRD AVENUE, NEW YORK, NEW YORK 10022.  YOU MAY ALSO ACCESS OUR FORM 10-K BY CLICKING ON THE “SEC FILINGS” LINK UNDER THE “INVESTOR CENTER” SECTION OF OUR WEBSITE AT WWW.FRX.COM.

Proposals of Stockholders

If you wish to submit a proposal for consideration at our 2014 Annual Meeting of Stockholders, you should submit the proposal in writing to us at the address set forth on Page 5 of this Proxy Statement.  To be included in next year’s proxy materials, proposals must be received by us on or before March 10, 2014, and must, in all other respects, comply with Rule 14a-8 under the Exchange Act.  If you intend to present a proposal at our 2014 Annual Meeting of Stockholders without inclusion of the proposal in our proxy materials, you are required to provide notice of such proposal to us in accordance with our Bylaws no earlier than the close of business on May 17, 2014 and no later than the close of business on June 16, 2014. We may vote in our discretion as to any such proposal all of the shares for which we have received proxies for the 2014 Annual Meeting of Stockholders in accordance with and subject to applicable rules under the Securities Exchange Act of 1934, as amended.

Your vote is important.  We urge you to vote the proxy by mail, by telephone, or via the Internet without delay.

HERSCHEL S. WEINSTEIN
Corporate Secretary

Dated:  July 8, 2013

APPENDIX A
DIRECTOR QUALIFICATION STANDARDS

•	No Director who is an employee or a former employee of Forest will be considered “independent” until three years after the employment has ended.

•	No Director who receives more than $120,000 per year in direct compensation from Forest, other than director and committee fees and pension or other form of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) until three years after he or she ceases to receive more than $120,000 per year in such compensation will be considered “independent.”

•	No Director who is, or in the past three years has been, part of an interlocking directorate in which an executive officer of Forest serves on the compensation committee of another company that currently employs the Director will be considered “independent.”

•	No Director who during the prior three years, was an executive officer or an employee, or whose immediate family member was an executive officer, of a company that made payments to, or received payments from Forest for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross assets will be considered “independent.”

A-1

APPENDIX B
NON-GAAP EPS

Forest provides non-GAAP financial measures as alternative views of the Company’s performance.  These measures exclude certain items (including costs, expenses, gains/ (losses) and other specified items) due to their significant and/or unusual individual nature and the impact they have on the analysis of underlying business performance and trends.  Management reviews these items individually and believes excluding these items provides information that enhances investors’ understanding of the Company’s financial performance.  Non-GAAP financial measures should be considered in addition to, but not in lieu of, net income and EPS prepared in accordance with accounting principles general accepted in the United States (GAAP).  Non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP adjusted income and its components (unlike GAAP net income and its components) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted income and its components are presented solely to permit investors to more fully understand how management assesses performance.  A reconciliation between GAAP financial measures and non-GAAP financial measures is as follows:

Forest Laboratories, Inc. Reconciliation of GAAP EPS to Non-GAAP EPS For the Twelve Months Ended March 31, 2013, 2012, and 2011
(In thousands, except earnings per share)	Twelve Months Ended March 31,
	2013	2012	2011

Reported Net income (loss):	$(32,103)	$979,058	$1,046,770
Specified items net of tax:
Amortization arising from business combinations and acquisitions of product rights
Recorded in Cost of sales	37,965	23,674	4,582
Recorded in Selling, general and administrative	43,900	21,104	2,493
DOJ Settlement	-	-	148,410
Upfront Licensing payments recorded in research and development	71,000	40,000	116,125

Impact of specified items on provision for income taxes	-	-	26,410

Adjusted Non-GAAP earnings:	$120,762	$1,063,836	$1,291,970

Reported Diluted earnings (losses) per share:	$(0.12)	$3.57	$3.59
Specified items net of tax:
Amortization arising from business combinations and acquisitions of product rights
Recorded in Cost of sales	0.14	0.09	0.02
Recorded in Selling, general and administrative	0.16	0.08	0.01
DOJ Settlement	-	-	0.51
Upfront Licensing payments recorded in research and development	0.27	0.15	0.40

Impact of specified items on provision for income taxes	-	-	0.09
Rounding	-	(0.01)	-

Adjusted Non-GAAP earnings per share	$0.45	$3.88	$4.44

B-1

APPENDIX C
FOREST LABORATORIES, INC.
2007 EQUITY INCENTIVE PLAN
(as amended August __, 2013)1

1.        The Plan.  This 2007 Equity Incentive Plan (the “Plan”) is intended to encourage ownership of stock or stock equivalents of Forest Laboratories, Inc. (the “Company”) by employees and non-employee directors of the Company and its subsidiaries and to provide additional incentive for them to promote the success of the business of the Company.

2.        Types of Awards.  The following types of awards (each, an “Award”) may be granted: (a) options intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (b) options not intended to qualify as ISOs (“NSOs” and together with ISOs, “Options”), (c) stock appreciation rights (“SARs”), (d) restricted stock grants (“Stock Grants”), and (e) stock equivalent units (“Stock Units”).

3.        Stock Subject to the Plan.  Subject to the provisions of this Section 3 and Section 12 hereof, the total number of shares of Common Stock, par value $.10 per share, of the Company (the “Stock”) available for grants of Awards under the Plan is 56,950,000.   The following shares of Stock shall become available for further grants under the Plan:  (x) shares of Stock which have been forfeited under a Stock Grant, (y) shares of Stock covered by a Stock Unit to the extent such Stock Unit has terminated without delivery to the Grantee of shares of Stock (or the cash equivalent) in settlement of such Stock Unit, and (z) shares of Stock which are allocable to the unexercised portion of an Option Award issued under the Plan which has expired or been terminated.  For clarity, Shares underlying an Option which are used to pay the exercise price of such Option or the tax liability associated with the exercise of an Option will not be available for further grant under the Plan.  Each share of Stock issuable upon exercise of an Option or subject to a Stock Grant and each share of Stock as to which an SAR or a Stock Unit is associated (whether or not the SAR is subsequently net settled for a lesser number of shares of Stock) shall be counted as one share of Stock at the time of grant for purposes of the limit set forth in this Section and the limit set forth under Section 7(b), provided however, commencing August __, 2013, each Share of Stock issued pursuant to an Award other than an Option or SAR shall be counted against the total number of shares available for grants of Awards under the Plan, and for no other purpose, as 2.45 shares of Stock, and 2.45 Shares of Stock shall be added back to such aggregate Plan limit for each Share of Stock underlying any Award (other than an Option or SAR) granted on or after August __, 2013 that becomes available for further grant pursuant to this Section.  With respect to the combination of a Tandem SAR Award and an Option Award, where the exercise of the Tandem SAR Award or the Option Award results in the cancellation of the other, each share of Stock associated with a Tandem SAR Award and the associated Option Award will only count as one share of Stock at the time of grant for purposes of the limit set forth in this Section and in Section 7(b).  The Committee (as defined below) may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute Awards) and make adjustments in accordance with this Section 3.  Subject to the provisions of Section 12, ISO awards covering no more than 17,000,000 shares of Stock may be granted under the Plan.  Shares of Stock issued under the Plan may be authorized but unissued shares of Stock or Stock held as treasury stock.  Effective August 13, 2007, no further options will be available for grant under the Company’s 2004, 2000 or 1998 Option Plans.

4.        Administration.  The Plan shall be administered by a committee (the “Committee”) composed of no fewer than three (3) members of the Board of Directors of the Company (the “Board”) each of whom meets the definition of “outside director” under the provisions of Section 162(m) of the Code and the definition of “non-employee director” under the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or rules and regulations promulgated thereunder.  Except as otherwise provided herein, the Committee shall have plenary authority in its discretion, among other things, to determine to whom among the eligible persons Awards shall be granted, the number of shares of Stock covered by or associated with an Award, the terms of each Award, and whether any Option is intended to be an ISO or an NSO.  The Committee shall have plenary authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to take such other action in connection with the Plan as it deems necessary or advisable.  The interpretation, construction and administration by the Committee of any provisions of the Plan or of any Award granted hereunder shall be final and binding on recipients of Awards hereunder.

1 This version of the Plan incorporates proposed amendments to be adopted by the Board of Directors, as well as proposed amendments subject to stockholder approval at the 2013 Annual Meeting of Stockholders.  If the Plan amendments are adopted, the date in Section 3 will be inserted to reflect the date of the 2013 Annual Meeting of Stockholders.

5.        Eligibility.  All employees (including, except for purposes of the last sentence of Section 7(a), persons who have accepted offers of employment) and non-employee directors of the Company and its subsidiaries (including subsidiaries which become such after adoption of the Plan) shall be eligible for Awards under the Plan.  In making the determination as to employees to whom Awards shall be granted and as to the number of shares of Stock to be covered by or associated with such Awards, the Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.  The adoption of the Plan shall not be deemed to give any employee any right to an Award, except to the extent and upon such terms and conditions as may be determined by the Committee.  Neither the Plan nor any Award granted hereunder is intended to or shall confer upon any Grantee any right with respect to continuation of employment by the Company or any of its subsidiaries.

6.        Grant of Options and Stock Grants to Non-Employee Directors.

(a)            Grant upon Initial Election.  Options to purchase 20,000 shares of Stock, or such number as may hereafter be approved by the Board of Directors, shall automatically be granted under the Plan to each non-employee director who is first appointed or elected to the Board on or after the Effective Date (as such term is defined in Section 13 below) and prior to the expiration of the Plan on the date of such appointment or election of such non-employee director.  Subject to Section 8(g), each Option Award granted pursuant to this Section 6(a) shall be exercisable as to 25% of the number of shares of Stock covered thereby on the six-month anniversary of the grant date and as to an additional 25% of the number of shares of Stock covered thereby on each of the first, second and third annual anniversaries of the date of the Option Award.

(b)            Annual Grant.  Annually on the date of his election or re-election to the Board, each then serving non-employee member of the Board shall automatically be granted under the Plan (1) that number of Options having a value of $75,000 calculated on the grant date in accordance with the Black-Scholes option pricing model (utilizing the same assumptions that the Company utilizes in preparation of its financial statements), with the number of Options rounded up to the nearest whole share, and (2) a Stock Grant covering that number of shares of Stock having a Fair Market Value of $75,000 on the grant date, with the number of shares rounded up to the nearest whole share.  Subject to Section 8(g), each Option Award granted pursuant to this Section 6(b) shall be exercisable as to all shares of Stock covered thereby on the six-month anniversary of the grant date.  Subject to Section 10(f), each Stock Grant pursuant to this Section 6(b) shall vest in four installments (in equal amounts as nearly as practicable) over a three year period with the first installment vesting on the six-month anniversary of the grant date and the remaining three installments vesting on each of the first, second and third annual anniversary of the grant date.

(c)            Termination of Non-Employee Director Provisions of Existing Plan. The provisions of this Section 6 shall supersede and replace provisions for the automatic grant of options to the Company's non-employee directors contained in the Company's 2004 Stock Option Plan, and no options shall be granted pursuant to the provisions of such plan on or after the Effective Date.

7.        Certain Limits on Awards.

(a)            Limit on ISOs.  The aggregate Fair Market Value (determined as of the date of the Option Award) of Stock with respect to which ISOs granted to an employee (whether under the Plan or under any other stock option plan of the Company or its subsidiaries) become exercisable for the first time in any calendar year may not exceed $100,000 (or such other amount as the Internal Revenue Service may decide from time to time for purposes of Section 422 of the Code). If any grant of Options is made to a Grantee in excess of the limits provided in the Code, the excess shall automatically be treated as an NSO.  Only employees of the Company or any of its subsidiaries shall be eligible to receive the grant of an ISO.

(b)            Limit on all Awards.  The number of shares of Stock with respect to which an employee may be granted Awards under the Plan during any calendar year shall not exceed 600,000, subject to the provisions of Section 12.

8.        Terms and Conditions of Options.   The Committee may in its discretion grant Options, which shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)            Form of Option.  Each Option Award granted pursuant to the Plan shall be evidenced by an agreement (the “Option Agreement”) which shall clearly identify the status of the Options granted (i.e., whether an ISO or an NSO) and which shall be in such form as the Committee shall from time to time approve.  The Option Agreement shall comply in all respects with the terms and conditions of the Plan and may contain such additional provisions, including, without limitation, restrictions upon the exercise of the Options as the Committee shall deem advisable.

(b)            Stated Term.  The term of each Option granted to an employee shall be for a maximum of ten years from the date of granting thereof, or a maximum of five years in the case of an ISO granted to a 10% Holder (as such term is defined in Section 17), but may be for a lesser period or be subject to earlier termination as provided by the Committee, the provisions of the Plan or the Option Agreement.  The term of each Option granted to a non-employee director shall be ten years from the date of granting thereof.

(c)            Option Exercise Price.  Each Option Award shall state a per share Option exercise price, which shall be not less than 100% of the Fair Market Value of a share of Stock on the date of the Option Award, nor less than 110% of such Fair Market Value in the case of an ISO granted to an individual who, at the time the Option Award is granted, is a 10% Holder.  The Fair Market Value of shares of Stock for purposes of establishing the Option exercise price shall be determined by the Committee based upon (i) the average of the high and low prices of the Stock on the New York Stock Exchange on the date of the granting of the Award, or (ii) such other measure of fair market value as may reasonably be determined by the Board (but consistent with the rules under Section 409A of the Code).  “Fair Market Value” as used throughout the Plan in connection with the exercise, vesting, settlement or payment of an Award shall mean the fair market value as determined in accordance with the methodology in this Section but may differ as to the date used for such determination.

(d)            Exercise of Options.  An Option Award may be exercised from time to time as to any part or all of the Stock as to which it is then exercisable in accordance with its terms, provided, however, that an Option Award may not be exercised as to fewer than 100 shares at any time (or for the remaining shares then purchasable under the Option Award, if fewer than 100 shares).  In addition, except as otherwise provided by the Committee or as otherwise provided under this Plan, (1) Option Awards granted to employees may not vest and become exercisable as to any of the shares covered thereby prior to the expiration of six months from the date such Option Award was granted and (2) in the case of Option Awards granted to executive officers, the Option Award may not  vest and become exercisable in its entirety as to the shares covered thereby prior to the expiration of twenty-four months from the day after the date such Option Award was granted.  The Option Award exercise price shall be paid in full at the time of the exercise thereof (i) in cash, (ii) by shares of Stock (including by withholding shares of Stock deliverable upon exercise of the Option Award) with a Fair Market Value equal to such exercise price, or (iii) by a combination of cash and shares of Stock pursuant to clause (ii) above, provided that (A) the withholding of shares of Stock deliverable upon exercise of an Option shall not be permitted with respect to the exercise of any Option intended to qualify as an ISO and (B) any shares of Stock used in payment of the exercise price of an ISO outstanding on December 8, 2008 must have been owned by the Grantee for at least six months.  The holder of an Option Award shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of an Option Award prior to the date of exercise.

(e)            Non-Transferability of Options.  Except as provided in the following sentence, an Option shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Grantee only by him or his legal representative.  NSOs may be transferred by the Grantee by gift to members of the Grantee's immediate family, including trusts for the benefit of such family members and partnerships or limited liability companies in which such family members are the only owners.  A transferred NSO shall be subject to all of the same terms and conditions of the Plan and the Option Agreement as if such NSO had not been transferred.  Any transfer of Options made under this provision will not be effective until notice of such transfer is delivered to the Company.

(f)            Termination of Employment.

(i)            Employment Termination Date.  For purposes of the Plan, the date on which a Grantee ceases to be employed by the Company or any of its subsidiaries for any reason following the grant of the Award is referred to as the “Employment Termination Date.”

(ii)            Disability or Death of Grantee.  In the event of an Employment Termination Date as a result of a Grantee’s Disability but subject to the following sentence in the event of the Grantee’s death while Disabled, the Option Award granted to such Grantee shall continue to vest in accordance with its terms as if such Grantee continued to provide services to the Company and shall remain exercisable for the balance of its stated term, provided that such Grantee provided services to the Company or any of its subsidiaries for a period of at least one year following the grant of the Option Award and prior to the Employment Termination Date or as otherwise determined by the Committee.  In the event of a Grantee’s death (A) while providing services to the Company or any of its subsidiaries as an employee or (B) following a termination of employment due to Disability, the Option Award shall become fully exercisable by the Grantee’s estate upon such Grantee’s death and shall remain exercisable for a period of twelve (12) months following the Grantee’s death (or, if shorter, the remainder of the Option Award term as set forth in the Option Agreement), provided that such Grantee was employed by the Company or any of its subsidiaries for a period of at least one year following the grant of the Option Award and prior to the Employment Termination Date or as otherwise determined by the Committee.

(iii)            Other Terminations of Employment.  Except as set forth in clause (ii) above or as otherwise determined by the Committee, the number of shares of Stock which may be purchased upon the exercise of an Option Award granted to an employee shall not exceed the number of shares of Stock as to which such Option Award was exercisable pursuant to the Plan and the Option Agreement as of the Employment Termination Date.  If the Grantee’s cessation of employment was as a result of the Grantee’s Retirement, the Option Award shall remain exercisable for the balance of its stated term, provided that such Grantee was employed by the Company or any of its subsidiaries for a period of at least one year following the grant of the Option Award and prior to the Employment Termination Date or as otherwise determined by the Committee.  Except as otherwise set forth in this Section 8(f) or in the Option Agreement, an Option Award granted to an employee shall remain exercisable for three (3) months (or, if shorter, the remainder of the Option Award term as set forth in the Option Agreement) following the Employment Termination Date.  For purposes of the previous sentence, an employee who continues to provide services to the Company as a non-employee director of the Company or as a consultant to the Company following termination of his employment by the Company or its subsidiary shall be deemed to continue to be an employee of the Company for the period of such provision of services or consultancy.

(iv)            Other Limitations.  Notwithstanding anything to the contrary in this Section 8(f), if the employment of a Grantee is terminated by the Company or any of its subsidiaries for gross misconduct, including without limitation, violations of applicable Company policies or legal or ethical standards, all rights under the Option Award shall terminate on the Employment Termination Date.  In addition to the foregoing, the Committee may impose such other limitations and restrictions on the exercise of an Option Award following the Employment Termination Date as it deems appropriate, including a provision for the termination of an Option Award in the event of the breach by the Grantee of any of his contractual or other obligations to the Company.

(v)            Certain Definitions used herein.  The term “Retirement” as used herein shall mean the termination of the employment of a Grantee with the Company or its subsidiary (other than as a result of death or Disability or willful misconduct or activity deemed detrimental to the interests of the Company as determined by the Company) on or after (A) the Grantee’s 65th birthday or (B) the Grantee’s 55th birthday if the Grantee has completed ten years of service with the Company or any of its subsidiaries.  The term “Disability” as used herein shall have the meaning ascribed to “permanent and total disability” as set forth in Section 22(e)(3) of the Code.

(g)            Termination of Service of a Non-Employee Director.  The number of shares of Stock which may be purchased upon the exercise of an Option Award granted to a non-employee director pursuant to Section 6 shall not exceed the number of shares of Stock as to which such Option Award was exercisable pursuant to the Plan and the Option Agreement as of the date on which the Grantee ceased to serve as a director of the Company.  Options exercisable in accordance with the previous sentence shall remain exercisable for the remainder of the Option term as set forth in the Option Agreement.

9.        Terms and Conditions of Stock Appreciation Rights.  The Committee may in its discretion grant a right to receive the appreciation in the Fair Market Value of shares of Stock (a “Stock Appreciation Right” or “SAR”), which shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)            Form of SAR.  Each SAR Award granted pursuant to the Plan shall be evidenced by an agreement (the “SAR Agreement”) which shall be in such form as the Committee shall from time to time approve.  SARs may be granted alone (a “Freestanding SAR”) or in combination with an Option (a “Tandem SAR”).

(b)            Grant and Term of SARs.  The term of each Freestanding SAR shall be for a maximum of ten years from the date of granting thereof, but may be for a lesser period or be subject to earlier termination as provided by the Committee or the provisions of the Plan or SAR Agreement.  Any Tandem SAR Award must be granted at the same time as the related Option Award is granted, and such Tandem SAR Award or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option Award, except that a Tandem SAR Award granted with respect to less than the full number of shares of Stock covered by the related Option Award shall not be reduced until the number of shares of Stock then issuable upon exercise of the related Option Award is equal to or less than the number of shares of Stock covered by the Tandem SAR Award.

(c)            SAR Exercise Price.  Each SAR Agreement shall state a per share exercise price, which shall be not less than 100% of the Fair Market Value of a share of Stock on the date of the SAR Award.

(d)            Exercise and Value of SAR Awards.  An SAR Award may be exercised from time to time to the extent it is then exercisable in accordance with its terms.  No SAR Award granted to an employee may vest and become exercisable as to the payment covered thereby prior to the expiration of six months from the date such SAR Award was granted.  In addition, in the case of SAR Awards granted to executive officers, the SAR Award may not vest and become exercisable as to all of the payments covered thereby prior to the expiration of twenty-four months from the day after the date such SAR Award was granted.  Upon exercise of a Freestanding SAR Award, the holder will be entitled to receive an amount in cash or shares of Stock, as set forth in the SAR Agreement, equal to the excess of the Fair Market Value of a share of Stock on the date of the exercise less the exercise price, multiplied by the number of shares of Stock covered by such Freestanding SAR Award.  Upon the exercise of a Tandem SAR Award, the holder may surrender any related Option Award or portion thereof which is then exercisable and elect to receive in exchange therefor cash or shares of Stock, as set forth in the SAR Agreement, in an amount equal to the excess of the Fair Market Value of such share of Stock on the date of the exercise less the exercise price, multiplied by the number of shares of Stock covered by the related Option Award or the portion thereof which is so surrendered.  Any Option Award related to a Tandem SAR Award shall no longer be exercisable to the extent the related Tandem SAR Award has been exercised.  No fractional shares of Stock shall be issued hereunder.

(e)            Payment of Stock Appreciation Right.  Payment of an SAR Award shall be in the form of shares of Stock, cash or any combination of shares of Stock and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of grant of the SAR Award or at the time of exercise of the SAR Award.  All shares of Stock issued upon the exercise of an SAR Award shall be valued at the Fair Market Value of such Stock at the time of the exercise of the SAR Award.

(f)            Transfer of SARs.  All SARs shall be subject to the same restrictions on transfer as are applicable to NSOs pursuant to Section 8(e), provided that Tandem SARs will not be transferable separately from the related Option, and provided further, that Tandem SARs associated with ISOs will not be transferable other than by will or the laws of descent and distribution.

(g)            Termination of Employment.  The terms and conditions relating to the treatment of Option Awards following Termination of Employment set forth in Section 8(f) shall apply to SAR Awards, and the holders of SAR Awards shall have the same rights and be subject to the same restrictions and limitations as Grantees pursuant to such Section.

(h)            No Dividends or Dividend Equivalents.  Notwithstanding anything to the contrary herein, no dividends or dividend equivalents will be payable with respect to outstanding SARs.

10.     Terms and Conditions of Stock Grants.  The Committee may in its discretion grant Stock Grants, which shall be made subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)            Form of Grant.  Each Stock Grant shall be evidenced by an agreement (the “Restricted Stock Agreement”) executed by the Company and the Grantee, in such form as the Committee shall approve, which Agreement shall be subject to the terms and conditions set forth in this Section 10 and shall contain such additional terms and conditions not inconsistent with the Plan as the Committee shall prescribe.

(b)            Number of Shares Subject to an Award; Consideration.  The Restricted Stock Agreement shall specify the number of shares of Stock subject to the Stock Grant.  A Stock Grant shall be issued for such consideration as the Committee may determine appropriate and may be issued for no cash consideration or for such minimum cash consideration as may be required by applicable law.

(c)            Conditions.  Each Stock Grant shall be subject to such conditions as the Committee shall establish (the “Conditions”), which may include, but not be limited to, conditions which are based upon the continued employment of the Grantee over a specified period of time, or upon the attainment by the Company or the Grantee, as applicable, of one or more Performance Conditions (as defined below); provided, however that except as otherwise provided under this Plan, in no case shall any Stock Grant awarded to an executive officer vest in its entirety as to the shares covered thereby prior to the expiration of twenty-four months from the day after the date of such Stock Grant.  The Performance Conditions may include: share price; revenue; operating or net cash flows; financial return ratios; pre-tax profits; earnings per share; operating income; net operating profit after taxes; operating profit before taxes; return on stockholders’ equity; return on assets or net assets; return on investment; cash flow measures; earnings before interest, taxes, depreciation and amortization (EBITDA); earnings before taxes or before interest and taxes; sales; return on sales; net earnings; net income; net income per share; return on capital (including return on total capital or return on invested capital); total stockholder return relative to assets; total stockholder return relative to peers or an index; market penetration goals; strategic business criteria; drug discovery, scientific (including pre-clinical or clinical) goals or regulatory filings or approvals; pipeline value; cost reduction targets; market share; new product launch performance; compliance goals; supply chain achievements; sales or licenses of the Company’s assets, including its intellectual property or through partnering transactions; implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products, projects, acquisitions, divestitures or strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); recruiting and maintaining personnel; or any combination of the foregoing. Solely for an Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, Performance Conditions may include any other financial or other measurement established by the Committee.  Measures of operating performance may be based upon the performance of the Company or upon the performance of a defined business unit or function for which the Grantee has responsibility or over which the Grantee has influence.  The Grantee shall have a vested right to the Stock subject to the Stock Grant to the extent that the Conditions applicable to such Stock Grant have been satisfied.  Except as otherwise provided under this Plan, a Grantee shall forfeit all of his right, title and interest in and to any Stock subject to a Stock Grant in the event that (and to the extent that) such Conditions are not satisfied.

(d)            Limitations on Transferability.  As used herein, the term “Restricted Period” means, with respect to any shares of Stock subject to a Stock Grant, the period beginning on the Award Date and ending on the date on which the Conditions applicable to the Stock Grant have been met.  During the Restricted Period, the Grantee will not be permitted to sell, transfer, exchange, pledge, assign or otherwise dispose of any shares of Stock subject to the Stock Grant (except for shares of Stock as to which the Grantee’s rights have vested); provided, however, that the Committee in its discretion may permit the transfer by the Grantee by gift of such shares of Stock to members of the Grantee’s immediate family, including trusts for the benefit of such family members and partnerships or limited liability companies in which such family members are the only owners, it being understood that any shares of Stock so transferred shall remain subject to all of the terms and conditions of the Plan and the applicable Restricted Stock Agreement as if the shares of Stock had not been transferred, and no transfer of Stock during the applicable Restricted Period will be effective until notice of such transfer is delivered to the Company .  Except as provided in the preceding sentence, any attempt to transfer shares of Stock subject to a Stock Grant prior to the Conditions applicable to such Stock Grant being satisfied shall be ineffective.

(e)            Termination of Employment.

(i)            Disability or Death of Grantee.  In the event of an Employment Termination Date during the Restricted Period as a result of a Grantee’s Disability or death, provided the Grantee was employed by the Company or any of its subsidiaries for a period of at least one year following receipt of the Stock Grant and prior to the Employment Termination Date or as otherwise determined by the Committee, all remaining time-based restrictions shall be accelerated and be deemed to have been satisfied as of the Employment Termination Date, and all stock underlying a Stock Grant subject to Performance Conditions to the extent not satisfied shall be forfeited and shall be retired by the Company and resume the status of treasury shares as of the Employment Termination Date.

(ii)            Other Terminations of Employment.  Upon termination of employment during the Restricted Period for any reason other than as set forth in Section 10(e)(i) above, all shares of Stock subject to a Stock Grant as to which the Conditions have not lapsed or been satisfied or waived shall be forfeited by the Grantee and shall be retired by the Company and shall resume the status of treasury shares as of the Employment Termination Date.  In the event of the Grantee’s cessation of employment for any reason (including the Disability or death of the Grantee), the Committee may, in its sole discretion when it finds that such an action would be in the best interests of the Company, accelerate or waive in whole or in part any or all time-based or continuous service Conditions or Performance Conditions with respect to all or part of such Grantee’s Stock Grant, except as to any Stock Grant that is intended to constitute “performance-based compensation” under Section 162(m) of the Code, and provided the Committee may not exercise such discretion in connection with a termination of employment for gross misconduct, including without limitation, violations of applicable Company policies or legal or ethical standards.

(f)            Termination of Service of a Non-Employee Director.  With respect to Stock Grants to non-employee directors pursuant to Section 6(b), in the event of a termination of service as director of a Grantee as a result of such Grantee’s death, provided the Grantee had served as a director to the Company or any of its subsidiaries for a period of at least one year following receipt of the Stock Grant and prior to the date of such Grantee’s termination of service, all remaining time-based restrictions shall be accelerated and be deemed to have been satisfied as of the date of such director’s termination of service.  Upon termination of service during the Restricted Period in any other case, all shares of Stock subject to a Stock Grant to a non-employee director pursuant to Section 6(b) as to which the Conditions have not lapsed shall be forfeited by the Grantee and shall be retired by the Company and shall resume the status of treasury shares as of the termination date.

(g)            Rights as a Stockholder.  Except as otherwise provided herein or as the Committee may otherwise determine, a Grantee of a Stock Grant shall have all of the rights of a stockholder of the Company, including the right to vote the shares subject to a Stock Grant and to receive dividends and other distributions thereon, provided that distributions in the form of stock shall be subject to all of the terms and conditions of the Plan and the Restricted Stock Agreement.

11.     Terms and Conditions of Stock Equivalent Units.  The Committee may in its discretion grant a right to receive the Fair Market Value of shares of Stock upon the Settlement Date (as defined below) subject to satisfaction of applicable Conditions (a “Stock Unit”), which shall be made subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)            Form of Grant.  Each Stock Unit shall be evidenced by an agreement (the “Stock Unit Agreement”) executed by the Company and the Grantee, in such form as the Committee shall approve, which Agreement shall be subject to the terms and conditions set forth in this Section 11 and shall contain such additional terms and conditions not inconsistent with the Plan as the Committee shall prescribe.

(b)            Number of Shares Subject to an Award; Consideration.  The Stock Unit Agreement shall specify the number of shares of Stock associated with the Stock Unit.  A Stock Unit shall be issued for such consideration as the Committee may determine appropriate and may be issued for no cash consideration or for such minimum cash consideration as may be required by applicable law.

(c)            Term and Conditions.  The term of each Stock Unit shall be for a maximum of ten years from the date of granting thereof, but may be for a lesser period or be subject to earlier termination as provided by the Committee, the provisions of the Plan or the Stock Unit Agreement.  Each Stock Unit shall be subject to such Conditions as the Committee shall establish, including time-based and Performance Conditions.

(d)            Value and Payment.  For Settlement Purposes, the value of a Stock Unit shall be determined based on the Fair Market Value of a share of Stock on the Settlement Date, multiplied by the number of shares of Stock associated with the Stock Unit.  The “Settlement Date” shall be the earlier of the date designated as the “Payment Date” in the Stock Unit Agreement or the Grantee’s Employment Termination Date; provided, however, that in the case of Stock Units that are subject to Performance Conditions and irrespective of the date such Stock Units are granted, the Stock Unit Agreement may provide for the Settlement Date to be the “Payment Date” irrespective of whether the Grantee’s Employment Termination Date precedes the “Payment Date”. Settlement shall be completed by the Company as soon as practicable, but no later than seventy-five days following the Settlement Date, subject however, to the provisions of Section 11(h) below. Stock Units may be settled in shares of Stock or in cash or any combination of the two, or in any other form of consideration as determined by the Committee and set forth in the Stock Unit Agreement.

(e)            Limitations on Transferability.  The Grantee may not assign the Stock Unit Agreement or transfer, pledge, assign or otherwise dispose of any of his rights under the Stock Unit Agreement, except that the Committee in its discretion may permit the Grantee to transfer the Agreement by gift to members of the Grantee’s immediate family, including trusts for the benefit of such family members and partnerships or limited liability companies in which such family members are owners, it being understood that any Agreement so transferred shall remain subject to all of the terms and conditions of the Plan as if such Agreement had not been transferred and no transfer of an Agreement will be effective until notice of such transfer is delivered to the Company.  Except as provided in the preceding sentence, any attempt to transfer the Stock Unit Agreement or transfer the Grantee’s rights thereunder shall be ineffective.

(f)            Other Limitations.  If the employment of a Grantee is terminated by the Company or any of its subsidiaries for gross misconduct, including without limitation, violations of applicable Company policies or legal or ethical standards, as determined by the Company, all rights under the Stock Unit shall terminate on the date of such termination of employment.

(g)            No Dividends or Dividend Equivalents.  No dividends or dividend equivalents will be paid with respect to Stock Units.

(h)            Delay in Payment.  Notwithstanding anything to the contrary contained in this Section 11, so long as a payment with respect to a Stock Unit constitutes “non-qualified deferred compensation” for purposes of Section 409A of the Code, no payment will be made with respect to any Stock Unit Award  to any person who, on the Settlement Date, is a “specified employee” of the Company or its subsidiaries (within the meaning of Section 409A(a)(2)(B)(i) of the Code and as determined by the Committee) on account of such Grantee’s Employment Termination Date until the date which is six months after the Settlement Date (or, if earlier than the end of such six month period, the date of  such Grantee’s death).  In lieu of designating specified employees for purposes of Section 409A of the Code, the Board in its discretion may identify all employees of the Company and its subsidiaries as “specified employees” for purposes of this provision.  The provisions of this Section 11(h) will not apply to payments under a Stock Unit Award that occur pursuant to a Change in Control (as defined in Section 12(c) below) or in connection with the dissolution of the Company.

12.     Changes in Capitalization, Dissolutions and Change in Control.

(a)            Changes in Capitalization. In the event of a change in the outstanding stock of the Company (including but not limited to changes in either the number of shares or the value of shares) by reason of any stock split, reverse stock split, dividend or other distribution (whether in the form of shares, other securities or other property, but not including regular cash dividends), extraordinary cash dividend, recapitalization, merger in which the stockholders of the Company immediately prior to the merger continue to own a majority of the voting securities of the successor entity immediately after the merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of shares or other securities, or other similar corporate transaction or event, if the Committee shall determine in its sole discretion that, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, such transaction or event equitably requires an adjustment in the aggregate number and/or class of shares of Stock available under the Plan (including for this purpose the number of shares of Stock available for issuance under the Plan or limit under Section 7(b)) or in the number, class and/or price of shares of Stock subject to outstanding Option Awards and/or other Awards), such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes under the Plan.  A participant holding an outstanding award has a legal right to an adjustment that preserves without enlarging the value of such award, with the terms and manner of such adjustment to be determined by the Committee.

(b)            Dissolution.  Notwithstanding any other provision of this Plan or any Award Agreement entered into pursuant to the Plan, to the extent permitted by applicable law, upon a dissolution of the Company: (i) all Option Awards and SAR Awards then outstanding under the Plan shall become fully exercisable as of the effective date of the dissolution; and (ii) all Conditions of all Stock Grants and Stock Units then outstanding shall be deemed satisfied as of the effective date of the dissolution.  In addition, the Board may in its discretion cancel all or any portion of a Grantee’s then outstanding Option Awards, SAR Awards and Stock Units, and in consideration of such cancellation, shall cause to be paid to such Grantee pursuant to the plan of dissolution, an amount in cash equal to the difference between the value of the consideration (as determined by the Board) received by the stockholders of the Company for a share of Stock under the plan of dissolution and any applicable exercise price.  Option Awards, SAR Awards and Stock Units not exercised or cancelled prior to or upon a dissolution shall be terminated.

(c)            Change in Control.

(i)            If Awards issued pursuant to the Plan continue to be outstanding following the effective date of a Change in Control, then in the event of a Qualified Termination of a Grantee’s employment with the Company or any of its subsidiaries during the three (3) year period following a Change in Control and prior to the full vesting of an Award granted under the Plan prior to the Change in Control, all outstanding unvested Awards granted to such Grantee prior to the Change in Control shall immediately become fully vested and exercisable to the extent permitted by law, notwithstanding any provisions of the Plan or of the applicable Award Agreement to the contrary.

(ii)            If Awards issued pursuant to the Plan do not continue to be outstanding following the effective date of a Change in Control, then to the extent Awards are not substituted or replaced with Qualified Substitute Awards, (A) any Option Awards and SAR Awards not so substituted or replaced shall become fully exercisable as of the date of the Change in Control; and (B) the Conditions of any Stock Grants and Stock Units not so substituted or replaced shall be deemed satisfied as of the effective date of the Change in Control.  In addition, the Board (constituted immediately prior to the effectiveness of such Change in Control) may in its discretion cancel all or any portion of a Grantee’s then outstanding Option Awards, SAR Awards and Stock Units, and in consideration of such cancellation, shall cause to be paid to such Grantee upon the effectiveness of such Change in Control, an amount in cash equal to the difference between the value of the consideration (as determined by the Board) received by the stockholders of the Company for a share of Stock in the Change in Control and any applicable exercise price.  Option Awards, SAR Awards and Stock Units described in this clause (ii) that are not substituted or replaced with Qualified Substitute Awards and are not exercised or cancelled prior to or upon a Change in Control shall be terminated.

(iii)            For the purpose of this Section 12(c), the following terms shall have the following meanings:

(A)        “Change in Control” shall mean:

(1)        The acquisition (other than from the Company) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (excluding, for this purpose, the Company or its affiliates, or any employee benefit plan of the Company or its affiliates which acquires beneficial ownership of the Company) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either the then outstanding stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors of the Company; or

(2)        Individuals who, as of June 29, 2007, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to such date whose election or nomination for election was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such person whose initial assumption of office as a member of the Board occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents; or

(3)        Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a “Business Consolidation”), in each case unless immediately following such Business Combination, persons and entities who were the beneficial owners of at least 50% of the outstanding stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, at least 50% of the combined voting power entitled to vote generally in the election of directors of the corporation resulting from such Business Combination.

(B)        A “Qualified Termination” shall mean:

(1)        A termination by the Company of a Grantee’s employment with the Company or any of its subsidiaries for any reason other than the Grantee’s death, Disability, willful misconduct or activity deemed detrimental to the interests of the Company, provided the Grantee executes a general release in favor of the Company; or

(2)        A resignation by the Grantee from employment with the Company or any of its subsidiaries with good reason, which includes (i) a substantial adverse change in the nature or status of the Grantee’s responsibilities, (ii) a reduction in the Grantee’s base salary and/or levels of entitlement or participation under any incentive plan or employee benefit program without the substitution or implementation of an alternative arrangement of substantially equal value, or (iii) the Company requiring the Grantee to relocate to a work location more than fifty (50) miles from his work location prior to the Change in Control.

(C)        A “Qualified Substitute Award” shall mean an Award which has substantially the same value and is subject to terms and conditions, including vesting, no less favorable to the Grantee than the vesting and other terms and conditions for which such Award was substituted, and which Award provides for immediate vesting upon a Qualified Termination of the Grantee’s employment by the successor employer within the three (3) year period following the date of grant of such Qualified Substitute Award.

(d)            No Constraint on Corporate Action.  Nothing in the Plan shall be construed (i) to limit or impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes to its capital or business structure, or to merge or consolidate, dissolve or sell or transfer all or any part of its business or assets, or (ii) except as provided in Section 15, to limit the right or power of the Company or any subsidiary to take any action which such entity deems to be necessary or appropriate.

(e)            Limitation on Adjustments under Section 162(m).  Notwithstanding anything to the contrary in this Section 12, no adjustments shall be made under this Section 12 with respect to an Award to an employee covered under Section 162(m) of the Code to the extent such adjustment would cause an Award intended to qualify as “performance-based compensation” under that Section of the Code to fail to so qualify.

13.     Stockholder Approval.  The Plan is subject to the approval by the affirmative vote of a majority of the shares of Stock present in person or represented by proxy at a duly held meeting of the stockholders of the Company within twelve months after the date of the adoption of the Plan by the Board (the date of which approval is the “Effective Date”).  No Award granted under the Plan shall vest or be exercisable prior to the Effective Date.  If the Effective Date shall not occur on or before June 19, 2008, the Plan and all then outstanding Awards made hereunder shall automatically terminate and be of no further force and effect.

14.     Term of Plan.  The Plan, if approved by the Company’s stockholders, will be effective June 20, 2007.  The Plan shall terminate on June 19, 2017 and no Awards shall be granted after such date, provided that the Board may at any time terminate the Plan prior thereto.  Except as provided in Section 12, the termination of the Plan shall not affect the rights of Grantees under Awards previously granted to them and all Awards shall continue in full force and effect after termination of the Plan, except as such Awards may lapse or be terminated by the terms of the Plan or the Award Agreement.

15.     Amendment of the Plan.  The Board shall have complete power and authority to modify or amend the Plan (including the forms of Award Agreements) from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without approval by the affirmative vote of a majority of the shares of Stock present in person or represented by proxy at a duly held meeting of the stockholders of the Company, (i) increase the maximum number of shares of Stock which in the aggregate are subject to Awards or which may be granted pursuant to Option Awards under the Plan (except as provided by Section 12), (ii) extend the term of the Plan or the period during which Awards may be granted or exercised, (iii) reduce the Option or SAR exercise price below 100% (110% in the case of an ISO granted to a 10% Holder) of the Fair Market Value of the Stock issuable upon exercise of the Option or to which the SAR relates, as applicable, at the time of the granting thereof, other than to change the manner of determining the Fair Market Value thereof (consistent with the rules under Section 409A of the Code), (iv) except as provided by Section 12, increase the maximum number of shares of Stock for which an employee may be granted an Award during any calendar year under the Plan pursuant to Section 7(b), (v) except as provided by Section 6(a), materially increase the benefits accruing to participants under the Plan, (vi) change the designation or class of employees eligible to receive Awards under the Plan, or (vii) with respect to Options which are intended to qualify as ISOs, amend the Plan in any respect which would cause such Options to no longer qualify for ISO treatment pursuant to the Code.  No amendment of the Plan shall, without the consent of the Grantee, adversely affect the rights of such Grantee under any outstanding Award Agreement.

The Plan is intended to comply with the requirements of Section 409A of the Code, without triggering the imposition of any tax penalty thereunder.  To the extent necessary or advisable, the Board may amend the Plan or any Award Agreement to delete any conflicting provision and to add such other provisions as are required to fully comply with the applicable provisions of Section 409A of the Code and any other legislative or regulatory requirements applicable to the Plan.

16.     No Repricing and Cash Buyout. Repricing of Options and SARs shall not be permitted.  For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or SAR to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; (iii) canceling an Option or SAR at a time when the price of the Shares underlying the Option or SAR is equal to or less than the exercise price of such Option or SAR in exchange for another Award; and (iv) repurchasing for cash an Option or SAR at a time when the price of the Shares underlying the Option or SAR is equal to or less than the exercise price of such Option or SAR, in each case, unless the change, other action or cancellation, exchange or repurchase occurs in connection with an event set forth in Section 12.  Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Grantee.

17.     Taxes.  The Company may make such provisions as it deems appropriate for the withholding of any income, employment or other taxes which it determines is required in connection with any Award made under the Plan, including requiring the Grantee to make a cash payment to the Company equal to the Company’s withholding obligation or deducting such amount from any payment of any kind otherwise due to the Grantee.  The Company may further require notification from the Grantee upon any disposition of Stock acquired pursuant to the exercise of Options granted hereunder.

18.     Code References and Definitions.  Whenever reference is made in the Plan to a Section of the Code, the reference shall be to such section as it is now in force or as it may hereafter be amended.  The term “subsidiary” shall have the meaning given to the term “subsidiary corporation” by Section 424(f) of the Code.  The terms “Incentive Stock Option” and “ISO” shall have the meanings given to them by Section 422 of the Code.  The term “10% Holder” shall mean any person who, for purposes of Section 422 of the Code, beneficially owns more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary of the Company.  The term “Grantee” means the holder of an Option, an SAR, a Stock Grant or a Stock Unit granted hereunder.  The term “Award Agreement” as used herein means an Option Agreement, SAR Agreement, Restricted Stock Agreement or Stock Unit Agreement.

19.     Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with the laws in other countries in which the Company or its subsidiaries operate or have employees, the Committee in its sole discretion shall have the power and authority to:  (a) determine which subsidiaries shall be covered by the Plan; (b) determine which employees outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award to any participant employed outside the United States as necessary or advisable to comply with applicable foreign laws; (d) establish subplans and modify exercise or other procedures to the extent necessary or advisable to comply with applicable foreign laws, provided that no such subplan or modification shall increase the share limitations contained in Section 3 or 7; and (e) take any other action that the Committee deems advisable to comply with local law.  Notwithstanding the foregoing, the Committee may not take any action hereunder and no Award shall be granted under this authority that would violate the Code, the Exchange Act, any other securities law, or any other applicable law or which would materially increase the benefits accruing to participants under the Plan.

 FOREST LABORATORIES, INC.

Proxy - For the Annual Meeting of Stockholders –
August 15, 2013

I appoint Howard Solomon and Francis I. Perier, or either of them, as my proxies, with full power of substitution, to vote all shares of Common Stock of FOREST LABORATORIES, INC. which I am entitled to vote at the Annual Meeting of Stockholders to be held on August 15, 2013 at JW Marriott Essex House, 160 Central Park South, New York, NY 10019 and at any adjournments of the meeting on all matters coming before such meeting.

My proxies will vote the shares represented by this proxy as directed on the other side of this card, but in the absence of any instructions from me, my proxies will vote "FOR" the election of all the nominees listed under Proposal 1, and "FOR" Proposals 2, 3 and 4. My proxies may vote according to their discretion on any other matter which may properly come before the meeting. I may revoke this proxy prior to its exercise.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The Board of Directors Recommends a Vote FOR all nominees listed under Proposal 1 and FOR Proposals 2, 3 and 4.

(continued on reverse side)

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

FOREST LABORATORIES, INC. 909 THIRD AVENUE 24th FLOOR NEW YORK, NY 10022
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK, AS FOLLOWS ☒	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
FOREST LABORATORIES, INC.
Election of Directors – The Board of Directors recommends you vote FOR the listed nominees:
1. Election of eleven Directors:
Nominees:	For	Against	Abstain
1a) Howard Solomon	☐	☐	☐
1b) Nesli Basgoz, M.D.	☐	☐	☐
1c) Christopher J. Coughlin	☐	☐	☐
1d) Kenneth E. Goodman	☐	☐	☐
1e) Vincent J. Intrieri	☐	☐	☐
1f) Pierre Legault	☐	☐	☐
1g) Gerald M. Lieberman	☐	☐	☐
1h) Lawrence S. Olanoff, M.D., Ph.D.	☐	☐	☐
1i) Lester B. Salans, M.D.	☐	☐	☐
1j) Brenton L. Saunders	☐	☐	☐
1k) Peter J. Zimetbaum, M.D.	☐	☐	☐
The Board of Directors recommends you vote for the following Proposals:				For	Against	Abstain
2. Approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers				☐	☐	☐
3. Approval of amendments to the Company’s 2007 Equity Incentive Plan				☐	☐	☐
4. Ratification of the selection of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2014.				☐	☐	☐

Please sign here exactly as your name(s) appear(s) on this proxy.  If signing for an estate, trust or corporation, title or capacity should be stated.  If shares are held jointly, each holder should sign.  If a partnership, sign in partnership name by authorized person.

PLEASE SIGN, DATE AND MAIL IN THE ENVELOPE PROVIDED.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date